Prospectus

Class A, B and C Shares

April 28, 2006

 GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS

■ Goldman Sachs Balanced Strategy Portfolio ■ Goldman Sachs Growth and Income Strategy Portfolio ■ Goldman Sachs Growth Strategy Portfolio ■ Goldman Sachs Equity Growth Strategy Portfolio

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN A PORTFOLIO IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. AN INVESTMENT IN A PORTFOLIO INVOLVES INVESTMENT RISKS, AND YOU MAY LOSE MONEY IN A PORTFOLIO.

NOT FDIC-INSURED	May Lose Value	No Bank Guarantee

General Investment Management Approach

Goldman Sachs Asset Management, L.P. (“GSAM®”) serves as investment adviser (the “Investment Adviser”) to four asset allocation portfolios: the Balanced Strategy Portfolio, Growth and Income Strategy Portfolio, Growth Strategy Portfolio and Equity Growth Strategy Portfolio (formerly, Aggressive Growth Strategy Portfolio) (referred to as the “Portfolios” or the “Funds” interchangeably herein). The Portfolios are intended for investors who prefer to have their asset allocation decisions made by professional money managers. Each Portfolio seeks to achieve its objective by investing in a combination of underlying funds for which GSAM or an affiliate now or in the future acts as investment adviser or principal underwriter (the “Underlying Funds”). Some of these Underlying Funds invest primarily in fixed-income or money market securities (the “Underlying Fixed-Income Funds”) and other Underlying Funds invest primarily in equity securities (the “Underlying Equity Funds”). An investor may choose to invest in one or more of the Portfolios based on individual investment goals, risk tolerance, and financial circumstances.

GSAM’s Asset Allocation Investment Philosophy:
The Investment Adviser’s Quantitative Strategies Group uses a disciplined, rigorous and quantitative approach to global tactical asset allocation. The Global Tactical Asset Allocation (“GTAA”) strategy attempts to add value by actively managing exposure to global stock, bond and currency markets. In contrast to stock and bond selection strategies which focus on individual stocks and bonds, GTAA focuses on broad asset classes. The Investment Adviser’s GTAA models use financial and economic factors that are designed to capture intuitive fundamental relationships across markets. While the GTAA process is rigorous and quantitative, there is economic reasoning behind each position.

Each Portfolio starts with a strategic allocation among the various asset classes. The Investment Adviser then tactically deviates from the strategic allocations based on forecasts provided by the models. The tactical process seeks to add value by overweighting attractive markets and underweighting unattractive markets. Greater deviations from the strategic allocation of a given Portfolio result in higher risk that the tactical allocation will underperform the strategic allocation. However, the Investment Adviser’s risk control process balances the amount any asset class can

The Asset Allocation Investment Process involves investing a Portfolio’s assets in other Goldman Sachs Funds within specified equity and fixed-income percentage ranges.

be overweighted in seeking to achieve higher expected returns against the amount of risk imposed by that deviation from the strategic allocation. The Investment Adviser employs GSAM’s proprietary Black-Litterman asset allocation technique in an effort to optimally balance these two goals.

References in this Prospectus to a Portfolio’s benchmarks are for informational purposes only, and unless otherwise noted are not an indication of how a particular Portfolio is managed.

Portfolio Investment Objectives and Strategies

Goldman Sachs
Balanced Strategy Portfolio

PORTFOLIO FACTS

Objective:	Current income and long-term capital appreciation

Benchmarks:	S&P 500® Index Two-Year U.S. Treasury Note Index

Investment Focus:	Domestic and global fixed-income funds (approximately 60%), with the remaining balance in domestic and international stock funds

Investment Style:	Asset Allocation

Symbols:	Class A: GIPAX, Class B:, GIPBX, Class C: GIPCX

INVESTMENT OBJECTIVE

The Portfolio seeks current income and long-term capital appreciation.

PRINCIPAL INVESTMENT STRATEGY

Under normal conditions, approximately 60% of the Portfolio’s total assets will be allocated among Underlying Fixed-Income Funds. Allocation to Underlying Equity Funds is intended to add diversification and enhance returns, but will also add some volatility. The Investment Adviser expects that the Portfolio will invest a relatively significant percentage of its equity allocation in the Structured Large Cap Growth, Structured Large Cap Value, and Structured International Equity Funds and may invest a relatively significant percentage of its assets in the Global Income and High Yield Funds. It is expected that the Portfolio will invest more than 25% of its assets in the Short Duration Government Fund.

Goldman Sachs Growth and Income Strategy Portfolio

PORTFOLIO FACTS

Objective:	Long-term capital appreciation and current income

Benchmarks:	S&P 500® Index MSCI® Europe, Australasia, Far East (EAFE®) Index (unhedged) Lehman Brothers Aggregate Bond Index

Investment Focus:	Domestic and international fixed-income and stock funds

Investment Style:	Asset Allocation

Symbols:	Class A: GOIAX, Class B: GOIBX, Class C: GOICX

INVESTMENT OBJECTIVE

The Portfolio seeks long-term capital appreciation and current income.

PRINCIPAL INVESTMENT STRATEGY

Under normal conditions, approximately 60% of the Portfolio’s total assets will be allocated among Underlying Equity Funds, which are intended to provide the capital appreciation component. Allocation to Underlying Fixed-Income Funds is intended to provide the income component. The Investment Adviser expects that the Portfolio will invest a relatively significant percentage of its equity allocation in the Structured Large Cap Growth, Structured Large Cap Value and Structured International Equity Funds and will invest a relatively significant percentage of its assets in the Core Fixed Income and Global Income Funds.

PORTFOLIO INVESTMENT OBJECTIVES AND STRATEGIES

Goldman Sachs Growth Strategy Portfolio

PORTFOLIO FACTS

Objective:	Long-term capital appreciation and secondarily current income

Benchmarks:	S&P 500® Index MSCI® EAFE® Index (unhedged) Russell 2000® Index MSCI® Emerging Markets Free (EMF) Index

Investment Focus:	Primarily a blend of domestic large cap, small cap and international stock funds (approximately 80%), with the balance in domestic and international fixed-income funds

Investment Style:	Asset Allocation

Symbols:	Class: A GGSAX, Class B: GGSBX, Class C GGSCX

INVESTMENT OBJECTIVE

The Portfolio seeks long-term capital appreciation and secondarily current income.

PRINCIPAL INVESTMENT STRATEGY

Under normal conditions, approximately 80% of the Portfolio’s total assets will be allocated among Underlying Equity Funds, with a blend of domestic large cap, small cap and international exposure to seek capital appreciation. Allocation to Underlying Fixed-Income Funds is intended to provide diversification. The Investment Adviser expects that the Portfolio will invest a relatively significant percentage of its equity allocation in the Structured Large Cap Growth, Structured Large Cap Value and Structured International Equity Funds.

Goldman Sachs Equity Growth Strategy Portfolio*

PORTFOLIO FACTS

Objective:	Long-term capital appreciation

Benchmarks:	S&P 500® Index MSCI® EAFE® Index (unhedged) Russell 2000® Index MSCI® EMF Index

Investment Focus:	Equity funds, with a greater focus on international and small cap investments relative to the other Portfolios

Investment Style:	Asset Allocation

Symbols:	Class A: GAPAX, Class B: GAPBX, Class C: GAXCX

INVESTMENT OBJECTIVE

The Portfolio seeks long-term capital appreciation.

PRINCIPAL INVESTMENT STRATEGY

Under normal conditions, substantially all of the Portfolio’s total assets will be allocated among Underlying Equity Funds, with a greater focus on small cap and international investments relative to the other Portfolios. The Investment Adviser expects that the Portfolio will invest a relatively significant percentage of its assets in the Structured Large Cap Growth, Structured Large Cap Value, and Structured International Equity Funds.

*	To the extent required by Securities and Exchange Commission regulations, shareholders will be provided with sixty days notice in the manner prescribed by the Securities and Exchange Commission before any change in a Fund’s policy to invest at least 80% of its net assets plus any borrowings for investment purchases (measured at time of purchase) in the particular type of investment suggested by its name.

Principal Investment Strategies

Each Portfolio seeks to achieve its investment objective by investing within specified equity and fixed-income ranges among Underlying Funds. The table below illustrates the current Underlying Equity/ Fixed-Income Fund allocation targets and ranges for each Portfolio:

Equity/ Fixed-Income Range (Percentage of Each Portfolio’s Total Assets)

Portfolio	Target	Range

Balanced Strategy
Equity	40%	20%-60%
Fixed-Income	60%	40%-80%

Growth and Income Strategy
Equity	60%	40%-80%
Fixed-Income	40%	20%-60%

Growth Strategy
Equity	80%	60%-100%
Fixed-Income	20%	0%-40%

Equity Growth Strategy
Equity	100%	80%-100%
Fixed-Income	0%	0%-20%

A Portfolio will invest in particular Underlying Funds based on various criteria. Among other things, the Investment Adviser will analyze the Underlying Funds’ respective investment objectives, policies and investment strategies in order to determine which Underlying Funds, in combination with other Underlying Funds, are appropriate in light of a Portfolio’s investment objective.

A Portfolio may purchase or sell securities to: (a) accommodate purchases and sales of its shares; (b) change the percentages of its assets invested in each of the Underlying Funds in response to economic or market conditions; and (c) maintain or modify the allocation of its assets among the Underlying Funds within the percentage ranges described above.

While each Portfolio can invest in any or all of the Underlying Funds, it is expected that each Portfolio will normally invest in only some of the Underlying Funds at any particular time. Each Portfolio’s investment in any of the Underlying Funds may, and in some cases is expected to, exceed 25% of such Portfolio’s total assets.

As of December 31, 2005, more than 25% of the total assets of the Balanced Strategy Portfolio were invested in the Short Duration Government Fund, and more than 25% of the total assets of each of the Growth Strategy Portfolio and Equity Growth Strategy Portfolio were invested in the Structured International Equity Fund and more than 25% of the total assets of the Equity Growth Strategy were invested in the Structured Large Cap Value Fund.

THE PARTICULAR UNDERLYING FUNDS IN WHICH EACH PORTFOLIO MAY INVEST, THE EQUITY/ FIXED-INCOME TARGETS AND RANGES AND THE INVESTMENTS IN EACH UNDERLYING FUND MAY BE CHANGED FROM TIME TO TIME WITHOUT SHAREHOLDER APPROVAL.

In addition, each Portfolio’s investment objective and all policies not specifically designated as fundamental in this Prospectus or the Statement of Additional Information (the “Additional Statement”) are non-fundamental and may be changed without shareholder approval. If there is a change in a Portfolio’s investment objective, you should consider whether that Portfolio remains an appropriate investment in light of your then current financial position and needs.

Principal Risks of the Portfolios

Loss of money is a risk of investing in each Portfolio. An investment in a Portfolio is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. While the Portfolios offer a greater level of diversification than many other types of mutual funds, a single Portfolio may not provide a complete investment program for an investor. The following summarizes important risks that apply to the Portfolios and may result in a loss of your investment. There can be no assurance that a Portfolio will achieve its investment objective.

■	Investing in the Underlying Funds—The investments of each Portfolio are concentrated in the Underlying Funds, and each Portfolio’s investment performance is directly related to the investment performance of the Underlying Funds held by it. The ability of each Portfolio to meet its investment objective is directly related to the ability of the Underlying Funds to meet their objectives as well as the allocation among those Underlying Funds by the Investment Adviser. The value of the Underlying Funds’ investments, and the net asset values (“NAV”) of the shares of both the Portfolios and the Underlying Funds, will fluctuate in response to various market and economic factors related to the equity and fixed-income markets, as well as the financial condition and prospects of issuers in which the Underlying Funds invest. There can be no assurance that the investment objective of any Portfolio or any Underlying Fund will be achieved.
■	Investments of the Underlying Funds—Because the Portfolios invest in the Underlying Funds, the Portfolios’ shareholders will be affected by the investment policies of the Underlying Funds in direct proportion to the amount of assets the Portfolios allocate to those Funds. Each Portfolio may invest in Underlying Funds that in turn invest in small capitalization companies and foreign issuers and thus are subject to additional risks, including changes in foreign currency exchange rates and political risk. Foreign investments may include securities of issuers located in emerging countries in Asia, Latin, Central and South America, Eastern Europe, Africa and the Middle East. Each Portfolio may also invest in Underlying Funds that in turn invest in non-investment grade fixed-income securities (“junk bonds”), which are considered speculative by traditional standards. In addition, the Underlying Funds may purchase derivative securities; enter into forward currency transactions; lend their portfolio securities; enter into futures contracts and options transactions; purchase zero coupon bonds and payment-in-kind bonds; purchase securities issued by real estate investment trusts (“REITs”) and other issuers in the real estate industry; purchase restricted and illiquid securities; purchase securities on a when-issued or delayed delivery basis; enter into repurchase agreements;

borrow money; and engage in various other investment practices. The risks presented by these investment practices are discussed in Appendix A to this Prospectus and the Additional Statement.
■	Affiliated Persons—In managing the Portfolios, the Investment Adviser will have the authority to select and substitute Underlying Funds. The Investment Adviser is subject to conflicts of interest in allocating Portfolio assets among the various Underlying Funds both because the fees payable to it and/or its affiliates by some Underlying Funds are higher than the fees payable by other Underlying Funds and because the Investment Adviser and its affiliates are also responsible for managing the Underlying Funds. The Trustees and officers of the Goldman Sachs Trust may also have conflicting interests in fulfilling their fiduciary duties to both the Portfolios and the Underlying Funds.
■	Expenses—You may invest in the Underlying Funds directly. By investing in the Underlying Funds indirectly through a Portfolio, you will incur not only a proportionate share of the expenses of the Underlying Funds held by the Portfolio (including operating costs and investment management fees), but also expenses of the Portfolio.
■	Temporary Investments—Although the Portfolios normally seek to remain substantially invested in the Underlying Funds, each Portfolio may invest a portion of its assets in high-quality, short-term debt obligations (including commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, debt obligations backed by the full faith and credit of the U.S. government and demand and time deposits of domestic and foreign banks and savings and loan associations) to maintain liquidity, to meet shareholder redemptions and for other short-term cash needs. Also, there may be times when, in the opinion of the Investment Adviser, abnormal market or economic conditions warrant that, for temporary defensive purposes, a Portfolio may invest without limitation in short-term obligations. When a Portfolio’s assets are invested in such investments, the Portfolio may not be achieving its investment objective.

Description of the Underlying Funds

DESCRIPTION OF THE UNDERLYING FUNDS

The following is a concise description of the investment objectives and practices for each of the Underlying Funds that are available for investment by the Portfolios as of the date of this Prospectus. A Portfolio may also invest in other Underlying Funds not listed below that may become available for investment in the future at the discretion of the Investment Adviser without shareholder approval. Additional information regarding the investment practices of the Underlying Funds is provided in Appendix A to this Prospectus and the Additional Statement. No offer is made in this Prospectus of any of the Underlying Funds. In addition, a description of the Portfolios’ policies and procedures with respect to the disclosure of a Portfolio’s portfolio security holdings is available in the Additional Statement. For information regarding the disclosure of an Underlying Fund’s portfolio securities holdings, see the applicable Underlying Fund’s prospectus.

Underlying Fund	Investment Objectives	Investment Criteria

Structured Large Cap Value	Long-term growth of capital and dividend income.	At least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) in a diversified portfolio of equity investments in large-cap U.S. issuers, including foreign issuers that are traded in the United States. The Fund’s investments are selected using both a variety of quantitative techniques and fundamental research in seeking to maximize the Fund’s expected return, while maintaining risk, style, capitalization and industry characteristics similar to the Russell 1000® Value Index.

Structured Large Cap Growth	Long-term growth of capital. Dividend income is a secondary consideration.	At least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) in a broadly diversified portfolio of equity investments in large-cap U.S. issuers, including foreign issuers that are traded in the United States. The Fund’s investments are selected using both a variety of quantitative techniques and fundamental research in seeking to maximize the Fund’s expected return, while maintaining risk, style, capitalization and industry characteristics similar to the Russell 1000® Growth Index.

Underlying Fund	Investment Objectives	Investment Criteria

Structured Small Cap Equity	Long-term growth of capital.	At least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) in a broadly diversified portfolio of equity investments in small-cap U.S. issuers, including foreign issuers that are traded in the United States. The Fund’s investments are selected using both a variety of quantitative techniques and fundamental research in seeking to maximize the Fund’s expected return, while maintaining risk, style, capitalization and industry characteristics similar to the Russell 2000® Index.

Real Estate Securities	Total return comprised of long-term growth of capital and dividend income.	Substantially all, and at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) in a diversified portfolio of equity investments in issuers that are primarily engaged in or related to the real estate industry. The Fund expects that a substantial portion of its total assets will be invested in REITS and real estate industry companies.

Structured International Equity	Long-term growth of capital.	At least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) in a broadly diversified portfolio of equity investments in companies organized outside the United States or whose securities are principally traded outside the United States. The Fund’s investments are selected using both a variety of quantitative techniques and fundamental research in seeking to maximize the Fund’s expected return, while maintaining risk, style, capitalization and industry characteristics similar to the MSCI® EAFE® Index.

Emerging Markets Equity	Long-term capital appreciation.	Substantially all, and at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) in a diversified portfolio of equity investments in emerging country issuers.

DESCRIPTION OF THE UNDERLYING FUNDS

Expected
Approximate
Interest Rate
Underlying Fund	Investment Objectives	Duration or Maturity	Sensitivity

Financial Square Prime Obligations	Maximum current income to the extent consistent with the preservation of capital and the maintenance of liquidity.	Maximum Maturity of Individual Investments = 13 months at time of purchase. Maximum Dollar- Weighted Average Portfolio Maturity = 90 days	3-month Treasury bill

Short Duration Government	A high level of current income and secondarily, in seeking current income, may also consider the potential for capital appreciation.	Target Duration = Two-Year U.S. Treasury Note Index plus or minus 0.5 years Maximum Duration*= 3 years	2-year U.S. Treasury note

Core Fixed Income	Total return consisting of capital appreciation and income that exceeds the total return of the Lehman Brothers Aggregate Bond Index.	Target Duration = Lehman Brothers Aggregate Bond Index plus or minus one year Maximum Duration*= 6 years	5-year U.S. Treasury note

Global Income	A high total return, emphasizing current income, and, to a lesser extent, providing opportunities for capital appreciation.	Target Duration = J.P. Morgan Global Government Bond Index (hedged) plus or minus 2.5 years Maximum Duration*= 7.5 years	6-year government bond

High Yield	A high level of current income and may also consider the potential for capital appreciation.	Target Duration = Lehman Brothers U.S. Corporate High Yield Bond Index -2% Issuer Capped plus or minus 2.5 years Maximum Duration* = 7.5 years	6-year U.S. Treasury note

Emerging Markets Debt	A high level of total return consisting of income and capital appreciation.	Target Duration = J.P. Morgan EMBI Global Diversified Index plus or minus 2 years Maximum Duration* = 7 years	10-year government bond

*	The Fund’s duration approximates its price sensitivity to changes in interest rates.

Investment Sector	Credit Quality	Other Investments

Money market instruments including securities issued or guaranteed by the U.S. government, its agencies, instrumentalities or sponsored enterprises (“U.S. Government Securities”); U.S. bank obligations, commercial paper and other short-term obligations of U.S. corporations, governmental and other entities; asset-backed and receivables-backed securities; and related repurchase agreements.	High Quality (short- term ratings of A-1, P-1 or comparable quality).	N/A

At least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) in U.S. Government Securities and repurchase agreements collateralized by such securities. Also invests in futures, swaps and other derivatives.	U.S. Government Securities	Mortgage pass-through securities and other securities representing an interest in or collateralized by mortgage loans.

At least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) in fixed-income securities, including U.S. Government Securities, corporate debt securities, privately issued mortgage-backed and asset-backed securities. Also invests in futures, swaps and other derivatives.	Minimum = BBB-/Baa3 (at time of purchase) Minimum for non-U.S. dollar securities = AA/ Aa	Foreign fixed-income, municipal and convertible securities, foreign currencies and repurchase agreements collateralized by U.S. Government Securities.

Fixed-Income Securities of U.S. and foreign governments and corporations. Also invests in futures, swaps and other derivatives.	Minimum = BBB-/Baa3 (at time of purchase) At least 50% = AAA/ Aaa	Mortgage-backed and asset-backed securities, foreign currencies and repurchase agreements collateralized by U.S. Government Securities or certain foreign government securities.

At least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) in high-yield, fixed-income securities rated below investment grade, including U.S. and non-U.S. dollar corporate debt, foreign government securities, convertible securities and preferred stock. Also invests in futures, swaps and other derivatives.	At least 80% = BB/ Ba or below (at time of purchase)	Mortgage-backed and asset-backed securities, U.S. Government Securities, investment grade corporate fixed-income securities, structured securities, foreign currencies and repurchase agreements.

At least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) in fixed-income securities of issuers located in emerging countries. Also invests in futures, swaps and other derivatives.	Minimum = D (Standard & Poor’s) or C (Moody’s)	Brady bonds and other debt issued by governments, their agencies and instrumentalities, or by their central banks, fixed and floating rate, senior and subordinated corporate debt obligations, loan participations and repurchase agreements.

Principal Risks of the Underlying
Funds

Loss of money is a risk of investing in each Underlying Fund. An investment in an Underlying Fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. The following summarizes important risks that apply to the Underlying Funds and may result in a loss of your investment in a Portfolio. There can be no assurance that an Underlying Fund will achieve its investment objective.

Risks That Apply To All Underlying Funds:

■	NAV Risk—The risk that the NAV of the Underlying Fund and the value of your investment will fluctuate.
■	Interest Rate Risk—The risk that when interest rates increase, fixed-income securities held by an Underlying Fund will decline in value. Long-term fixed-income securities will normally have more price volatility because of this risk than short-term fixed-income securities.
■	Credit/ Default Risk—The risk that an issuer or guarantor of fixed-income securities held by an Underlying Fund may default on its obligation to pay interest and repay principal.
■	Market Risk—The risk that the value of the securities in which an Underlying Fund invests may go up or down in response to the prospects of individual companies, particular industry sectors or governments and/or general economic conditions. Price changes may be temporary or last for extended periods. An Underlying Fund’s investments may be overweighted from time to time in one or more industry sectors, which will increase the Underlying Fund’s exposure to risk of loss from adverse developments affecting those sectors.
■	Derivatives Risk—The risk that loss may result from an Underlying Fund’s investments in options, futures, swaps, options on swaps, structured securities and other derivative instruments. These instruments may be illiquid, difficult to price and leveraged so that small changes may produce disproportionate losses to an Underlying Fund.
■	Management Risk—The risk that a strategy used by an investment adviser to the Underlying Funds may fail to produce the intended results.
■	Liquidity Risk—The risk that an Underlying Fund will not be able to pay redemption proceeds within the time period stated in the Underlying Fund’s Prospectus because of unusual market conditions, an unusually high volume of redemption requests, or other reasons. Underlying Funds that invest in non-investment grade fixed-income securities, small and mid-capitalization stocks, REITs and emerging country issuers will be especially subject to the risk that during certain periods the liquidity of particular issuers or industries, or all securities within particular investment categories, will shrink or disappear suddenly and without warning as a result of adverse economic, market or political events, or adverse investor perceptions whether or not accurate.

Risks That Apply Primarily To The Underlying Fixed-Income Funds:

■	Call Risk—The risk that an issuer will exercise its right to pay principal on an obligation held by an Underlying Fund (such as a Mortgage-Backed Security) earlier than expected. This may happen when there is a decline in interest rates. Under these circumstances, an Underlying Fund may be unable to recoup all of its initial investment and will also suffer from having to reinvest in lower yielding securities.
■	Extension Risk—The risk that an issuer will exercise its right to pay principal on an obligation held by an Underlying Fund (such as a Mortgage-Backed Security) later than expected. This may happen when there is a rise in interest rates. Under these circumstances, the value of the obligation will decrease, and an Underlying Fund will also suffer from the inability to invest in higher yielding securities.
■	U.S. Government Securities Risk—The risk that the U.S. government will not provide financial support to U.S. government agencies, instrumentalities or sponsored enterprises if it is not obligated to do so by law. Although many U.S. Government Securities purchased by the Underlying Funds, such as those issued by the Federal National Mortgage Association (“Fannie Mae”), Federal Home Loan Mortgage Corporation (“Freddie Mac”) and Federal Home Loan Banks may be chartered or sponsored by Acts of Congress, their securities are neither issued nor guaranteed by the United States Treasury and, therefore, are not backed by the full faith and credit of the United States. The maximum potential liability of the issuers of some U.S. Government Securities held by an Underlying Fund may greatly exceed their current resources, including their legal right to support from the U.S. Treasury. It is possible that these issuers will not have the funds to meet their payment obligations in the future.

Risk That Applies Primarily To The Underlying Equity Funds:

■	Stock Risk—The risk that stock prices have historically risen and fallen in periodic cycles. Recently, U.S. and foreign stock markets have experienced substantial price volatility.

Risks That Are Particularly Important For Specific Underlying Funds:

■	Non-Diversification Risk—The Global Income and Emerging Market Debt Funds are non-diversified meaning that each Fund is permitted to invest more of its assets in fewer issuers than “diversified” mutual funds. Thus, the Funds may be more susceptible to adverse developments affecting any single issuer held in their

PRINCIPAL RISKS OF THE UNDERLYING FUNDS

portfolios, and may be more susceptible to greater losses because of these developments.
■	Sovereign Risk—Certain Underlying Funds will be subject to the risk that the issuer of the sovereign debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay the principal or interest when due. Sovereign Risk includes the following risks:

■	Political Risk—The risks associated with the general political and social environment of a country. These factors may include among other things government instability, poor socioeconomic conditions, corruption, lack of law and order, lack of democratic accountability, poor quality of the bureaucracy, internal and external conflict, and religious and ethnic tensions. High political risk can impede the economic welfare of a country.
■	Economic Risk—The risks associated with the general economic environment of a country. These can encompass, among other things, low quality and growth rate of Gross Domestic Product (“GDP”), high inflation or deflation, high government deficits as a percentage of GDP, weak financial sector, overvalued exchange rate, and high current account deficits as a percentage of GDP.
■	Repayment Risk—The risk associated with the inability of a country to pay its external debt obligations in the immediate future. Repayment risk factors may include but are not limited to high foreign debt as a percentage of GDP, high foreign debt service as a percentage of exports, low foreign exchange reserves as a percentage of short-term debt or exports, and an unsustainable exchange rate structure.

■	Foreign Risk—The risk that when an Underlying Fund invests in foreign securities, it will be subject to risk of loss not typically associated with domestic issuers. Loss may result because of less foreign government regulation, less public information and less economic, political and social stability. Loss may also result from the imposition of exchange controls, confiscations and other government restrictions. The Underlying Funds will also be subject to the risk of negative foreign currency rate fluctuations. Foreign risks will normally be greatest when an Underlying Fund invests in issuers located in emerging countries.
■	Emerging Countries Risk—Certain Underlying Funds may invest in emerging country securities. The securities markets of Asian, Latin, Central and South American, Eastern European, Middle Eastern, African and other emerging countries are less liquid, are especially subject to greater price volatility, have smaller market capitalizations, have less government regulation and are not subject to as extensive and frequent accounting, financial and other reporting requirements as the securities markets of more developed countries. Further, investment in equity securities of issuers located in certain emerging countries involves risk of loss resulting from problems in share registration and custody and substantial economic and political disruptions. These risks are not normally associated with investments in more developed countries.
■	Mid Cap and Small Cap Risk—Certain Underlying Funds may invest in small cap and mid cap stocks. The securities of small capitalization and mid-capitalization companies involve greater risks than those associated with larger, more established companies and may be subject to more abrupt or erratic price movements. Securities of such issuers may lack sufficient market liquidity to enable an Underlying Fund to effect sales at an advantageous time or without a substantial drop in price. Both mid-cap and small-cap companies often have narrower markets and more limited managerial and financial resources than larger, more established companies. As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of an Underlying Fund’s portfolio. Generally, the smaller the company size, the greater these risks.
■	Initial Public Offering (“IPO”) Risk—The risk that the market value of IPO shares will fluctuate considerably due to factors such as the absence of a prior public market, unseasoned trading, the small number of shares available for trading and limited information about the issuer. The purchase of IPO shares may involve high transaction costs. IPO shares are subject to market risk and liquidity risk. When an Underlying Fund’s asset base is small, a significant portion of the Underlying Fund’s performance could be attributable to investments in IPOs, because such investments would have a magnified impact on the Underlying Fund. As the Underlying Fund’s assets grow, the effect of the Underlying Fund’s investments in IPOs on the Underlying Fund’s performance will probably decline, which could reduce the Underlying Fund’s performance.
■	“Junk Bond” Risk—Certain Underlying Funds may invest in non-investment grade fixed-income securities (commonly known as “junk bonds”) that are considered predominantly speculative by traditional investment standards. Non-investment grade fixed-income securities and unrated securities of comparable credit quality are subject to the increased risk of an issuer’s inability to meet principal and interest payment obligations. These securities may be subject to greater price volatility due to such factors as specific corporate developments, interest rate sensitivity, negative perceptions of the junk bond markets generally and less secondary market liquidity. Certain Underlying Funds may purchase the securities of issuers that are in default.
■	Concentration Risk—The risk that if the Global Income or Emerging Markets Debt Funds invest more than 25% of its total assets in issuers within the same country, state, region, currency, industry or economic sector, an adverse economic, business or political development may affect the value of the Global Income or Emerging Markets Debt Fund’s investments more than if its investments were not so concentrated. In addition, the Global Income Fund may invest more than 25% of its total assets in the securities of corporate and governmental issuers located in each of Canada, Germany, Japan and the United Kingdom, as well as in the securities of

PRINCIPAL RISKS OF THE UNDERLYING FUNDS

U.S. issuers. Concentration of the Global Income Fund’s investments in such issuers will subject the Fund, to a greater extent than if investments were less concentrated, to losses arising from adverse developments affecting those issuers or countries.
■	Non-Hedging Foreign Currency Trading Risk—The Core Fixed Income, Global Income, High Yield and Emerging Markets Debt Funds may engage, to a greater extent than the other Underlying Funds, in forward foreign currency transactions for speculative purposes. These Underlying Funds’ investment advisers may purchase or sell foreign currencies through the use of forward contracts based on the investment advisers’ judgment regarding the direction of the market for a particular foreign currency or currencies. In pursuing this strategy, the investment advisers seek to profit from anticipated movements in currency rates by establishing “long” and/or “short” positions in forward contracts on various foreign currencies. Foreign exchange rates can be extremely volatile and a variance in the degree of volatility of the market or in the direction of the market from the investment advisers’ expectations may produce significant losses to these Underlying Funds.
■	Investment Style Risk—Different investment styles tend to shift in and out of favor depending upon market and economic conditions as well as investor sentiment. An Underlying Fund may outperform or underperform other funds that employ a different investment style. Examples of different investment styles include growth and value investing. Growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company’s growth of earnings potential. Growth companies are often expected by investors to increase their earnings at a certain rate. When these expectations are not met, investors can punish the stocks inordinately even if earnings showed an absolute increase. Also, since growth companies usually invest a high portion of earnings in their business, growth stocks may lack the dividends of some value stocks that can cushion stock prices in a falling market. Growth oriented funds will typically underperform when value investing is in favor. Value stocks are those that are undervalued in comparison to their peers due to adverse business developments or other factors.

More information about the portfolio securities and investment techniques of the Underlying Funds, and their associated risks, is provided in Appendix A. You should consider the investment risks discussed in this section and in Appendix A. Both are important to your investment choice.

Portfolio Performance

HOW THE PORTFOLIOS HAVE PERFORMED

The bar chart and table provide an indication of the risks of investing in a Portfolio by showing: (a) changes in the performance of a Portfolio’s Class A Shares from year to year; and (b) how the average annual total returns of a Portfolio’s Class A, B and C Shares compare to those of broad-based securities market indices. The bar chart (including “Best Quarter” and “Worst Quarter” information) and table assume reinvestment of dividends and distributions. A Portfolio’s past performance, before and after taxes, is not necessarily an indication of how the Portfolio will perform in the future.

The average annual total return calculation reflects a maximum initial sales charge of 5.5% for Class A Shares, the assumed contingent deferred sales charge (“CDSC”) for Class B Shares (5% maximum declining to 0% after six years), and the assumed CDSC for Class C Shares (1% if redeemed within 12 months of purchase). The bar charts (including “Best Quarter” and “Worst Quarter” information) do not reflect the sales loads applicable to Class A Shares. If the sales loads were reflected, returns would be less. Performance reflects expense limitations in effect. If expense limitations were not in place, a Portfolio’s performance would have been reduced.

INFORMATION ON AFTER-TAX RETURNS

These definitions apply to the after-tax returns.

Average Annual Total Returns Before Taxes. These returns do not reflect taxes on distributions on a Portfolio’s Class A Shares nor do they show how performance can be impacted by taxes when shares are redeemed (sold) by you.

Average Annual Total Returns After Taxes on Distributions. These returns assume that taxes are paid on distributions on a Portfolio’s Class A Shares (i.e., dividends and capital gains) but do not reflect taxes that may be incurred upon redemption (sale) of the Class A Shares at the end of the performance period.

Average Annual Total Returns After Taxes on Distributions and Sale of Shares. These returns reflect taxes paid on distributions on a Portfolio’s Class A Shares and taxes applicable when the shares are redeemed (sold).

Note on Tax Rates. The after-tax performance figures are calculated using the historically highest individual federal marginal income tax rates at the time of the distributions and do not reflect state and local taxes. In calculating the federal income taxes due on redemptions, capital gains taxes resulting from a redemption are subtracted from the redemption proceeds and the tax benefits from capital losses resulting from the redemption are added to the redemption proceeds. Under certain circumstances, the addition of the tax benefits from capital losses resulting from redemptions may cause the Returns After Taxes on Distributions and Sale of Portfolio Shares to be greater than the Returns After Taxes on Distributions or even the Returns Before Taxes.

PORTFOLIO PERFORMANCE

Balanced Strategy Portfolio

TOTAL RETURN	CALENDAR YEAR (CLASS A)

Best Quarter* Q4 ’03 +6.86% Worst Quarter* Q3 ’02 -6.66%

AVERAGE ANNUAL TOTAL RETURN

			Since
For the period ended December 31, 2005	1 Year	5 Years	Inception

Class A (Inception 1/2/98)
Returns Before Taxes	-0.20%	3.68%	4.30%
Returns After Taxes on Distributions**	-1.22%	2.66%	3.00%
Returns After Taxes on Distributions and Sale of Portfolio Shares**	0.40%	2.60%	2.93%
S&P 500® Index[1]	4.91%	0.54%	4.78%
Two-Year U.S. Treasury Note Index[2]	1.45%	3.80%	4.36%

Class B (Inception 1/2/98)
Returns Before Taxes	-0.26%	3.68%	4.27%
S&P 500® Index[1]	4.91%	0.54%	4.78%
Two-Year U.S. Treasury Note Index[2]	1.45%	3.80%	4.36%

Class C (Inception 1/2/98)
Returns Before Taxes	3.83%	4.08%	4.28%
S&P 500® Index[1]	4.91%	0.54%	4.78%
Two-Year U.S. Treasury Note Index[2]	1.45%	3.80%	4.36%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	The after-tax returns are for Class A Shares only. The after-tax returns for Class B and Class C Shares will vary. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Portfolio shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.

  See page 25 for all other footnotes.

Growth and Income Strategy Portfolio

TOTAL RETURN	CALENDAR YEAR (CLASS A)

Best Quarter* Q2 ’03 +10.97% Worst Quarter* Q3 ’02 -10.56%

AVERAGE ANNUAL TOTAL RETURN

			Since
For the period ended December 31, 2005	1 Year	5 Years	Inception

Class A (Inception 1/2/98)
Returns Before Taxes	2.97%	4.57%	4.96%
Returns After Taxes on Distributions**	2.30%	3.70%	3.91%
Returns After Taxes on Distributions and Sale of Portfolio Shares**	2.14%	3.43%	3.64%
S&P 500® Index[1]	4.91%	0.54%	4.78%
MSCI® EAFE® Index (unhedged)[3]	14.02%	4.94%	6.68%
Lehman Brothers Aggregate Bond Index[4]	2.43%	5.87%	6.05%

Class B (Inception 1/2/98)
Returns Before Taxes	3.00%	4.60%	4.92%
S&P 500® Index[1]	4.91%	0.54%	4.78%
MSCI® EAFE® Index (unhedged)[3]	14.02%	4.94%	6.68%
Lehman Brothers Aggregate Bond Index[4]	2.43%	5.87%	6.05%

Class C (Inception 1/2/98)
Returns Before Taxes	7.13%	4.98%	4.91%
S&P 500® Index[1]	4.91%	0.54%	4.78%
MSCI® EAFE® Index (unhedged)[3]	14.02%	4.94%	6.68%
Lehman Brothers Aggregate Bond Index[4]	2.43%	5.87%	6.05%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	The after-tax returns are for Class A Shares only. The after-tax returns for Class B and Class C Shares will vary. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Portfolio shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.

  See page 25 for all other footnotes.

PORTFOLIO PERFORMANCE

Growth Strategy Portfolio

TOTAL RETURN	CALENDAR YEAR (CLASS A)

Best Quarter* Q2 ’03 +13.74% Worst Quarter* Q3 ’02 -14.68%
AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2005	1 Year	5 Years	Since Inception

Class A (Inception 1/2/98)
Returns Before Taxes	4.53%	4.33%	4.55%
Returns After Taxes on Distributions**	4.31%	3.85%	3.94%
Returns After Taxes on Distributions and Sale of Portfolio Shares**	3.11%	3.47%	3.57%
S&P 500® Index[1]	4.91%	0.54%	4.78%
MSCI® EAFE® Index (unhedged)[3]	14.02%	4.94%	6.68%
Russell 2000® Index[5]	4.55%	8.22%	6.87%
MSCI® EMF Index[6]	34.54%	19.42%	9.67%

Class B (Inception 1/2/98)
Returns Before Taxes	4.74%	4.40%	4.52%
S&P 500® Index[1]	4.91%	0.54%	4.78%
MSCI® EAFE® Index (unhedged)[3]	14.02%	4.94%	6.68%
Russell 2000® Index[5]	4.55%	8.22%	6.87%
MSCI® EMF Index[6]	34.54%	19.42%	9.67%

Class C (Inception 1/2/98)
Returns Before Taxes	8.67%	4.72%	4.51%
S&P 500® Index[1]	4.91%	0.54%	4.78%
MSCI® EAFE® Index (unhedged)[3]	14.02%	4.94%	6.68%
Russell 2000® Index[5]	4.55%	8.22%	6.87%
MSCI® EMF Index[6]	35.54%	19.42%	9.67%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	The after-tax returns are for Class A Shares only. The after-tax returns for Class B and Class C Shares will vary. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Portfolio shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.

  See page 25 for all other footnotes.

Equity Growth Strategy Portfolio

TOTAL RETURN	CALENDAR YEAR (CLASS A)

Best Quarter* Q2 ’03 +16.64% Worst Quarter* Q3 ’02 -17.64%
AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2005	1 Year	5 Years	Since Inception

Class A (Inception 1/2/98)
Returns Before Taxes	6.33%	4.25%	4.31%
Returns After Taxes on Distributions**	6.30%	4.22%	4.05%
Returns After Taxes on Distributions and Sale of Portfolio Shares**	4.15%	3.65%	3.59%
S&P 500® Index[1]	4.91%	0.54%	4.78%
MSCI® EAFE® Index (unhedged)[3]	14.02%	4.94%	6.68%
Russell 2000® Index[5]	4.55%	8.22%	6.87%
MSCI® EMF Index[6]	34.54%	19.42%	9.67%

Class B (Inception 1/2/98)
Returns Before Taxes	6.74%	4.30%	4.28%
S&P 500® Index[1]	4.91%	0.54%	4.78%
MSCI® EAFE® Index (unhedged)[3]	14.02%	4.94%	6.68%
Russell 2000® Index[5]	4.55%	8.22%	6.87%
MSCI® EMF Index[6]	34.54%	19.42%	9.67%

Class C (Inception 1/2/98)
Returns Before Taxes	10.76%	4.63%	4.30%
S&P 500® Index[1]	4.91%	0.54%	4.78%
MSCI® EAFE® Index (unhedged)[3]	14.02%	4.94%	6.68%
Russell 2000® Index[5]	4.55%	8.22%	6.87%
MSCI® EMF Index[6]	34.54%	19.42%	9.67%

*	Please note that “Best Quarter” and “Worst quarter” figures are applicable only to the time period covered by the bar chart.
**	The after-tax returns are for Class A Shares only. The after-tax returns for Class B and Class C Shares will vary. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Portfolio shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.

  See page 25 for all other footnotes.

PORTFOLIO PERFORMANCE

[1]	The S&P 500® Index is the Standard & Poor’s 500 Composite Stock Price Index of 500 stocks, an unmanaged index of common stock prices. The Index figures do not reflect any deduction for fees, expenses or taxes.
[2]	The Two-Year U.S. Treasury Note Index, as reported by Merrill Lynch, does not reflect any deduction for fees, expenses or taxes.
[3]	The MSCI® EAFE® Index (Europe, Australasia, Far East) is a free float-adjusted market capitalization index that is designed to measure developed market equity performance, excluding the U.S. & Canada. As of December 2005 the MSCI® EAFE® Index consisted of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The Index figures do not reflect any deduction for fees, expenses or taxes.
[4]	The Lehman Brothers Aggregate Bond Index represents an unmanaged diversified portfolio of fixed-income securities, including U.S. Treasuries, investment-grade corporate bonds, and mortgage-backed and asset-backed securities. The Index figures do not reflect any deduction for fees, expenses or taxes.
[5]	The Russell 2000® Index is an unmanaged index of common stock prices that measures the performance of the 2000 smallest companies in the Russell 3000® Index. The Index figures do not reflect any deduction for fees, expenses or taxes.
[6]	The unmanaged MSCI® EMF Index is a free float-adjusted market capitalization-weighted index that is designed to measure equity market performance in the global emerging markets, of over 26 emerging market countries. “Free” indicates an index that excludes shares in otherwise free markets that are not purchasable by foreigners. The Index figures do not reflect any deduction for fees, expenses or taxes.

Portfolio Fees and Expenses
(Class A, B and C Shares)

This table describes the fees and expenses that you would pay if you buy and hold Class A, Class B, or Class C Shares of a Portfolio.

	Balanced Strategy Portfolio

	Class A		Class B		Class C

Shareholder Fees (fees paid directly from your investment):
Maximum Sales Charge (Load) Imposed on Purchases	5.5%	[1]	None		None
Maximum Deferred Sales Charge (Load)[2]	None	[1]	5.0%	[3]	1.0%	[4]
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None		None		None
Redemption Fees	None		None		None
Exchange Fees	None		None		None

Annual Portfolio Operating Expenses (expenses that are deducted from Portfolio assets):
Management Fees (for asset allocation)[5]	0.15%		0.15%		0.15%
Distribution and Service (12b-1) Fees	0.25%		1.00%		1.00%
Other Expenses[6]	0.37%		0.37%		0.37%
Underlying Fund Expenses[7]	0.75%		0.75%		0.75%

Total Other and Underlying Fund Expenses	1.12%		1.12%		1.12%

Total Portfolio Operating Expenses[5]*	1.52%		2.27%		2.27%

See page 30 for all other footnotes.

*	The “Other Expenses” and “Total Portfolio Operating Expenses” (after any waivers and expense limitations) are as set forth below. The waivers and expense limitations may be modified or terminated at any time at the option of the Investment Adviser. If this occurs, “Other Expenses” and “Total Portfolio Operating Expenses” may increase without shareholder approval.

	Balanced Strategy Portfolio

	Class A	Class B	Class C

Annual Portfolio Operating Expenses (expenses that are deducted from Portfolio assets):
Management Fees (for asset allocation)[5]	0.15%	0.15%	0.15%
Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%
Other Expenses[6]	0.19%	0.19%	0.19%
Underlying Fund Expenses[7]	0.62%	0.62%	0.62%

Total Other and Underlying Fund Expenses	0.81%	0.81%	0.81%

Total Portfolio Operating Expenses (after current waivers and expense limitations)[5]	1.21%	1.96%	1.96%

PORTFOLIO FEES AND EXPENSES

	Growth and Income Strategy Portfolio

	Class A		Class B		Class C

Shareholder Fees (fees paid directly from your investment):
Maximum Sales Charge (Load) Imposed on Purchases	5.5%	[1]	None		None
Maximum Deferred Sales Charge (Load)[2]	None	[1]	5.0%	[3]	1.0%	[4]
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None		None		None
Redemption Fees	None		None		None
Exchange Fees	None		None		None

Annual Portfolio Operating Expenses (expenses that are deducted from Portfolio assets):
Management Fees (for asset allocation)[5]	0.15%		0.15%		0.15%
Distribution and Service (12b-1) Fees	0.25%		1.00%		1.00%
Other Expenses[6]	0.31%		0.31%		0.31%
Underlying Fund Expenses[7]	0.85%		0.85%		0.85%

Total Other and Underlying Fund Expenses	1.16%		1.16%		1.16%

Total Portfolio Operating Expenses[5]*	1.56%		2.31%		2.31%

See page 30 for all other footnotes.

*	The “Other Expenses” and “Total Portfolio Operating Expenses” (after any waivers and expense limitations) set forth below have been restated to reflect the current waivers and expense limitations that are expected for the current fiscal year. The waivers and expense limitations may be modified or terminated at any time at the option of the Investment Adviser. If this occurs, “Other Expenses” and “Total Portfolio Operating Expenses” may increase without shareholder approval.

	Growth and Income Strategy Portfolio

	Class A	Class B	Class C

Annual Portfolio Operating Expenses (expenses that are deducted from Portfolio assets):
Management Fees (for asset allocation)[5]	0.15%	0.15%	0.15%
Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%
Other Expenses[6]	0.19%	0.19%	0.19%
Underlying Fund Expenses[7]	0.69%	0.69%	0.69%

Total Other and Underlying Fund Expenses	0.88%	0.88%	0.88%

Total Portfolio Operating Expenses (after expense limitations)[5]	1.28%	2.03%	2.03%

Portfolio Fees and Expenses continued

	Growth Strategy Portfolio

	Class A		Class B		Class C

Shareholder Fees (fees paid directly from your investment):
Maximum Sales Charge (Load) Imposed on Purchases	5.5%	[1]	None		None
Maximum Deferred Sales Charge (Load)[2]	None	[1]	5.0%	[3]	1.0%	[4]
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None		None		None
Redemption Fees	None		None		None
Exchange Fees	None		None		None

Annual Portfolio Operating Expenses (expenses that are deducted from Portfolio assets):
Management Fees (for asset allocation)[5]	0.15%		0.15%		0.15%
Distribution and Service (12b-1) Fees	0.25%		1.00%		1.00%
Other Expenses[6]	0.32%		0.32%		0.32%
Underlying Fund Expenses[7]	0.88%		0.88%		0.88%

Total Other and Underlying Fund Expenses	1.20%		1.20%		1.20%

Total Portfolio Operating Expenses[5]*	1.60%		2.35%		2.35%

See page 30 for all other footnotes.

*	The “Other Expenses” and “Total Portfolio Operating Expenses” (after any waivers and expense limitations) set forth below have been restated to reflect the current waivers and expense limitations that are expected for the current fiscal year. The waivers and expense limitations may be modified or terminated at any time at the option of the Investment Adviser. If this occurs, “Other Expenses” and “Total Portfolio Operating Expenses” may increase without shareholder approval.

	Growth Strategy Portfolio

	Class A	Class B	Class C

Annual Portfolio Operating Expenses (expenses that are deducted from Portfolio assets):
Management Fees (for asset allocation)[5]	0.15%	0.15%	0.15%
Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%
Other Expenses[6]	0.19%	0.19%	0.19%
Underlying Fund Expenses[7]	0.71%	0.71%	0.71%

Total Other and Underlying Fund Expenses	0.90%	0.90%	0.90%

Total Portfolio Operating Expenses (after expense limitations)[5]	1.30%	2.05%	2.05%

PORTFOLIO FEES AND EXPENSES

	Equity Growth Strategy Portfolio

	Class A		Class B		Class C

Shareholder Fees (fees paid directly from your investment):
Maximum Sales Charge (Load) Imposed on Purchases	5.5%	[1]	None		None
Maximum Deferred Sales Charge (Load)[2]	None	[1]	5.0%	[3]	1.0%	[4]
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None		None		None
Redemption Fees	None		None		None
Exchange Fees	None		None		None

Annual Portfolio Operating Expenses (expenses that are deducted from Portfolio assets):[5]
Management Fees (for asset allocation)	0.15%		0.15%		0.15%
Distribution and Service (12b-1) Fees	0.25%		1.00%		1.00%
Other Expenses[6]	0.27%		0.27%		0.27%
Underlying Fund Expenses[7]	0.94%		0.94%		0.94%

Total Other and Underlying Fund Expenses	1.21%		1.21%		1.21%

Total Portfolio Operating Expenses*	1.61%		2.36%		2.36%

See page 30 for all other footnotes.

*	The “Other Expenses” and “Total Portfolio Operating Expenses” (after any waivers and expense limitations) set forth below have been restated to reflect the current waivers and expense limitations that are expected for the current fiscal year. The waivers and expense limitations may be terminated at any time at the option of the Investment Adviser. If this occurs, “Other Expenses” and “Total Portfolio Operating Expenses” may increase without shareholder approval.

	Equity Growth Strategy Portfolio

	Class A	Class B	Class C

Annual Portfolio Operating Expenses (expenses that are deducted from Portfolio assets):
Management Fees (for asset allocation)[5]	0.15%	0.15%	0.15%
Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%
Other Expenses[6]	0.19%	0.19%	0.19%
Underlying Fund Expenses[7]	0.77%	0.77%	0.77%

Total Other and Underlying Fund Expenses	0.96%	0.96%	0.96%

Total Portfolio Operating Expenses (after expense limitations)[5]	1.36%	2.11%	2.11%

Portfolio Fees and Expenses continued

[1]	The maximum sales charge is a percentage of the offering price. A CDSC of 1% is imposed on certain redemptions (within 18 months of purchase) of Class A Shares sold without an initial sales charge as part of an investment of $1 million or more.
[2]	The maximum CDSC is a percentage of the lesser of the NAV at the time of the redemption or the NAV when the shares were originally purchased.
[3]	A CDSC is imposed upon Class B Shares redeemed within six years of purchase at a rate of 5% in the first year, declining to 1% in the sixth year, and eliminated thereafter.
[4]	A CDSC of 1% is imposed on Class C Shares redeemed within 12 months of purchase.
[5]	Effective April 29, 2005, the Investment Adviser entered into a Fee Reduction Commitment with the Trust. The commitment permanently reduced the management fee for each Portfolio to an annual ratio of 0.15% of the average daily net assets of each Portfolio. As a result, “Management Fees” and “Total Portfolio Operating Expenses” of each Portfolio have been restated to reflect the current expenses that are expected for the current fiscal year.
[6]	“Other Expenses” include transfer agency fees and expenses equal on an annualized basis to 0.19% of the average daily net assets of each Portfolio’s Class A, B and C Shares, plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit “Other Expenses” (excluding management fees, distribution and service fees, transfer agency fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meeting and other extraordinary expenses exclusive of any expense offset arrangements) to the extent that such expenses exceed, on an annual basis, 0.004% of each Portfolio’s average daily net assets.
[7]	“Underlying Fund Expenses” for each Portfolio are based upon the strategic allocation of each Portfolio’s investment in the Underlying Funds and upon the actual total operating expenses of the Underlying Funds (including any current waivers and expense limitations of the Underlying Funds). Actual Underlying Fund Expenses incurred by each Portfolio may vary with changes in the allocation of each Portfolio’s assets among the Underlying Funds and with other events that directly affect the expenses of the Underlying Funds.

PORTFOLIO FEES AND EXPENSES

Example

The following Example is intended to help you compare the cost of investing in a Portfolio (without waivers and expense limitations) with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in Class A, B or C Shares of a Portfolio for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that a Portfolio’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Portfolio	1 Year	3 Years	5 Years	10 Years

Balanced Strategy
Class A Shares	$696	$1,004	$1,333	$2,263
Class B Shares
– Assuming complete redemption at end of period	730	1,009	1,415	2,417
– Assuming no redemption	230	709	1,215	2,417
Class C Shares
– Assuming complete redemption at end of period	330	709	1,215	2,605
– Assuming no redemption	230	709	1,215	2,605

Growth and Income Strategy
Class A Shares	$700	$1,016	$1,353	$2,304
Class B Shares
– Assuming complete redemption at end of period	734	1,021	1,435	2,458
– Assuming no redemption	234	721	1,235	2,458
Class C Shares
– Assuming complete redemption at end of period	334	721	1,235	2,646
– Assuming no redemption	234	721	1,235	2,646

Growth Strategy
Class A Shares	$704	$1,027	$1,373	$2,346
Class B Shares
– Assuming complete redemption at end of period	738	1,033	1,455	2,499
– Assuming no redemption	238	733	1,255	2,499
Class C Shares
– Assuming complete redemption at end of period	338	733	1,255	2,686
– Assuming no redemption	238	733	1,255	2,686

Portfolio	1 Year	3 Years	5 Years	10 Years

Equity Growth Strategy
Class A Shares	$705	$1,030	$1,378	$2,356
Class B Shares
– Assuming complete redemption at end of period	739	1,036	1,460	2,510
– Assuming no redemption	239	736	1,260	2,510
Class C Shares
– Assuming complete redemption at end of period	339	736	1,260	2,696
– Assuming no redemption	239	736	1,260	2,696

The hypothetical example assumes that a CDSC will not apply to redemptions of Class A Shares within the first 18 months. Class B Shares convert to Class A Shares eight years after purchase; therefore, Class A expenses are used in the hypothetical example after year eight.

Certain institutions that sell Portfolio shares and/or their salespersons may receive other compensation in connection with the sale and distribution of Class A, Class B and Class C Shares or for services to their customers’ accounts and/or the Portfolios. For additional information regarding such compensation, see “What Should I Know When I Purchase Shares Through An Authorized Dealer?” in the Prospectus and “Payments to Intermediaries” in the Additional Statement.

Service Providers

INVESTMENT ADVISERS

Investment Adviser	Portfolio

Goldman Sachs Asset Management, L.P. (“GSAM”) 32 Old Slip New York, New York 10005	Balanced Strategy Growth and Income Strategy Growth Strategy Equity Growth Strategy

Except as noted below, GSAM also serves as investment adviser to each Underlying Fund.

Underlying Fund

Goldman Sachs Asset Management International (“GSAMI”) Christchurch Court 10-15 Newgate Street London, England EC1A 7HD	Emerging Markets Equity Global Income

GSAM has been registered as an investment adviser with the Securities and Exchange Commission (“SEC”) since 1990 and is an affiliate of Goldman Sachs. GSAMI, a member of the Investment Management Regulatory Organization Limited since 1990 and a registered investment adviser since 1991, is an affiliate of Goldman Sachs. As of December 31, 2005, GSAM and GSAMI had assets under management of $496.1 billion.

Under an Asset Allocation Management Agreement with each Portfolio, the Investment Adviser, subject to the general supervision of the Trustees, provides advice as to each Portfolio’s investment transactions, including determinations concerning changes to (a) the Underlying Funds in which the Portfolios may invest; and (b) the percentage range of assets of any Portfolio that may be invested in the Underlying Equity Funds and the Underlying Fixed-Income Funds as separate groups.

The Investment Adviser also performs the following additional services for the Portfolios:

■	Supervises all non-advisory operations of the Portfolios
■	Provides personnel to perform necessary executive, administrative and clerical services to the Portfolios

■	Arranges for the preparation of all required tax returns, reports to shareholders, prospectuses and statements of additional information and other reports filed with the SEC and other regulatory authorities
■	Maintains the records of each Portfolio
■	Provides office space and all necessary office equipment and services

MANAGEMENT FEES

As compensation for its services and its assumption of certain expenses, the Investment Adviser is entitled to the following fees, computed daily and payable monthly, at the annual rates listed below (as a percentage of each respective Portfolio’s average daily net assets):

		Actual Rate
		for the Fiscal Year
Portfolio*	Contractual Rate	Ended December 31, 2005

Balanced Strategy	0.15%	0.15%

Growth and Income Strategy	0.15%	0.15%

Growth Strategy	0.15%	0.15%

Equity Growth Strategy	0.15%	0.15%

*	Effective April 29, 2005, the Investment Adviser entered into a Fee Reduction Commitment. The commitment permanently reduced the management fee for each Portfolio to an annual rate of 0.15% of the average daily net assets of the Portfolio. Prior to the fee reduction commitment, the contractual rate for each Portfolio was 0.35% of the Portfolio’s average daily net assets.

The difference, if any, between the stated fees and the actual fees paid by the Portfolios reflects that the Investment Adviser did not charge the full amount of the fees to which it would have been entitled. The Investment Adviser may discontinue or modify any such voluntary limitations in the future at its discretion.

In addition, each Portfolio, as a shareholder in the Underlying Funds, will indirectly bear a proportionate share of any investment management fees and other expenses paid by the Underlying Funds. The following chart shows the total net operating expense ratios (management fee plus other operating expenses) of Institutional Shares of each Underlying Fund in which the Portfolios may invest after applicable fee waivers and expense limitations, as of the end of each Underlying Fund’s most recent fiscal year. In addition, the following chart shows the contractual investment management fees payable to the Investment Adviser or its affiliates by the Underlying Funds (in each case as an annualized percentage of a Fund’s average daily net assets). Absent voluntary fee waivers and/or expense

SERVICE PROVIDERS

reimbursements, which may be discontinued at any time, the total operating expense ratios of certain Underlying Funds would be higher.

		Total Net
		Operating
		Expense
Underlying Fund	Management Fee	Ratio

Financial Square Prime Obligations	0.205%	0.18%

Short Duration Government	First $1 billion 0.50%	0.54%
	Next $1 billion 0.45%
	Over $2 billion 0.43%

Core Fixed Income	First $1 billion 0.40%	0.47%
	Next $1 billion 0.36%
	Over $2 billion 0.34%

Global Income	First $1 billion 0.65%	0.69%
	Next $1 billion 0.59%
	Over $2 billion 0.56%

High Yield	First $2 billion 0.70%	0.76%
	Over $2 billion 0.63%

Structured Large Cap Growth	First $1 billion 0.65%	0.71%
	Next $1 billion 0.59%
	Over $2 billion 0.56%

Structured Large Cap Value	First $1 billion 0.60%	0.70%
	Next $1 billion 0.54%
	Over $2 billion 0.51%

Structured Small Cap Equity	First $2 billion 0.85%	0.93%
	Over $2 billion 0.77%

Structured International Equity	First $1 billion 0.85%	0.99%
	Next $1 billion 0.77%
	Over $2 billion 0.73%

Emerging Markets Debt	First $2 billion 0.80%	0.88%
	Over $2 billion 0.72%

Emerging Markets Equity	First $2 billion 1.20%	1.59%
	Over $2 billion 1.08%

Real Estate Securities	First $1 billion 1.00%	1.04%
	Next $1 billion 0.90%
	Over $2 billion 0.86%

A discussion regarding the basis for the Board of Trustees’ approval of the Management Agreement for the Funds is available in the Funds’ semi-annual report dated June 30, 2005.

PORTFOLIO MANAGERS

Robert B. Litterman, Ph.D., a Managing Director of Goldman Sachs, is the co-developer, along with the late Fischer Black, of the Black-Litterman Global Asset Allocation Model, a key tool in IMD’s asset allocation process. As Director of Quantitative Resources, Dr. Litterman oversees Quantitative Equities, the Quantitative Strategies Group, and the Global Investment Strategies Group. In total, these groups include over 100 professionals. Prior to moving to IMD, Dr. Litterman, who became a Partner in 1994 was the head of the Firmwide Risk department. Preceding that time, Dr. Litterman spent eight years in the Fixed Income Division’s research department where he was co-director of the research and model development group.

Quantitative Strategies Group

■	The Quantitative Strategies Group consists of over 50 professionals, including 11 Ph.Ds, with extensive academic and practitioner experience
■	Disciplined, quantitative models are used to determine the relative attractiveness of the world’s stock, bond and currency markets
■	Theory and economic intuition guide the investment process

Years
Primarily
Name and Title	Responsible	Five Year Employment History

Mark M. Carhart, Ph.D., CFA Managing Director, Co-Head and Co-Chief Investment Officer Quantitative Strategies	Since 1998	Dr. Carhart joined the Investment Adviser as a member of the Quantitative Strategies team in 1997 and became Co-Head of the Quantitative Strategies team in 1998.

Ray Iwanowski Managing Director, Co-Head and Co-Chief Investment Officer Quantitative Strategies	Since 1998	Mr. Iwanowski joined the Investment Adviser as a member of the Quantitative Strategies team in 1997 and became Co-head of the Quantitative Strategies team in 1998.

Katinka Domotorffy, CFA Managing Director and Senior Portfolio Manager	Since 2001	Ms. Domotorffy joined the Investment Adviser as a member of the Quantitative Strategies Group in 1998.

Mark Carhart and Ray Iwanowski, as Co-Heads and Co-Chief Investment Officers of the Quantitative Strategies team, are ultimately responsible for the Portfolio’s investment process. Katinka Domotorffy manages the implementation and execution process. The strategic and tactical allocations are model-driven and generated by a computer-powered optimizer. The portfolio management team collectively decides on constraints and adjustments to the trades generated by the quantitative models.

For more information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of securities in the Portfolios, see the Additional Statement.

SERVICE PROVIDERS

DISTRIBUTOR AND TRANSFER AGENT

Goldman Sachs, 85 Broad Street, New York, New York 10004, serves as the exclusive distributor (the “Distributor”) of each Portfolio’s shares. Goldman Sachs, 71 Wacker Dr., Suite 500, Chicago, Illinois, 60606, also serves as each Portfolio’s transfer agent (the “Transfer Agent”) and, as such, performs various shareholder servicing functions.

From time to time, Goldman Sachs or any of its affiliates may purchase and hold shares of the Underlying Funds or Portfolios. Goldman Sachs reserves the right to redeem at any time some or all of the shares acquired for its own account.

ACTIVITIES OF GOLDMAN SACHS AND ITS AFFILIATES AND OTHER ACCOUNTS MANAGED BY GOLDMAN SACHS

The involvement of the Investment Adviser, Goldman Sachs and their affiliates in the management of, or their interest in, other accounts and other activities of Goldman Sachs may present conflicts of interest with respect to an Underlying Fund or limit an Underlying Fund’s investment activities. Goldman Sachs is a full service investment banking, broker dealer, asset management and financial services organization and a major participant in global financial markets. As such, it acts as an investor, investment banker, research provider, investment manager, financer, advisor, market maker, trader, prime broker, lender, agent and principal, and has other direct and indirect interests, in the global fixed income, currency, commodity, equity and other markets in which the Underlying Funds directly and indirectly invest. Thus, it is likely that the Underlying Funds will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which Goldman Sachs performs or seeks to perform investment banking or other services. Goldman Sachs and its affiliates engage in proprietary trading and advise accounts and funds which have investment objectives similar to those of the Underlying Funds and/or which engage in and compete for transactions in the same types of securities, currencies and instruments as the Underlying Funds. Goldman Sachs and its affiliates will not have any obligation to make available any information regarding their proprietary activities or strategies, or the activities or strategies used for other accounts managed by them, for the benefit of the management of the Underlying Funds. The results of an Underlying Fund’s investment activities, therefore, may differ from those of Goldman Sachs, its affiliates, and other accounts managed by Goldman Sachs and it is possible that an Underlying Fund could sustain losses during periods in which Goldman Sachs and its affiliates and other accounts achieve significant profits on their trading for proprietary or other accounts. In addition, the

Underlying Funds may, from time to time, enter into transactions in which Goldman Sachs or its other clients have an adverse interest. Furthermore, transactions undertaken by Goldman Sachs, its affiliates or Goldman Sachs advised clients may adversely impact the Underlying Funds. Transactions by one or more Goldman Sachs advised clients or the Investment Adviser may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Underlying Funds. An Underlying Fund’s activities may be limited because of regulatory restrictions applicable to Goldman Sachs and its affiliates, and/or their internal policies designed to comply with such restrictions. As a global financial services firm, Goldman Sachs also provides a wide range of investment banking and financial services to issuers of securities and investors in securities. Goldman Sachs, its affiliates and others associated with it may create markets or specialize in, have positions in and affect transactions in, securities of issuers held by the Underlying Funds, and may also perform or seek to perform investment banking and financial services for those issuers. Goldman Sachs and its affiliates may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend the Underlying Funds or who engage in transactions with or for the Underlying Funds. For more information about conflicts of interest, see the Additional Statement.

Under a securities lending program approved by the Trust’s Board of Trustees, the Underlying Funds have retained an affiliate of the Investment Adviser to serve as the securities lending agent for each Underlying Fund to the extent that the Underlying Funds engage in the securities lending program. For these services, the lending agent may receive a fee from the Underlying Funds, including a fee based on the returns earned on the Underlying Funds’ investment of the cash received as collateral for the loaned securities. In addition, the Underlying Funds may make brokerage and other payments to Goldman Sachs and its affiliates in connection with the Underlying Funds’ portfolio investment transactions.

LEGAL PROCEEDINGS

On April 2, 2004, Lois Burke, a plaintiff identifying herself as a shareholder of the Goldman Sachs Internet Tollkeeper Fund, filed a purported class and derivative action lawsuit in the United States District Court for the Southern District of New York against The Goldman Sachs Group, Inc. (“GSG”), GSAM, the Trustees and Officers of the Goldman Sachs Trust (the “Trust”), and John Doe Defendants. In addition, the Goldman Sachs Funds included in this Prospectus and certain other investment portfolios of the Trust were named as nominal defendants. On April 19 and May 6, 2004, additional class and derivative action lawsuits containing substantially similar allegations and requests for redress were filed in the United

SERVICE PROVIDERS

States District Court for the Southern District of New York. On June 29, 2004, the three complaints were consolidated into one action, In re Goldman Sachs Mutual Funds Fee Litigation, and on November 17, 2004, the plaintiffs filed a consolidated amended complaint against GSG, GSAM, GSAMI, Goldman Sachs, the Trust, Goldman Sachs Variable Insurance Trust (“GSVIT”), the Trustees and Officers of the Trust and GSVIT and John Doe Defendants (collectively, the “Defendants”) in the United States District Court for the Southern District of New York. Certain investment portfolios of the Trust and GSVIT (collectively, the “Goldman Sachs Funds”) were also named as nominal defendants in the amended complaint. Plaintiffs filed a second amended and consolidated complaint on April 15, 2005.

The second amended consolidated complaint, which is brought on behalf of all persons or entities who held shares in the Goldman Sachs Funds between April 2, 1999 and January 9, 2004, inclusive (the “Class Period”), asserts claims involving (i) violations of the Investment Company Act of 1940 (the “Investment Company Act”) and the Investment Advisers Act of 1940, (ii) common law breaches of fiduciary duty and (iii) unjust enrichment. The complaint alleges, among other things, that during the Class Period, the Defendants made improper and excessive brokerage commission and other payments to brokers that sold shares of the Goldman Sachs Funds and omitted statements of fact in registration statements and reports filed pursuant to the Investment Company Act which were necessary to prevent such registration statements and reports from being materially false and misleading. In addition, the complaint alleges that the Goldman Sachs Funds paid excessive and improper investment advisory fees to GSAM and GSAMI. The complaint also alleges that GSAM and GSAMI used Rule 12b-1 fees for improper purposes and made improper use of soft dollars. The complaint further alleges that the Trust’s Officers and Trustees breached their fiduciary duties in connection with the foregoing. The plaintiffs in the cases are seeking compensatory damages; rescission of GSAM’s and GSAMI’s investment advisory agreement and return of fees paid; an accounting of all Goldman Sachs Funds-related fees, commissions and soft dollar payments; restitution of all unlawful or discriminatorily obtained fees and charges, and reasonable costs and expenses, including counsel fees and expert fees. On January 13, 2006 all claims against the Defendants were dismissed by the U.S. District Court. On February 22, 2006, the plaintiffs appealed this decision.

Based on currently available information, GSAM and GSAMI believe that the likelihood that the pending purported class and derivative action lawsuit will have a material adverse financial impact on the Goldman Sachs Funds is remote, and the pending actions are not likely to materially affect their ability to provide investment management services to their clients, including the Goldman Sachs Funds.

Dividends

Each Portfolio pays dividends from its investment income and distributions from net realized capital gains. You may choose to have dividends and distributions paid in:

■	Cash
■	Additional shares of the same class of the same Portfolio
■	Shares of the same or an equivalent class of another Goldman Sachs Fund. Special restrictions may apply for certain Goldman Sachs Institutional Liquid Assets Portfolios (“ILA Portfolios”). See the Additional Statement.

You may indicate your election on your Account Application. Any changes may be submitted in writing to Goldman Sachs at any time before the record date for a particular dividend or distribution. If you do not indicate any choice, your dividends and distributions will be reinvested automatically in the applicable Portfolio.

The election to reinvest dividends and distributions in additional shares will not affect the tax treatment of such dividends and distributions, which will be treated as received by you and then used to purchase the shares.

Dividends from net investment income and distributions from net capital gains are declared and paid as follows:

Investment
	Income	Capital Gains
Portfolio	Dividends	Distributions

Balanced Strategy	Quarterly	Annually

Growth and Income Strategy	Quarterly	Annually

Growth Strategy	Annually	Annually

Equity Growth Strategy	Annually	Annually

From time to time a portion of a Portfolio’s dividends may constitute a return of capital.

When you purchase shares of a Portfolio, part of the NAV per share may be represented by undistributed income or undistributed realized gains that have previously been earned by the Portfolio. Therefore, subsequent distributions on such shares from such income or realized gains may be taxable to you even if the NAV of the shares is, as a result of the distributions, reduced below the cost of such shares and the distributions (or portions thereof) represent a return of a portion of the purchase price.

Shareholder Guide

The following section will provide you with answers to some of the most often asked questions regarding buying and selling the Funds’ shares.

HOW TO BUY SHARES

How Can I Purchase Class A, Class B And Class C Shares Of The Funds?
You may purchase shares of the Funds through:

■	Authorized Dealers;
■	Goldman Sachs; or
■	Directly from the Trust.

In order to make an initial investment in a Fund, you must furnish to the Fund, Goldman Sachs or your Authorized Dealer the information in the Account Application. An order will be processed upon receipt of payment.

To Open an Account:

■	Complete the Account Application
■	Mail your payment and Account Application to:

Your Authorized Dealer

–	Purchases by check or Federal Reserve draft should be made payable to your Authorized Dealer
–	Your Authorized Dealer is responsible for forwarding payment promptly (within three business days) to the Fund

or
Goldman Sachs Funds, P.O. Box 219711, Kansas City, MO 64121-9711

–	Purchases by check or Federal Reserve draft should be made payable to Goldman Sachs Funds – (Name of Fund and Class of Shares)
–	Boston Financial Data Services, Inc. (“BFDS”), the Funds’ sub-transfer agent, will not accept checks drawn on foreign banks, third-party checks, cashier’s checks or official checks, temporary checks, electronic checks, drawer checks, cash, money orders, travelers cheques or credit card checks. In limited situations involving the transfer of retirement assets, the Fund may accept cashier’s checks or official bank checks.
–	Federal funds wire, Automated Clearing House Network (“ACH”) transfer or bank wires should be sent to State Street Bank and Trust Company (“State Street”) (each Fund’s custodian). Please call the Funds at 1-800-526-7384 to get detailed instructions on how to wire your money.

What Is My Minimum Investment In The Funds?

	Initial	Additional

Regular Accounts	$1,000	$50

Retirement Accounts (e.g., IRAs, employee sponsored plans)	$250	No Minimum

Uniform Gift/Transfer to Minors (UGMA/UTMA) Accounts	$250	$50

Coverdell ESAs	$250	$50

Automatic Investment Plan Accounts	$250	$50

What Alternative Sales Arrangements Are Available?
The Funds offer three classes of shares through this Prospectus.

Maximum Amount You Can Buy In The Aggregate Across Funds	Class A	No limit

	Class B	$100,000*

	Class C	$1,000,000*

Initial Sales Charge	Class A	Applies to purchases of less than $1 million—varies by size of investment with a maximum of 5.5%

	Class B	None

	Class C	None

CDSC	Class A	1.00% on certain investments of $1 million or more if you sell within 18 months

	Class B	6 year declining CDSC with a maximum of 5%

	Class C	1% if shares are redeemed within 12 months of purchase

Conversion Feature	Class A	None

	Class B	Class B Shares automatically convert to Class A Shares after 8 years

	Class C	None

*	No additional Class B Shares or Class C Shares may be purchased by an investor either in an initial purchase or in subsequent purchases if the current market value of the shares owned and/or purchased is equal to or exceeds $100,000 in the case of Class B Shares or $1,000,000 in the sale of Class C Shares.

What Else Should I Know About Share Purchases?
The Trust reserves the right to:

■	Refuse to open an account if you fail to (i) provide a Social Security Number or other taxpayer identification number; or (ii) certify that such number is correct (if required to do so under applicable law).

SHAREHOLDER GUIDE

■	Reject or restrict any purchase or exchange order by a particular purchaser (or group of related purchasers) for any reason in its discretion. Without limiting the foregoing, the Trust may reject or restrict purchase and exchange orders by a particular purchaser (or group of related purchasers) when a pattern of frequent purchases, sales or exchanges of shares of a Fund is evident, or if purchases, sales or exchanges are, or a subsequent abrupt redemption might be, of a size that would disrupt the management of a Fund.
■	Close a Fund to new investors from time to time and reopen a Fund whenever it is deemed appropriate by a Fund’s Investment Adviser.
■	Modify or waive the minimum investment requirement.
■	Modify the manner in which shares are offered.
■	Modify the sales charge rates applicable to future purchases of shares.

Generally, the Fund will not allow non-U.S. citizens and certain U.S. citizens residing outside the United States to open an account directly with the Funds.

The Funds may allow you to purchase shares with securities instead of cash if consistent with a Fund’s investment policies and operations and if approved by the Fund’s Investment Adviser.

Customer Identification Program. Federal law requires the Funds to obtain, verify and record identifying information, which may include the name, residential or business street address, date of birth (for an individual), Social Security Number or taxpayer identification number or other identifying information, for investors who open accounts with the Funds. Applications without the required information, may not be accepted by the Funds. After accepting an application, to the extent permitted by applicable law or their customer identification program, the Funds reserve the right to: (i) place limits on transactions in any account until the identity of the investor is verified; or (ii) refuse an investment in the Funds; or (iii) involuntarily redeem an investor’s shares and close an account in the event that the Funds are unable to verify an investor’s identity. The Funds and their agents will not be responsible for any loss in an investor’s account resulting from the investor’s delay in providing all required identifying information or from closing an account and redeeming an investor’s shares pursuant to the customer identification program.

How Are Shares Priced?
The price you pay or receive when you buy, sell or exchange shares is the Fund’s next determined NAV for a share class (as adjusted for any applicable sales charge). Each class calculates its NAV as follows:

NAV =	(Value of Assets of the Class) - (Liabilities of the Class) Number of Outstanding Shares of the Class

Investments in other registered mutual funds such as the Underlying Funds are valued based on the NAV of those mutual funds (which may use fair value pricing as discussed below).

The investments of the Funds and the Underlying Funds are valued based on market quotations or if market quotations are not readily available, or if the Investment Adviser believes that such quotations do not accurately reflect fair value, the fair value of the investments may be determined in good faith under procedures established by the Trustees.

For Underlying Funds that invest a significant portion of assets in foreign equity securities, “fair value” prices are provided by an independent fair value service. Fair value prices are used because many foreign markets operate at times that do not coincide with those of the major U.S. markets. Events that could affect the values of foreign portfolio holdings may occur between the close of the foreign market and the time of determining the NAV, and would not otherwise be reflected in the NAV. If the independent fair value service does not provide a fair value for a particular security or if the value does not meet the established criteria for the Underlying Funds, the most recent closing price for such a security on its principal exchange will generally be its fair value on such date.

In addition, the investment adviser of an Underlying Fund, consistent with applicable regulatory guidance, may determine to make an adjustment to the previous closing prices of either domestic or foreign securities in light of significant events, to reflect what it believes to be the fair value of the securities at the time of determining an Underlying Fund’s NAV. Significant events that could affect a large number of securities in a particular market may include, but are not limited to: situations relating to one or more single issuers in a market sector; significant fluctuations in foreign markets; market disruptions or market closings; governmental actions or other developments; as well as the same or similar events which may affect specific issuers or the securities markets even though not tied directly to the securities markets. Other significant events that could relate to a single issuer may include, but are not limited to: corporate actions such as reorganizations, mergers and buy-outs; corporate announcements on earnings; significant litigation; and regulatory news such as governmental approvals.

SHAREHOLDER GUIDE

One effect of using an independent fair value service and fair valuation may be to reduce stale pricing arbitrage opportunities presented by the pricing of Underlying Fund shares. However, it involves the risk that the values used by the Underlying Funds to price their investments may be different from those used by other investment companies and investors to price the same investments.

■	NAV per share of each share class is generally calculated by the accounting agent on each business day as of the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. New York time) or such later time as the New York Stock Exchange or NASDAQ market may officially close. Fund shares will generally not be priced on any day the New York Stock Exchange is closed.
■	When you buy shares, you pay the NAV next calculated after the Funds receive your order in proper form, plus any applicable sales charge.
■	When you sell shares, you receive the NAV next calculated after the Funds receive your order in proper form, less any applicable CDSC.
■	The Trust reserves the right to reprocess purchase (including dividend re-investment), redemption and exchange transactions that were processed at an NAV other than a Fund’s official closing NAV that is subsequently adjusted, and to recover amounts from (or distribute amounts to) shareholders accordingly based on the official closing NAV, as adjusted.
■	The Trust reserves the right to advance the time by which purchase and redemption orders must be received for same business day credit as otherwise permitted by the SEC.

Note: The time at which transactions and shares are priced and the time by which orders must be received may be changed in case of an emergency or if regular trading on the New York Stock Exchange is stopped at a time other than 4:00 p.m. New York time. In the event the New York Stock Exchange does not open for business because of an emergency, the Trust may, but is not required to, open one or more Funds for purchase, redemption and exchange transactions if the Federal Reserve wire payment system is open. To learn whether a Fund is open for business during an emergency situation, please call 1-800-526-7384.

Foreign securities may trade in their local markets on days a Fund is closed. As a result, the NAV of a Fund that holds foreign securities may be impacted on days when investors may not purchase or redeem Fund shares.

COMMON QUESTIONS ABOUT THE PURCHASE OF CLASS A SHARES

What Is The Offering Price Of Class A Shares?
The offering price of Class A Shares of each Fund is the next determined NAV per share plus an initial sales charge paid to Goldman Sachs at the time of purchase of shares. The sales charge varies depending upon the amount you purchase. In some cases, described below, the initial sales charge may be eliminated altogether, and the offering price will be the NAV per share. The current sales charges and commissions paid to Authorized Dealers for Class A Shares of the Funds are as follows:

		Sales Charge	Maximum Dealer
	Sales Charge as	as Percentage	Allowance as
Amount of Purchase	Percentage of	of Net Amount	Percentage of
(including sales charge, if any)	Offering Price	Invested	Offering Price*

Less than $50,000	5.50%	5.82%	5.00%
$50,000 up to (but less than) $100,000	4.75	4.99	4.00
$100,000 up to (but less than) $250,000	3.75	3.90	3.00
$250,000 up to (but less than) $500,000	2.75	2.83	2.25
$500,000 up to (but less than) $1 million	2.00	2.04	1.75
$1 million or more	0.00 **	0.00 **	***

*	Dealer’s allowance may be changed periodically. During special promotions, the entire sales charge may be allowed to Authorized Dealers. Authorized Dealers to whom substantially the entire sales charge is allowed may be deemed to be “underwriters” under the Securities Act of 1933.
**	No sales charge is payable at the time of purchase of Class A Shares of $1 million or more, but a CDSC of 1% may be imposed in the event of certain redemptions within 18 months of purchase.
***	The Distributor may pay a one-time commission to Authorized Dealers who initiate or are responsible for purchases of $1 million or more of shares of the Funds equal to 1.00% of the amount under $3 million, 0.50% of the next $2 million, and 0.25% thereafter. In instances where an Authorized Dealer (including Goldman Sachs’ Private Wealth Management unit) agrees to waive its receipt of the one-time commission described above, the CDSC on Class A Shares, generally will be waived. The Distributor may also pay, with respect to all or a portion of the amount purchased, a commission in accordance with the foregoing schedule to Authorized Dealers who initiate or are responsible for purchases of $500,000 or more by certain Section 401(k), profit sharing, money purchase pension, tax-sheltered annuity, defined benefit pension, or other employee benefit plans (including health savings accounts) that are sponsored by one or more employers (including governmental or church employers) or employee organizations investing in the Funds which satisfy the criteria set forth below in “When Are Class A Shares Not Subject To A Sales Load?” or $1 million or more by certain “wrap” accounts. Purchases by such plans will be made at NAV with no initial sales charge, but if shares are redeemed within 18 months after the end of the calendar month in which such purchase was made, a CDSC of 1% may be imposed upon the plan, the plan sponsor or the third-party administrator. In addition, Authorized Dealers will remit to the Distributor such payments received in connection with “wrap” accounts in the event that shares are redeemed within 18 months after the end of the calendar month in which the purchase was made.

You should note that the actual sales charge that appears in your mutual fund transaction confirmation may differ slightly from the rate disclosed above in this Prospectus due to rounding calculations.

As indicated in the above chart, and as discussed further below and in the section titled “How Can the Sales Charge on Class A Shares Be Reduced?”, you may, under certain circumstances, be entitled to pay reduced sales charges on your purchases of Class A Shares or have those charges waived entirely. To take advantage of these discounts, you or your Authorized Dealer or financial

SHAREHOLDER GUIDE

intermediary must notify the Funds’ Transfer Agent at the time of your purchase order that a discount may apply to your current purchases. You may also be required to provide appropriate documentation to receive those discounts, including:

(i)	Information or records regarding shares of the Funds or other Goldman Sachs Funds held in all accounts (e.g., retirement accounts) of the shareholder at the financial intermediary;

(ii)	Information or records regarding shares of the Funds or other Goldman Sachs Funds held in any account of the shareholder at another financial intermediary; and

(iii)	Information or records regarding shares of the Funds or other Goldman Sachs Funds held at any financial intermediary by related parties of the shareholder, such as members of the same family or household.

You should note in particular that, if the Funds’ Transfer Agent is properly notified, under the “Right of Accumulation” described below, the “Amount of Purchase” in the chart on the preceding page will be deemed to include all Class A, Class B and/or Class C Shares of the Goldman Sachs Funds that were acquired by purchase or exchange, and are held at the time of purchase by any of the following persons: (i) you, your spouse and your children; and (ii) any trustee, guardian or other fiduciary of a single trust estate or a single fiduciary account. This includes, for example, any Class A, Class B and/or Class C Shares held at a broker-dealer or other financial intermediary other than the one handling your current purchase. In some circumstances, other Class A, Class B and/or Class C Shares may be aggregated with your current purchase under the Right of Accumulation as described in the Additional Statement. For purposes of determining the “Amount of Purchase,” all Class A, Class B and/or Class C Shares held at the time of purchase will be valued at their current market value.

You should also note that if you provide the Transfer Agent a signed written Statement of Intention to invest (not counting reinvestments of dividends and distributions) in the aggregate $50,000 or more in Class A Shares of one or more Goldman Sachs Funds within a 13-month period, any investments you make during the 13 months will be treated as though the total quantity were invested in one lump sum and you will receive the discounted sales load based on your investment commitment. You must, however, inform the Transfer Agent that the Statement of Intention is in effect each time shares are purchased. Each purchase will be made at the public offering price applicable to a single transaction of the dollar amount specified on the Statement of Intention.

In addition to the information provided in this Prospectus and the Additional Statement, information about sales charge discounts is available from your

Authorized Dealer or financial intermediary and, free of charge, on the Funds’ website at http://www.gs.com/funds.

What Else Do I Need To Know About Class A Shares’ CDSC?
Purchases of $1 million or more of Class A Shares will be made at NAV with no initial sales charge. However, if you redeem shares within 18 months after the end of the calendar month in which the purchase was made, a CDSC of 1% may be imposed. The CDSC may not be imposed if your Authorized Dealer enters into an agreement with the Distributor to return all or an applicable prorated portion of its commission to the Distributor. The CDSC is waived on redemptions in certain circumstances. See “In What Situations May The CDSC On Class A, B Or C Shares Be Waived Or Reduced?” below.

When Are Class A Shares Not Subject To A Sales Load?
Class A Shares of the Funds may be sold at NAV without payment of any sales charge to the following individuals and entities:

■	Goldman Sachs, its affiliates or their respective officers, partners, directors or employees (including retired employees and former partners), any partnership of which Goldman Sachs is a general partner, any Trustee or officer of the Trust and designated family members of any of these individuals;
■	Qualified retirement plans of Goldman Sachs;
■	Trustees or directors of investment companies for which Goldman Sachs or an affiliate acts as sponsor;
■	Any employee or registered representative of any Authorized Dealer or their respective spouses, children and parents;
■	Banks, trust companies or other types of depository institutions;
■	Any state, county or city, or any instrumentality, department, authority or agency thereof, which is prohibited by applicable investment laws from paying a sales charge or commission in connection with the purchase of shares of a Fund;
■	Section 401(k), profit sharing, money purchase pension, tax-sheltered annuity, defined benefit pension, or other employee benefit plans (including health savings accounts) that are sponsored by one or more employers (including governmental or church employers) or employee organizations (“Employee Benefit Plans”) that:

■	Buy shares of Goldman Sachs Funds worth $500,000 or more; or
■	Have 100 or more eligible employees at the time of purchase; or
■	Certify that they expect to have annual plan purchases of shares of Goldman Sachs Funds of $200,000 or more; or
■	Are provided administrative services by certain third-party administrators that have entered into a special service arrangement with Goldman Sachs relating to such plans; or
■	Have at the time of purchase aggregate assets of at least $2,000,000;

SHAREHOLDER GUIDE

■	“Wrap” accounts for the benefit of clients of broker-dealers, financial institutions or financial planners, provided they have entered into an agreement with GSAM specifying aggregate minimums and certain operating policies and standards;
■	Registered investment advisers investing for accounts for which they receive asset-based fees;
■	Accounts over which GSAM or its advisory affiliates have investment discretion;
■	Shareholders receiving distributions from a qualified Employee Benefit Plan invested in the Goldman Sachs Funds and reinvesting such proceeds in a Goldman Sachs IRA;
■	Shareholders who roll over distributions from any tax-qualified Employee Benefit Plan or tax-sheltered annuity to an IRA which invests in the Goldman Sachs Funds if the tax-qualified Employee Benefit Plan or tax-sheltered annuity receives administrative services provided by certain third-party administrators that have entered into a special service arrangement with Goldman Sachs relating to such plan or annuity; or
■	Investors who qualify under other exemptions that are stated from time to time in the Additional Statement.

In addition, during a 90-day period beginning in August 2005 and ending in November 2005, eligible clients of broker-dealer Edward D. Jones & Co., LP were permitted to purchase Class A Shares at NAV under the terms of the Edward Jones Free Switch Program.

You must certify eligibility for any of the above exemptions on your Account Application and notify the Fund if you no longer are eligible for the exemption. The Fund will grant you an exemption subject to confirmation of your entitlement. You may be charged a fee if you effect your transactions through a broker or agent.

How Can The Sales Charge On Class A Shares Be Reduced?

■	Right of Accumulation: When buying Class A Shares in Goldman Sachs Funds, your current aggregate investment determines the initial sales load you pay. You may qualify for reduced sales charges when the current market value of holdings across Class A, Class B and/or Class C Shares, plus new purchases, reaches $50,000 or more. Class A, Class B and/or Class C Shares of any of the Goldman Sachs Funds may be combined under the Right of Accumulation. For purposes of applying the Right of Accumulation, shares of the Funds and any other Goldman Sachs Funds purchased by an existing client of Goldman Sachs Wealth Management or GS Ayco Holding LLC will be combined with Class A, Class B and/or Class C Shares and other assets held by all other Goldman Sachs Wealth Management accounts or accounts of GS Ayco Holding LLC, respectively. In addition, under some circumstances, Class A, Class B and/or Class C Shares of the Funds and Class A, Class B and/or Class C Shares of any other Goldman Sachs Fund purchased by partners, directors, officers or employees of the same business organization, groups of individuals represented by and investing on the recommendation of the same accounting firm, certain affinity groups or other similar organizations may be combined for the purpose of determining whether a purchase will qualify for the Right of Accumulation and, if qualifying, the applicable sales charge level. To qualify for a reduced sales load, you or your Authorized Dealer must notify the Funds’ Transfer Agent at the time of investment that a quantity discount is applicable. Use of this option is subject to a check of appropriate records. The Additional Statement has more information about the Right of Accumulation.
■	Statement of Intention: You may obtain a reduced sales charge by means of a written Statement of Intention which expresses your non-binding commitment to invest (not counting reinvestments of dividends and distributions) in the aggregate $50,000 or more within a period of 13 months in Class A Shares of one or more of the Goldman Sachs Funds. Any investments you make during the period will receive the discounted sales load based on the full amount of your investment commitment. At your request, purchases made during the previous 90 days may be included; however, capital appreciation does not apply toward these combined purchases. If the investment commitment of the Statement of Intention is not met prior to the expiration of the 13-month period, the entire amount will be subject to the higher applicable sales charge. By signing the Statement of Intention, you authorize the Transfer Agent to escrow and redeem Class A Shares in your account to pay this additional charge. The Additional Statement has more information about the Statement of Intention, which you should read carefully.

COMMON QUESTIONS ABOUT THE PURCHASE OF CLASS B SHARES

What Is The Offering Price Of Class B Shares?
You may purchase Class B Shares of the Funds at the next determined NAV without an initial sales charge. However, Class B Shares redeemed within six years of purchase will be subject to a CDSC at the rates shown in the table below based on how long you held your shares.

SHAREHOLDER GUIDE

The CDSC schedule is as follows:

CDSC as a
Percentage of
Dollar Amount
Year Since Purchase	Subject to CDSC

First	5%
Second	4%
Third	3%
Fourth	3%
Fifth	2%
Sixth	1%
Seventh and thereafter	None

Proceeds from the CDSC are payable to the Distributor and may be used in whole or in part to defray the Distributor’s expenses related to providing distribution-related services to the Funds in connection with the sale of Class B Shares, including the payment of compensation to Authorized Dealers. A commission equal to 4% of the amount invested is paid to Authorized Dealers.

What Should I Know About The Automatic Conversion Of Class B Shares?
Class B Shares of a Fund will automatically convert into Class A Shares of the same Fund at the end of the calendar quarter that is eight years after the purchase date.

If you acquire Class B Shares of a Fund by exchange from Class B Shares of another Goldman Sachs Fund, your Class B Shares will convert into Class A Shares of such Fund based on the date of the initial purchase and the CDSC schedule of that purchase.

If you acquire Class B Shares through reinvestment of distributions, your Class B Shares will convert into Class A Shares based on the date of the initial purchase of the shares on which the distribution was paid.

The conversion of Class B Shares to Class A Shares will not occur at any time the Funds are advised that such conversions may constitute taxable events for federal tax purposes, which the Funds believe is unlikely. If conversions do not occur as a result of possible taxability, Class B Shares would continue to be subject to higher expenses than Class A Shares for an indeterminate period.

A COMMON QUESTION ABOUT THE PURCHASE OF CLASS C SHARES

What Is The Offering Price Of Class C Shares?
You may purchase Class C Shares of the Funds at the next determined NAV without paying an initial sales charge. However, if you redeem Class C Shares within 12 months of purchase, a CDSC of 1% will normally be deducted from the redemption proceeds. In connection with purchases by Employee Benefit Plans, where Class C Shares are redeemed within 12 months of purchase, a CDSC of 1% may be imposed upon the plan sponsor or third-party administrator.

Proceeds from the CDSC are payable to the Distributor and may be used in whole or in part to defray the Distributor’s expenses related to providing distribution-related services to the Funds in connection with the sale of Class C Shares, including the payment of compensation to Authorized Dealers. An amount equal to 1% of the amount invested is normally paid by the Distributor to Authorized Dealers.

COMMON QUESTIONS APPLICABLE TO THE PURCHASE OF CLASS A, B AND C SHARES

What Else Do I Need To Know About The CDSC On Class A, B Or C Shares?

■	The CDSC is based on the lesser of the NAV of the shares at the time of redemption or the original offering price (which is the original NAV).

■	No CDSC is charged on shares acquired from reinvested dividends or capital gains distributions.
■	No CDSC is charged on the per share appreciation of your account over the initial purchase price.
■	When counting the number of months since a purchase of Class B or Class C Shares was made, all payments made during a month will be combined and considered to have been made on the first day of that month.

■	To keep your CDSC as low as possible, each time you place a request to sell shares, the Funds will first sell any shares in your account that do not carry a CDSC and then the shares in your account that have been held the longest.

In What Situations May The CDSC On Class A, B Or C Shares Be Waived Or Reduced?
The CDSC on Class A, Class B and Class C Shares that are subject to a CDSC may be waived or reduced if the redemption relates to:

■	Retirement distributions or loans to participants or beneficiaries from Employee Benefit Plans;

SHAREHOLDER GUIDE

■	The death or disability (as defined in Section 72(m)(7) of the Internal Revenue Code of 1986, as amended (the “Code”)) of a participant or beneficiary in an Employee Benefit Plan;
■	Hardship withdrawals by a participant or beneficiary in an Employee Benefit Plan;
■	Satisfying the minimum distribution requirements of the Code;
■	Establishing “substantially equal periodic payments” as described under Section 72(t)(2) of the Code;
■	The separation from service by a participant or beneficiary in an Employee Benefit Plan;
■	The death or disability (as defined in Section 72(m)(7) of the Code) of a shareholder if the redemption is made within one year of the event;
■	Excess contributions distributed from an Employee Benefit Plan;
■	Distributions from a qualified Employee Benefit Plan invested in the Goldman Sachs Funds which are being rolled over to a Goldman Sachs IRA in the same share class; or
■	Redemption proceeds which are to be reinvested in accounts or non-registered products over which GSAM or its advisory affiliates have investment discretion.

In addition, Class A, B and C Shares subject to a systematic withdrawal plan may be redeemed without a CDSC. The Funds reserve the right to limit such redemptions, on an annual basis, to 12% each of the value of your Class B and C Shares and 10% of the value of your Class A Shares.

How Do I Decide Whether To Buy Class A, B Or C Shares?
The decision as to which Class to purchase depends on the amount you invest, the intended length of the investment and your personal situation.

■	Class A Shares. If you are making an investment of $50,000 or more that qualifies for a reduced sales charge, you should consider purchasing Class A Shares.
■	Class B Shares. If you plan to hold your investment for at least six years and would prefer not to pay an initial sales charge, you might consider purchasing Class B Shares. By not paying a front-end sales charge, your entire investment in Class B Shares is available to work for you from the time you make your initial investment. However, the distribution and service fee paid by Class B Shares will cause your Class B Shares (until conversion to Class A Shares) to have a higher expense ratio, and thus lower performance and lower dividend payments (to the extent dividends are paid) than Class A Shares. A maximum purchase limitation of $100,000 in the aggregate normally applies to Class B Shares. Once the current value of the Class B Shares in the aggregate across all Goldman Sachs Funds is $100,000, you will not be allowed to purchase any additional Class B Shares. Individual purchases exceeding $100,000 will be rejected and additional purchases which could cause your holdings in Class B Shares to exceed $100,000 will be rejected.
■	Class C Shares. If you are unsure of the length of your investment or plan to hold your investment for less than six years and would prefer not to pay an initial sales charge, you may prefer Class C Shares. By not paying a front-end sales charge, your entire investment in Class C Shares is available to work for you from the time you make your initial investment. However, the distribution and service fee paid by Class C Shares will cause your Class C Shares to have a higher expense ratio, and thus lower performance and lower dividend payments (to the extent dividends are paid) than Class A Shares (or Class B Shares after conversion to Class A Shares).

Although Class C Shares are subject to a CDSC for only 12 months, Class C Shares do not have the automatic eight-year conversion feature applicable to Class B Shares and your investment may pay higher distribution fees indefinitely.

A maximum purchase limitation of $1,000,000 in the aggregate normally applies to purchases of Class C Shares. Once the current value of the Class C Shares in the aggregate across all Goldman Sachs Funds is equal to $1,000,000, you will not be allowed to purchase any additional Class C Shares. Individual purchases exceeding $1,000,000 will be rejected and additional purchases which would cause your holdings in Class C Shares to exceed $1,000,000 will be rejected.

Note: Authorized Dealers may receive different compensation for selling Class A, Class B or Class C Shares.

In addition to Class A, Class B and Class C Shares, each Fund also offers other classes of shares to investors. These other share classes are subject to different fees and expenses (which affect performance), have different minimum investment requirements and are entitled to different services. Information regarding these other share classes may be obtained from your sales representative or from Goldman Sachs by calling the number on the back cover of this Prospectus.

HOW TO SELL SHARES

How Can I Sell Class A, Class B And Class C Shares Of The Funds?
You may arrange to take money out of your account by selling (redeeming) some or all of your shares. Generally, each Fund will redeem its shares upon request on any business day at the NAV next determined after receipt of such request in proper form, subject to any applicable CDSC. You may request that redemption proceeds be sent to you by check or by wire (if the wire instructions are on record). Redemptions may be requested in writing or by telephone.

SHAREHOLDER GUIDE

Instructions For Redemptions:

By Writing:	■ Write a letter of instruction that includes:
■ Your name(s) and signature(s)
■ Your account number
■ The Fund name and Class of Shares
■ The dollar amount you want to sell
■ How and where to send the proceeds
■ Obtain a Medallion signature guarantee (see details below)
■ Mail your request to: Goldman Sachs Funds P.O. Box 219711 Kansas City, MO 64121-9711
or for overnight delivery: Goldman Sachs Funds 330 West 9th Street Poindexter Bldg., 1st Floor Kansas City, MO 64105

By Telephone:	If you have not declined the telephone redemption privilege on your Account Application:
■ 1-800-526-7384 (8:00 a.m. to 4:00 p.m. New York time)
■ You may redeem up to $50,000 of your shares daily
■ Proceeds which are sent directly to a Goldman Sachs brokerage account or to the bank account designated on your Account Application are not subject to the $50,000 limit

Any redemption request that requires money to go to an account or address other than that designated on the Account Application must be in writing and signed by an authorized person designated on the Account Application with a Medallion signature guarantee. The written request may be confirmed by telephone with both the requesting party and the designated bank account to verify instructions.

When Do I Need A Medallion Signature Guarantee To Redeem Shares?
A Medallion signature guarantee is required if:

■	You are requesting in writing to redeem shares in an amount over $50,000;
■	You would like the redemption proceeds sent to an address that is not your address of record; or
■	You would like to change the bank designated on your Account Application.

A Medallion signature guarantee must be obtained from a bank, brokerage firm or other financial intermediary that is a member of an approved Medallion Guarantee Program or that is otherwise approved by the Trust. A notary public cannot provide a signature guarantee. Additional documentation may be required for executors, trustees or corporations or when deemed appropriate by the Transfer Agent.

What Do I Need To Know About Telephone Redemption Requests?
The Trust, the Distributor and the Transfer Agent will not be liable for any loss you may incur in the event that the Trust accepts unauthorized telephone redemption requests that the Trust reasonably believes to be genuine. The Trust may accept telephone redemption instructions from any person identifying himself or herself as the owner of an account or the owner’s registered representative where the owner has not declined in writing to use this service. Thus, you risk possible losses if a telephone redemption is not authorized by you.

In an effort to prevent unauthorized or fraudulent redemption and exchange requests by telephone, Goldman Sachs and BFDS each employ reasonable procedures specified by the Trust to confirm that such instructions are genuine. If reasonable procedures are not employed, the Trust may be liable for any loss due to unauthorized or fraudulent transactions. The following general policies are currently in effect:

■	All telephone requests are recorded.
■	Proceeds of telephone redemption requests will be sent only to your address of record or authorized bank account designated in the Account Application (unless you provide written instructions and a Medallion signature guarantee, indicating another address or account).
■	For the 30-day period following a change of address, telephone redemptions will only be filled by a wire transfer to the bank account designated in the Account Application (see immediately preceding bullet point). In order to receive the redemption by check during this time period, the redemption request must be a written, Medallion signature guaranteed letter.
■	The telephone redemption option does not apply to shares held in a “street name” account. “Street name” accounts are accounts maintained and serviced by your Authorized Dealer. If your account is held in “street name,” you should contact your registered representative of record, who may make telephone redemptions on your behalf.
■	The telephone redemption option may be modified or terminated at any time.

Note: It may be difficult to make telephone redemptions in times of drastic economic or market conditions.

SHAREHOLDER GUIDE

How Are Redemption Proceeds Paid?
By Wire: You may arrange for your redemption proceeds to be wired as federal funds to the domestic bank account designated in your Account Application. The following general policies govern wiring redemption proceeds:

■	Redemption proceeds will normally be wired on the next business day in federal funds, but may be paid up to three business days following receipt of a properly executed wire transfer redemption request.
■	Although redemption proceeds will normally be wired as described above, under certain circumstances, redemption requests or payments may be postponed or suspended as permitted pursuant to Section 22(e) of the Investment Company Act. Generally, under that section, redemption requests or payments may be postponed or suspended if (i) the New York Stock Exchange is closed for trading or trading is restricted; (ii) an emergency exists which makes the disposal of securities owned by a Fund or fair determination of the value of the Fund’s net assets not reasonably practicable; or (iii) the SEC by order permits the suspension of the right of redemption.
■	If you are selling shares you recently paid for by check, the Fund will pay you when your check has cleared, which may take up to 15 days. If the Federal Reserve Bank is closed on the day that the redemption proceeds would ordinarily be wired, wiring the redemption proceeds may be delayed one additional business day.
■	To change the bank designated on your Account Application, you must send written instructions (with your signature Medallion guaranteed) to the Transfer Agent.
■	Neither the Trust, Goldman Sachs nor any Authorized Dealer assumes any responsibility for the performance of your bank or any intermediaries in the transfer process. If a problem with such performance arises, you should deal directly with your bank or any such intermediaries.

By Check: You may elect to receive your redemption proceeds by check. Redemption proceeds paid by check will normally be mailed to the address of record within three business days of a properly executed redemption request. If you are selling shares you recently paid for by check, the Fund will pay you when your check has cleared, which may take up to 15 days.

What Else Do I Need To Know About Redemptions?
The following generally applies to redemption requests:

■	Additional documentation may be required when deemed appropriate by the Transfer Agent. A redemption request will not be in proper form until such additional documentation has been received.
■	Institutions (including banks, trust companies, brokers and investment advisers) are responsible for the timely transmittal of redemption requests by their customers to the Transfer Agent. In order to facilitate the timely transmittal of redemption requests, these institutions may set times by which they must receive redemption requests. These institutions may also require additional documentation from you.

The Trust reserves the right to:

■	Redeem your shares if your account balance falls below the required Fund minimum as a result of a redemption. The Funds will not redeem your shares on this basis if the value of your account falls below the minimum account balance solely as a result of market conditions. The Funds will give you 60 days’ prior written notice to allow you to purchase sufficient additional shares of the Fund in order to avoid such redemption.
■	Redeem your shares in the event your Authorized Dealer’s relationship with Goldman Sachs is terminated, and you do not transfer your account to another Authorized Dealer. The Trust will not be responsible for any loss in an investor’s account resulting from the redemption.
■	Subject to applicable law, redeem your shares in other circumstances determined by the Board of Trustees to be in the best interests of the Trust.
■	Pay redemptions by a distribution in-kind of securities (instead of cash). If you receive redemption proceeds in-kind, you should expect to incur transaction costs upon the disposition of those securities.
■	Reinvest any dividends or other distributions which you have elected to receive in cash should your check for such dividends or other distributions be returned to a Fund as undeliverable or remain uncashed for six months. This provision may not apply to certain retirement or qualified accounts. In addition, that distribution and all future distributions payable to you will be reinvested at the NAV on the day of reinvestment in additional shares of the same class of the Fund that pays the distributions. No interest will accrue on amounts represented by uncashed distribution or redemption checks.

Can I Reinvest Redemption Proceeds In The Same Or Another Goldman Sachs Fund?
You may redeem shares of a Fund and reinvest a portion or all of the redemption proceeds (plus any additional amounts needed to round off purchases to the nearest full share) at NAV. To be eligible for this privilege, you must have held the shares you want to redeem for at least 30 days and you must reinvest the share proceeds within 90 days after you redeem. You may reinvest as follows:

■	Class A or B Shares—Class A Shares of the same Fund or another Goldman Sachs Fund
■	Class C Shares—Class C Shares of the same Fund or another Goldman Sachs Fund

SHAREHOLDER GUIDE

■	You should obtain and read the applicable prospectuses before investing in any other Funds.
■	If you pay a CDSC upon redemption of Class A or Class C Shares and then reinvest in Class A or Class C Shares as described above, your account will be credited with the amount of the CDSC you paid. The reinvested shares will, however, continue to be subject to a CDSC. The holding period of the shares acquired through reinvestment will include the holding period of the redeemed shares for purposes of computing the CDSC payable upon a subsequent redemption. For Class B Shares, you may reinvest the redemption proceeds in Class A Shares at NAV but the amount of the CDSC paid upon redemption of the Class B Shares will not be credited to your account.
■	The reinvestment privilege may be exercised at any time in connection with transactions in which the proceeds are reinvested at NAV in a tax-sheltered Employee Benefit Plan. In other cases, the reinvestment privilege may be exercised once per year upon receipt of a written request.
■	You may be subject to tax as a result of a redemption. You should consult your tax adviser concerning the tax consequences of a redemption and reinvestment.

Can I Exchange My Investment From One Fund To Another?
You may exchange shares of a Fund at NAV without the imposition of an initial sales charge or CDSC at the time of exchange for shares of the same class or an equivalent class of another Goldman Sachs Fund. The exchange privilege may be materially modified or withdrawn at any time upon 60 days’ written notice to you.

Instructions For Exchanging Shares:

By Writing:	■ Write a letter of instruction that includes:
■ Name(s) and signature(s)
■ Account number
■ The Fund names and Class of Shares
■ The dollar amount you want to exchange
■ Mail the request to: Goldman Sachs Funds P.O. Box 219711 Kansas City, MO 64121-9711
or for overnight delivery - Goldman Sachs Funds 330 West 9th St. Poindexter Bldg., 1st Floor Kansas City, MO 64105

By Telephone:	If you have not declined the telephone exchange privilege on your Account Application:
■ 1-800-526-7384 (8:00 a.m. to 4:00 p.m. New York time)

You should keep in mind the following factors when making or considering an exchange:

■	You should obtain and carefully read the prospectus of the Goldman Sachs Fund you are acquiring before making an exchange.
■	Currently, there is no charge for exchanges, although the Funds may impose a charge in the future.
■	The exchanged shares may later be exchanged for shares of the same class (or an equivalent class) of the original Fund at the next determined NAV without the imposition of an initial sales charge or CDSC if the amount in the Fund resulting from such exchanges is less than the largest amount on which you have previously paid the applicable sales charge.
■	When you exchange shares subject to a CDSC, no CDSC will be charged at that time. The exchanged shares will be subject to the CDSC of the shares originally held. For purposes of determining the amount of the applicable CDSC, the length of time you have owned the shares will be measured from the date you acquired the original shares subject to a CDSC and will not be affected by a subsequent exchange.
■	Eligible investors may exchange certain classes of shares for another class of shares of the same Fund. For further information, call Goldman Sachs Funds at 1-800-526-7384 and see the Additional Statement.
■	All exchanges which represent an initial investment in a Fund must satisfy the minimum initial investment requirements of that Fund.
■	Exchanges into a money market fund need not meet the traditional minimum investment requirements for that fund if the entire balance of the original Fund account should be exchanged.
■	Exchanges are available only in states where exchanges may be legally made.
■	It may be difficult to make telephone exchanges in times of drastic economic or market conditions.
■	Goldman Sachs and BFDS may use reasonable procedures described under “What Do I Need to Know About Telephone Redemption Requests?” in an effort to prevent unauthorized or fraudulent telephone exchange requests.
■	Telephone exchanges normally will be made only to an identically registered account.
■	Exchanges into Goldman Sachs Funds that are closed to new investors may be restricted.
■	Exchanges into a Fund from another Goldman Sachs Fund may be subject to any redemption fee imposed by the other Goldman Sachs Fund.

For federal income tax purposes, an exchange from one Goldman Sachs Fund to another is treated as a redemption of the shares surrendered in the exchange, on which you may be subject to tax, followed by a purchase of shares received in the

SHAREHOLDER GUIDE

exchange. You should consult your tax adviser concerning the tax consequences of an exchange.

SHAREHOLDER SERVICES

Can I Arrange To Have Automatic Investments Made On A Regular Basis?
You may be able to make systematic cash investments through your bank via ACH transfer or your checking account via bank draft each month. The minimum dollar amount for this service is $250 for the initial investment and $50 per month for additional investments. Forms for this option are available from Goldman Sachs, and your Authorized Dealer, or you may check the appropriate box on the Account Application.

Can My Dividends And Distributions From A Fund Be Invested In Other Funds?
You may elect to cross-reinvest dividends and capital gain distributions paid by a Fund in shares of the same class or an equivalent class of other Goldman Sachs Funds.

■	Shares will be purchased at NAV.
■	No initial sales charge or CDSC will be imposed.
■	You may elect cross-reinvestment into an identically registered account or a similarly registered account provided that at least one name on the account is registered identically.

Can I Arrange To Have Automatic Exchanges Made On A Regular Basis?
You may elect to exchange automatically a specified dollar amount of shares of a Fund for shares of the same class or an equivalent class of other Goldman Sachs Funds.

■	Shares will be purchased at NAV.
■	No initial sales charge is imposed.
■	Shares subject to a CDSC acquired under this program may be subject to a CDSC at the time of redemption from the Fund into which the exchange is made depending upon the date and value of your original purchase.
■	Automatic exchanges are made monthly on the 15th day of each month or the first business day thereafter.
■	Minimum dollar amount: $50 per month.

What Else Should I Know About Cross-Reinvestments And Automatic Exchanges?
Cross-reinvestments and automatic exchanges are subject to the following conditions:

■	You must invest an amount in the Fund into which cross-reinvestments or automatic exchanges are being made that is equal to that Fund’s minimum initial investment.
■	You should obtain and read the prospectus of the Fund into which dividends are invested or automatic exchanges are made.

Can I Have Automatic Withdrawals Made On A Regular Basis?
You may draw on your account systematically via check or ACH transfer in any amount of $50 or more.

■	It is normally undesirable to maintain a systematic withdrawal plan at the same time that you are purchasing additional Class A, Class B or Class C Shares because of the sales charge imposed on your purchases of Class A Shares and/or the imposition of a CDSC on your redemptions of Class A, Class B or Class C Shares.
■	Checks are mailed the next business day after your selected systematic withdrawal date.
■	Each systematic withdrawal is a redemption and therefore may be a taxable transaction.
■	The CDSC applicable to Class A, Class B or Class C Shares redeemed under the systematic withdrawal plan may be waived.

What Types of Reports Will I Be Sent Regarding My Investment?
You will be provided with a printed confirmation of each transaction in your account and a quarterly account statement. A year-to-date statement for your account will be provided upon request made to Goldman Sachs. If your account is held in “street name” you may receive your statements and confirmations on a different schedule.

You will also receive an annual shareholder report containing audited financial statements and a semi-annual shareholder report. If you have consented to the delivery of a single copy of shareholder reports, prospectuses and other information to all shareholders who share the same mailing address with your account, you may revoke your consent at any time by contacting Goldman Sachs Funds by phone at 1-800-526-7384 or by mail at Goldman Sachs Funds, P.O. Box 219711 Kansas City, MO 64121. The Funds will begin sending individual copies to you within 30 days after receipt of your revocation.

The Funds do not generally provide sub-accounting services.

SHAREHOLDER GUIDE

What Should I Know When I Purchase Shares Through An Authorized Dealer?
Authorized Dealers and other financial intermediaries may provide varying arrangements for their clients to purchase and redeem Fund shares. In addition, Authorized Dealers and other financial intermediaries are responsible for providing to you any communication from a Fund to its shareholders, including but not limited to, prospectuses, prospectus supplements, proxy materials and notices regarding the source of dividend payments pursuant to Section 19 of the Investment Company Act. They may charge additional fees not described in this Prospectus to their customers for such services.

If shares of a Fund are held in a “street name” account with an Authorized Dealer, all recordkeeping, transaction processing and payments of distributions relating to your account will be performed by the Authorized Dealer, and not by the Fund and its Transfer Agent. Since the Funds will have no record of your transactions, you should contact the Authorized Dealer to purchase, redeem or exchange shares, to make changes in or give instructions concerning the account or to obtain information about your account. The transfer of shares in a “street name” account to an account with another dealer or to an account directly with the Fund involves special procedures and will require you to obtain historical purchase information about the shares in the account from the Authorized Dealer. If your Authorized Dealer’s relationship with Goldman Sachs is terminated and you do not transfer your account to another Authorized Dealer, the Trust reserves the right to redeem your shares. The trust will not be responsible for any loss in an investor’s account resulting from a redemption.

Authorized Dealers and other financial intermediaries may be authorized to accept, on behalf of the Trust, purchase, redemption and exchange orders placed by or on behalf of their customers, and if approved by the Trust, to designate other intermediaries to accept such orders. In these cases:

■	A Fund will be deemed to have received an order that is in proper form when the order is accepted by an Authorized Dealer or intermediary on a business day, and the order will be priced at the Fund’s NAV per share (adjusted for any applicable sales charge) next determined after such acceptance.
■	Authorized Dealers and intermediaries are responsible for transmitting accepted orders to the Funds within the time period agreed upon by them.

You should contact your Authorized Dealer or intermediary to learn whether it is authorized to accept orders for the Trust.

The Investment Adviser, Distributor and/or their affiliates may make payments to Authorized Dealers and other financial intermediaries (“Intermediaries”) from time to time to promote the sale, distribution and/or servicing of shares of the Funds and other Goldman Sachs Funds. These payments are made out of the Investment Adviser’s, Distributor’s and/or their affiliates’ own assets, and are not an additional charge to the Funds. The payments are in addition to the distribution and service fees and sales charges described in this Prospectus. Such payments are intended to compensate Intermediaries for, among other things: marketing shares of the Funds and other Goldman Sachs Funds, which may consist of payments relating to Funds included on preferred or recommended fund lists or in certain sales programs from time to time sponsored by the Intermediaries; access to the Intermediaries’ registered representatives or salespersons, including at conferences and other meetings; assistance in training and education of personnel; marketing support; and/or other specified services intended to assist in the distribution and marketing of the Funds and other Goldman Sachs Funds. The payments may also, to the extent permitted by applicable regulations, contribute to various non-cash and cash incentive arrangements to promote the sale of shares, as well as sponsor various educational programs, sales contests and/or promotions. The additional payments by the Investment Adviser, Distributor and/or their affiliates may also compensate Intermediaries for subaccounting, administrative and/or shareholder processing services that are in addition to the fees paid for these services by the Funds. The amount of these additional payments is normally not expected to exceed 0.50% (annualized) of the amount sold or invested through the Intermediaries. Please refer to the “Payments to Intermediaries” section of the Additional Statement for more information about these payments.

The payments made by the Investment Adviser, Distributor and/or their affiliates may be different for different Intermediaries. The presence of these payments and the basis on which an Intermediary compensates its registered representatives or salespersons may create an incentive for a particular Intermediary, registered representative or salesperson to highlight, feature or recommend Funds based, at least in part, on the level of compensation paid. You should contact your Authorized Dealer or other Intermediary for more information about the payments it receives and any potential conflicts of interest.

SHAREHOLDER GUIDE

DISTRIBUTION SERVICES AND FEES

What Are The Different Distribution And Service Fees Paid By Class A, B and C Shares?
The Trust has adopted distribution and service plans (each a “Plan”) under which Class A, Class B and Class C Shares bear distribution and service fees paid to Goldman Sachs and Authorized Dealers. If the fees received by Goldman Sachs pursuant to the Plans exceed its expenses, Goldman Sachs may realize a profit from these arrangements. Goldman Sachs generally pays the distribution and service fees on a quarterly basis.

Under the Plans, Goldman Sachs is entitled to a monthly fee from each Fund for distribution services equal, on an annual basis, to 0.25%, 0.75% and 0.75%, respectively, of a Fund’s average daily net assets attributed to Class A, Class B and Class C Shares. Because these fees are paid out of the Fund’s assets on an ongoing basis, over time, these fees will increase the cost of your investment and may cost you more than paying other types of such charges.

The distribution fees are subject to the requirements of Rule 12b-1 under the Investment Company Act, and may be used (among other things) for:

■	Compensation paid to and expenses incurred by Authorized Dealers, Goldman Sachs and their respective officers, employees and sales representatives;
■	Commissions paid to Authorized Dealers;
■	Allocable overhead;
■	Telephone and travel expenses;
■	Interest and other costs associated with the financing of such compensation and expenses;
■	Printing of prospectuses for prospective shareholders;
■	Preparation and distribution of sales literature or advertising of any type; and
■	All other expenses incurred in connection with activities primarily intended to result in the sale of Class A, Class B and Class C Shares.

In connection with the sale of Class C Shares, Goldman Sachs normally begins paying the 0.75% distribution fee as an ongoing commission to Authorized Dealers after the shares have been held for one year.

PERSONAL ACCOUNT MAINTENANCE SERVICES AND FEES

Under the Plans, Goldman Sachs is also entitled to receive a separate fee equal on an annual basis to 0.25% of each Fund’s average daily net assets attributed to Class B or Class C Shares. This fee is for personal and account maintenance services, and may be used to make payments to Goldman Sachs, Authorized

Dealers and their officers, sales representatives and employees for responding to inquiries of, and furnishing assistance to, shareholders regarding ownership of their shares or their accounts or similar services not otherwise provided on behalf of the Funds. If the fees received by Goldman Sachs pursuant to the Plans exceed its expenses, Goldman Sachs may realize a profit from this arrangement.

In connection with the sale of Class C Shares, Goldman Sachs normally begins paying the 0.25% ongoing service fee to Authorized Dealers after the shares have been held for one year.

RESTRICTIONS ON EXCESSIVE TRADING PRACTICES

Policies and Procedures on Excessive Trading Practices. In accordance with the policy adopted by the Board of Trustees, the Trust discourages frequent purchases and redemptions of Fund shares and does not permit market timing or other excessive trading practices. Purchases and exchanges should be made with a view to longer-term investment purposes only that are consistent with the investment policies and practices of the respective Funds. Excessive, short-term (market timing) trading practices may disrupt portfolio management strategies, increase brokerage and administrative costs, harm Fund performance and result in dilution in the value of Fund shares held by long-term shareholders. The Trust and Goldman Sachs reserve the right to reject or restrict purchase or exchange requests from any investor. The Trust and Goldman Sachs will not be liable for any loss resulting from rejected purchase or exchange orders. To minimize harm to the Trust and its shareholders (or Goldman Sachs), the Trust (or Goldman Sachs) will exercise this right if, in the Trust’s (or Goldman Sachs’) judgment, an investor has a history of excessive trading or if an investor’s trading, in the judgment of the Trust (or Goldman Sachs), has been or may be disruptive to a Fund. In making this judgment, trades executed in multiple accounts under common ownership or control may be considered together to the extent they can be identified. No waivers of the provisions of the policy established to detect and deter market timing and other excessive trading activity are permitted that would harm the Trust or its shareholders or would subordinate the interests of the Trust or its shareholders to those of Goldman Sachs or any affiliated person or associated person of Goldman Sachs.

To deter excessive shareholder trading, the International Equity Funds and certain Fixed Income Funds (which are offered in separate prospectuses) impose a redemption fee on redemptions made within 30 calendar days of purchase subject to certain exceptions. For more information about these Funds, obtain a prospectus

SHAREHOLDER GUIDE

from your Authorized Dealer or Goldman Sachs by calling the number on the back cover of this Prospectus.

Pursuant to the policy adopted by the Board of Trustees, Goldman Sachs has developed criteria that it uses to identify trading activity that may be excessive. Goldman Sachs reviews on a regular, periodic basis available information relating to the trading activity in the Funds in order to assess the likelihood that a Fund may be the target of excessive trading. As part of its excessive trading surveillance process, Goldman Sachs, on a periodic basis, examines transactions that exceed certain monetary thresholds or numerical limits within a period of time. Consistent with the standards described above, if, in its judgement, Goldman Sachs detects excessive, short term trading, Goldman Sachs is authorized to reject or restrict a purchase or exchange request and may further seek to close an investor’s account with a Fund. Goldman Sachs may modify its surveillance procedures and criteria from time to time without prior notice regarding the detection of excessive trading or to address specific circumstances. Goldman Sachs will apply the criteria in a manner that, in Goldman Sachs’ judgment, will be uniform.

Fund shares may be held through omnibus arrangements maintained by intermediaries such as broker-dealers, investment advisers, transfer agents, administrators and insurance companies. In addition, Fund shares may be held in omnibus 401(k) plans, retirement plans and other group accounts. Omnibus accounts include multiple investors and such accounts typically provide the Funds with a net purchase or redemption request on any given day where the purchases and redemptions of Fund shares by the investors are netted against one another. The identity of individual investors whose purchase and redemption orders are aggregated are not known by the Funds. A number of these financial intermediaries may not have the capability or may not be willing to apply the Funds’ market timing policies or any applicable redemption fee. While Goldman Sachs may monitor share turnover at the omnibus account level, a Fund’s ability to monitor and detect market timing by shareholders or apply any applicable redemption fee in these omnibus accounts is limited. The netting effect makes it more difficult to identify, locate and eliminate market timing activities. In addition, those investors who engage in market timing and other excessive trading activities may employ a variety of techniques to avoid detection. There can be no assurance that the Funds and Goldman Sachs will be able to identify all those who trade excessively or employ a market timing strategy, and curtail their trading in every instance.

Taxation

As with any investment, you should consider how your investment in the Portfolios will be taxed. The tax information below is provided as general information. More tax information is available in the Additional Statement. You should consult your tax adviser about the federal, state, local or foreign tax consequences of your investment in the Portfolios.

Unless your investment is through an IRA or other tax-advantaged account, you should consider the possible tax consequences of Portfolio distributions and the sale of your Portfolio shares.

DISTRIBUTIONS

Each Portfolio contemplates declaring as dividends each year all or substantially all of its taxable income. Distributions you receive from the Portfolios are generally subject to federal income tax, and may also be subject to state or local taxes. This is true whether you reinvest your distributions in additional Portfolio shares or receive them in cash. For federal tax purposes, the Portfolios’ distributions attributable to net investment income and short-term capital gains are taxable to you as ordinary income. Any long-term capital gains distributions are taxable to you as long-term capital gains, no matter how long you have owned your Portfolio shares.

Under current provisions of the Internal Revenue Code (“the Code”), the maximum long-term capital gain tax rate applicable to individuals, estates, and trusts is 15%. Portfolio distributions to noncorporate shareholders attributable to dividends received by the Portfolios directly or through the Underlying Funds from U.S. and certain foreign corporations will generally be taxed at the long-term capital gain rate of 15%, as long as certain other requirements are met. For these lower rates to apply, noncorporate shareholders must own their Portfolio shares for at least 61 days during the 121-day period beginning 60 days before the Portfolio’s ex-dividend date. The amount of a Portfolio’s distributions that would otherwise qualify for this favorable tax treatment may be reduced as a result of a high portfolio turnover rate.

A sunset provision provides that the 15% long-term capital gain rate will increase to 20% and the taxation of dividends at the long-term capital gain rate will end for taxable years beginning after December 31, 2008.

TAXATION

Although distributions are generally treated as taxable to you in the year they are paid, distributions declared in October, November or December but paid in January are taxable as if they were paid in December.

A percentage of the Portfolios’ dividends paid to corporate shareholders may be eligible for the corporate dividends-received deduction. This percentage may, however, be reduced by a high portfolio turnover rate. The character and tax status of all distributions will be available to shareholders after the close of each calendar year.

The REIT investments of the underlying Real Estate Securities Fund often do not provide complete tax information to the Fund until after the calendar year-end. Consequently, because of the delay, it may be necessary for the Portfolios to request permission to extend the deadline for issuance of Forms 1099-DIV beyond January 31.

Each Portfolio may be subject to foreign withholding or other foreign taxes on income or gain from certain foreign securities. In general, the Portfolios may deduct these taxes in computing their taxable income.

If you buy shares of a Portfolio before it makes a distribution, the distribution will be taxable to you even though it may actually be a return of a portion of your investment. This is known as “buying into a dividend.”

SALES AND EXCHANGES

Your sale of Portfolio shares is a taxable transaction for federal income tax purposes, and may also be subject to state and local taxes. For tax purposes, the exchange of your Portfolio shares for shares of a different Goldman Sachs Fund is the same as a sale. When you sell your shares, you will generally recognize a capital gain or loss in an amount equal to the difference between your adjusted tax basis in the shares and the amount received. Generally, this gain or loss will be long-term or short-term depending on whether your holding period for the shares exceeds twelve months, except that any loss realized on shares held for six months or less will be treated as a long-term capital loss to the extent of any long-term capital gain dividends that were received on the shares. Additionally, any loss realized on a sale, exchange or redemption of shares of a Portfolio may be disallowed under “wash sale” rules to the extent the shares disposed of are replaced with other shares of that Portfolio within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of, such as pursuant to a dividend reinvestment in shares of that Portfolio. If disallowed, the loss will be reflected in an adjustment to the basis of the shares acquired.

OTHER INFORMATION

When you open your account, you should provide your social security or tax identification number on your Account Application. By law, each Portfolio must withhold 28% of your taxable distributions and any redemption proceeds if you do not provide your correct taxpayer identification number, or certify that it is correct, or if the IRS instructs the Portfolio to do so.

Non-U.S. investors may be subject to U.S. withholding and estate tax. However, withholding is generally not required on properly designated distributions of short-term capital gains and qualified interest income paid to non-U.S. investors after November 1, 2005 and before October 31, 2008. Although this designation will be made for short-term capital gain distributions, the Portfolios do not anticipate making any qualified interest income designations. Therefore, all distributions of interest income will be subject to withholding when paid to non-U.S. investors.

Appendix A Additional Information on the Underlying Funds

This Appendix provides further information on certain types of investments and techniques that may be used by the Underlying Funds, including their associated risks. Additional information is provided in the Additional Statement, which is available upon request, and in the prospectuses of the Underlying Funds.

The Underlying Equity Funds invest primarily in common stocks and other equity investments, including preferred stocks, interests in real estate investment trusts, convertible debt obligations, convertible preferred stocks, equity interests in trusts, partnerships, joint ventures, limited liability companies and similar enterprises, warrants, stock purchase rights and synthetic and derivative instruments that have economic characteristics similar to equity securities (“equity investments”). The Underlying Fixed-Income Funds invest primarily in fixed-income securities, including senior and subordinated corporate debt obligations (such as bonds, debentures, notes and commercial paper), convertible and non-convertible corporate debt obligations, loan participations and preferred stock. The Underlying Fixed Income Funds can also make substantial investments in futures contracts, swaps and other derivatives.

The Short-Duration Government Fund invests principally in U.S. Government Securities, related repurchase agreements and certain derivative instruments, and does not invest foreign securities. The investments of the Financial Square Prime Obligations Fund are limited by SEC regulations applicable to money market funds as described in its prospectus, and do not include many of the types of investments discussed below that are permitted for the other Underlying Funds. With these exceptions, and the further exceptions noted below, the following description applies generally to the Underlying Funds.

A. General Risks of the Underlying Funds

The Underlying Equity Funds will be subject to the risks associated with common stocks and other equity investments. In general, the values of equity investments fluctuate in response to the activities of individual companies and in response to general market and economic conditions. Accordingly, the values of the equity investments that an Underlying Fund holds may decline over short or extended periods. The stock markets tend to be cyclical, with periods when stock prices generally rise and periods when prices generally decline. In recent years, stock markets have experienced substantial price volatility.

The Underlying Fixed-Income Funds will be subject to the risks associated with fixed-income securities. These risks include interest rate risk, credit risk and call/extension risk. In general, interest rate risk involves the risk that when interest rates decline, the market value of fixed-income securities tends to increase (although many mortgage-related securities will have less potential than other debt securities for capital appreciation during periods of declining rates). Conversely, when interest rates increase, the market value of fixed-income securities tends to decline. Credit risk involves the risk that an issuer or guarantor could default on its obligations, and an Underlying Fund will not recover its investment. Call risk and extension risk are normally present in adjustable rate mortgage loans (“ARMs”), mortgage-backed securities and asset-backed securities. For example, homeowners have the option to prepay their mortgages. Therefore, the duration of a security backed by home mortgages can either shorten (call risk) or lengthen (extension risk). In general, if interest rates on new mortgage loans fall sufficiently below the interest rates on existing outstanding mortgage loans, the rate of prepayment would be expected to increase. Conversely, if mortgage loan interest rates rise above the interest rates on existing outstanding mortgage loans, the rate of prepayment would be expected to decrease. In either case, a change in the prepayment rate can result in losses to investors. The same would be true of asset-backed securities, such as securities backed by car loans.

The Financial Square Prime Obligations Fund attempts to maintain a stable NAV of $1.00 per share and values its assets using the amortized cost method in accordance with SEC regulations. There is no assurance, however, that the Financial Square Prime Obligations Fund will be successful in maintaining its per share value at $1.00 on a continuous basis. The per share NAVs of the other Underlying Funds are expected to fluctuate on a daily basis.

The portfolio turnover rates of the Underlying Funds have ranged from 19% to 283% during their most recent fiscal years. A high rate of portfolio turnover (100% or more) involves correspondingly greater expenses which must be borne by an Underlying Fund and its shareholders, and is also likely to result in higher short-term capital gains taxable to shareholders. The portfolio turnover rate is calculated by dividing the lesser of the dollar amount of sales or purchases of portfolio securities by the average monthly value of an Underlying Fund’s portfolio securities, excluding securities having a maturity at the date of purchase of one year or less.

APPENDIX A

B. Other Risks of the Underlying Funds

Risks of Investing in Small Capitalization and Mid-Capitalization Companies. Certain Underlying Funds may, to the extent consistent with their investment policies, invest in small and mid-capitalization companies. Investments in small and mid-capitalization companies involve greater risk and portfolio price volatility than investments in larger capitalization stocks. Among the reasons for the greater price volatility of these investments are the less certain growth prospects of smaller firms and the lower degree of liquidity in the markets for such securities. Small and mid-capitalization companies may be thinly traded and may have to be sold at a discount from current market prices or in small lots over an extended period of time. In addition, these securities are subject to the risk that during certain periods the liquidity of particular issuers or industries, or all securities in particular investment categories, will shrink or disappear suddenly and without warning as a result of adverse economic or market conditions, or adverse investor perceptions, whether or not accurate. Because of the lack of sufficient market liquidity, an Underlying Fund may incur losses because it will be required to effect sales at a disadvantageous time and only then at a substantial drop in price. Small and mid-capitalization companies include “unseasoned” issuers that do not have an established financial history; often have limited product lines, markets or financial resources; may depend on or use a few key personnel for management; and may be susceptible to losses and risks of bankruptcy. Small and mid-capitalization companies may be operating at a loss or have significant variations in operating results; may be engaged in a rapidly changing business with products subject to a substantial risk of obsolescence; may require substantial additional capital to support their operations, to finance expansion or to maintain their competitive position; and may have substantial borrowings or may otherwise have a weak financial condition. In addition, these companies may face intense competition, including competition from companies with greater financial resources, more extensive development, manufacturing, marketing, and other capabilities, and a larger number of qualified managerial and technical personnel. Transaction costs for these investments are often higher than those for larger capitalization companies. Investments in small and mid-capitalization companies may be more difficult to price precisely than other types of securities because of their characteristics and lower trading volumes.

Risks of Foreign Investments. Certain of the Underlying Funds may make foreign investments. Foreign investments involve special risks that are not typically associated with U.S. dollar denominated or quoted securities of U.S. issuers. Foreign investments may be affected by changes in currency rates, changes in foreign or U.S. laws or restrictions applicable to such investments and changes in exchange control regulations (e.g., currency blockage). A decline in the exchange rate of the currency (i.e., weakening of the currency against the U.S. dollar) in which a portfolio security is quoted or denominated relative to the U.S. dollar would reduce the value of the portfolio security. In addition, if the currency in which an Underlying Fund receives dividends, interest or other payments declines in value against the U.S. dollar before such income is distributed as dividends to shareholders or converted to U.S. dollars, the Underlying Fund may have to sell portfolio securities to obtain sufficient cash to pay such dividends.

Brokerage commissions, custodial services and other costs relating to investment in international securities markets generally are more expensive than in the United States. In addition, clearance and settlement procedures may be different in foreign countries and, in certain markets, such procedures have been unable to keep pace with the volume of securities transactions, thus making it difficult to conduct such transactions.

Foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to U.S. issuers. There may be less publicly available information about a foreign issuer than about a U.S. issuer. In addition, there is generally less government regulation of foreign markets, companies and securities dealers than in the United States, and the legal remedies for investors may be more limited than the remedies available in the United States. Foreign securities markets may have substantially less volume than U.S. securities markets and securities of many foreign issuers are less liquid and more volatile than securities of comparable domestic issuers. Furthermore, with respect to certain foreign countries, there is a possibility of nationalization, expropriation or confiscatory taxation, imposition of withholding or other taxes on dividend or interest payments (or, in some cases, capital gains distributions), limitations on the removal of funds or other assets from such countries, and risks of political or social instability or diplomatic developments which could adversely affect investments in those countries.

Concentration of an Underlying Fund’s assets in one or a few countries and currencies will subject a Fund to greater risks than if an Underlying Fund’s assets were not geographically concentrated.

Investment in sovereign debt obligations by a certain Underlying Fund involves risks not present in debt obligations of corporate issuers. The issuer of the debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or pay interest when due in accordance with the terms of such debt, and an Underlying Fund may have limited recourse to compel payment in the event of a default. Periods of economic uncertainty may result in the volatility of market prices of sovereign debt, and in turn an Underlying Fund’s NAV, to a greater extent than the volatility inherent in debt obligations of U.S. issuers.

APPENDIX A

A sovereign debtor’s willingness or ability to repay principal and pay interest in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign currency reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the sovereign debtor’s policy toward international lenders, and the political constraints to which a sovereign debtor may be subject.

Investments in foreign securities may take the form of sponsored and unsponsored American Depositary Receipts (“ADRs”) and Global Depositary Receipts (“GDRs”). Certain Underlying Funds may also invest in European Depositary Receipts (“EDRs”) or other similar instruments representing securities of foreign issuers. ADRs, GDRs and EDRs represent the right to receive securities of foreign issuers deposited in a bank or other depository. ADRs and certain GDRs are traded in the United States. GDRs may be traded in either the United States or in foreign markets. EDRs are traded primarily outside the United States. Prices of ADRs are quoted in U.S. dollars. EDRs and GDRs are not necessarily quoted in the same currency as the underlying security.

Risks of Euro. On January 1, 1999, the European Economic and Monetary Union (EMU) introduced a new single currency called the euro. The euro has replaced the national currencies of the following member countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. In addition, ten new countries, Cyprus, the Czech Republic, Estonia, Hungary, Latvia, Lithuania, Malta, Poland, Slovakia and Slovenia became members of the EMU on May 1, 2004, but these countries will not adopt the euro as their new currency until they can show that their economies have converged with the economies of the euro zone.

The European Central Bank has control over each country’s monetary policies. Therefore, the member countries no longer control their own monetary policies by directing independent interest rates for their currencies. The national governments of the participating countries, however, have retained the authority to set tax and spending policies and public debt levels.

The change to the euro as a single currency is relatively new and untested. The elimination of currency risk among EMU countries has affected the economic environment and behavior of investors, particularly in European markets, but the long-term impact of those changes on currency values or on the business or financial condition of European countries and issuers cannot be fully assessed at this time. In addition, the introduction of the euro presents other unique uncertainties, including the fluctuation of the euro relative to non-euro currencies; whether the interest rate, tax and labor regimes of European countries participating in the euro will converge over time; and whether the conversion of the currencies of other countries that now are or may in the future become members of the European Union (“EU”) will have an impact on the euro. Also, it is possible that the euro could be abandoned in the future by countries that have already adopted its use. In May and June 2005, voters in France and the Netherlands rejected ratification of the EU Constitution causing some other countries to postpone moves toward ratification. These or other events, including political and economic developments, could cause market disruptions, and could adversely affect the value of securities held by the Underlying Funds. Because of the number of countries using this single currency, a significant portion of the assets held by certain Underlying Funds may be denominated in the euro.

Risks of Emerging Countries. Certain Underlying Funds may invest in securities of issuers located in emerging countries. The risks of foreign investment are heightened when the issuer is located in an emerging country. Emerging countries are generally located in the Asia and Pacific regions, Eastern Europe, Central and South America, and Africa. An Underlying Fund’s purchase and sale of portfolio securities in certain emerging countries may be constrained by limitations relating to daily changes in the prices of listed securities, periodic trading or settlement volume and/or limitations on aggregate holdings of foreign investors. Such limitations may be computed based on the aggregate trading volume by or holdings of an Underlying Fund, the investment adviser, its affiliates and their respective clients and other service providers. An Underlying Fund may not be able to sell securities in circumstances where price, trading or settlement volume limitations have been reached.

Foreign investment in the securities markets of certain emerging countries is restricted or controlled to varying degrees which may limit investment in such countries or increase the administrative costs of such investments. For example, certain Asian countries require governmental approval prior to investments by foreign persons or limit investment by foreign persons to only a specified percentage of an issuer’s outstanding securities or a specific class of securities which may have less advantageous terms (including price) than securities of the issuer available for purchase by nationals. In addition, certain countries may restrict or prohibit investment opportunities in issuers or industries deemed important to national interests. Such restrictions may affect the market price, liquidity and rights of securities that may be purchased by an Underlying Fund. The repatriation of both investment income and capital from certain emerging countries is subject to restrictions such as the need for governmental consents. In situations where a country restricts direct investment in securities (which may occur in certain Asian and other countries), an Underlying Fund may invest in such countries through other investment funds in such countries.

Many emerging countries have experienced currency devaluations and substantial (and, in some cases, extremely high) rates of inflation. Other emerging countries

APPENDIX A

have experienced economic recessions. These circumstances have had a negative effect on the economies and securities markets of such emerging countries. Economies in emerging countries generally are dependent heavily upon commodity prices and international trade and, accordingly, have been and may continue to be affected adversely by the economies of their trading partners, trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade.

Many emerging countries are subject to a substantial degree of economic, political and social instability. Governments of some emerging countries are authoritarian in nature or have been installed or removed as a result of military coups, while governments in other emerging countries have periodically used force to suppress civil dissent. Disparities of wealth, the pace and success of democratization, and ethnic, religious and racial disaffection, among other factors, have also led to social unrest, violence and/or labor unrest in some emerging countries. Unanticipated political or social developments may result in sudden and significant investment losses. Investing in emerging countries involves greater risk of loss due to expropriation, nationalization, confiscation of assets and property or the imposition of restrictions on foreign investments and on repatriation of capital invested. As an example, in the past some Eastern European governments have expropriated substantial amounts of private property, and many claims of the property owners have never been fully settled. There is no assurance that similar expropriations will not recur in Eastern European or other countries.

An Underlying Fund’s investment in emerging countries may also be subject to withholding or other taxes, which may be significant and may reduce the return from an investment in such countries to the Underlying Fund.

Settlement procedures in emerging countries are frequently less developed and reliable than those in the United States and may involve an Underlying Fund’s delivery of securities before receipt of payment for their sale. In addition, significant delays may occur in certain markets in registering the transfer of securities. Settlement or registration problems may make it more difficult for an Underlying Fund to value its portfolio securities and could cause the Underlying Fund to miss attractive investment opportunities, to have a portion of its assets uninvested or to incur losses due to the failure of a counterparty to pay for securities the Underlying Fund has delivered or the Underlying Fund’s inability to complete its contractual obligations because of theft or other reasons.

The creditworthiness of the local securities firms used by an Underlying Fund in emerging countries may not be as sound as the creditworthiness of firms used in more developed countries. As a result, the Underlying Fund may be subject to a greater risk of loss if a securities firm defaults in the performance of its responsibilities.

The small size and inexperience of the securities markets in certain emerging countries and the limited volume of trading in securities in those countries may make an Underlying Fund’s investments in such countries less liquid and more volatile than investments in countries with more developed securities markets (such as the United States, Japan and most Western European countries). An Underlying Fund’s investments in emerging countries are subject to the risk that the liquidity of a particular investment, or investments generally, in such countries will shrink or disappear suddenly and without warning as a result of adverse economic, market or political conditions, or adverse investor perceptions, whether or not accurate. Because of the lack of sufficient market liquidity, an Underlying Fund may incur losses because it will be required to effect sales at a disadvantageous time and then only at a substantial drop in price. Investments in emerging countries may be more difficult to price precisely because of the characteristics discussed above and lower trading volumes.

An Underlying Fund’s use of foreign currency management techniques in emerging countries may be limited. The Underlying Funds’ investment advisers anticipate that a significant portion of the Underlying Funds’ currency exposure in emerging countries may not be covered by these techniques.

Risks of Derivative Investments. An Underlying Fund’s transactions, if any, in options, futures, options on futures, swaps, options on swaps, interest rate caps, floors and collars, structured securities, inverse floating-rate securities, stripped mortgage-backed securities and foreign currency transactions involve additional risk of loss. Loss can result from a lack of correlation between changes in the value of derivative instruments and the portfolio assets (if any) being hedged, the potential illiquidity of the markets for derivative instruments, the failure of the counterparty to perform its contractual obligations, or the risks arising from margin requirements and related leverage factors associated with such transactions. The use of these management techniques also involves the risk of loss if the investment adviser is incorrect in its expectation of fluctuations in securities prices, interest rates, currency prices or credit events. Certain Underlying Funds may also invest in derivative investments for non-hedging purposes (that is, to seek to increase total return). Investing for non-hedging purposes is considered a speculative practice and presents even greater risk of loss.

Derivative Mortgage-Backed Securities (such as principal-only (“POs”), interest-only (“IOs”) or inverse floating rate securities) are particularly exposed to call and extension risks. Small changes in mortgage prepayments can significantly impact the cash flow and the market value of these securities. In general, the risk of faster

APPENDIX A

than anticipated prepayments adversely affects IOs, super floaters and premium priced mortgage-backed securities. The risk of slower than anticipated prepayments generally adversely affects POs, floating-rate securities subject to interest rate caps, support tranches and discount priced mortgage-backed securities. In addition, particular derivative securities may be leveraged such that their exposure (i.e., price sensitivity) to interest rate and/or prepayment risk is magnified.

Some floating-rate derivative debt securities can present more complex types of derivative and interest rate risks. For example, range floaters are subject to the risk that the coupon will be reduced below market rates if a designated interest rate floats outside of a specified interest rate band or collar. Dual index or yield curve floaters are subject to lower prices in the event of an unfavorable change in the spread between two designated interest rates.

Risks of Investments in Central and South America. A significant portion of the Emerging Markets Debt Fund’s portfolio may be invested in issuers located in Central and South American countries. The economies of Central and South American countries have experienced considerable difficulties in the past decade, including high inflation rates, high interest rates and currency devaluations. As a result, Central and South American securities markets have experienced great volatility. In addition, a number of Central and South American countries are among the largest emerging country debtors. There have been moratoria on, and reschedulings of, repayment with respect to these debts. Such events can restrict the flexibility of these debtor nations in the international markets and result in the imposition of onerous conditions on their economies. The political history of certain Central and South American countries has been characterized by political uncertainty, intervention by the military in civilian and economic spheres and political corruption. Such developments, if they were to recur, could reverse favorable trends toward market and economic reform, privatization and removal of trade barriers. Certain Central and South American countries have entered into regional trade agreements that would, among other things, reduce barriers between countries, increase competition among companies and reduce government subsidies in certain industries. No assurance can be given that these changes will result in the economic stability intended. There is a possibility that these trade arrangements will not be implemented, will be implemented but not completed or will be completed but then partially or completely unwound. Any of the foregoing risk factors could have an adverse impact on an Underlying Fund’s investments in Central and South America.

Risks of Illiquid Securities. The Underlying Funds may invest up to 15% (10% in the case of the Financial Square Prime Obligations Fund) of their net assets in illiquid securities which cannot be disposed of in seven days in the ordinary course of business at fair value. Illiquid securities include:

■	Both domestic and foreign securities that are not readily marketable
■	Certain municipal leases and participation interests
■	Certain stripped mortgage-backed securities
■	Repurchase agreements and time deposits with a notice or demand period of more than seven days
■	Certain over-the-counter options
■	Certain structured securities and all swap transactions
■	Certain restricted securities, unless it is determined, based upon a review of the trading markets for a specific restricted security, that such restricted security is liquid because it is so-called “4(2) commercial paper” or is otherwise eligible for resale pursuant to Rule 144A under the Securities Act of 1933 (“144A Securities”).

Investing in 144A Securities may decrease the liquidity of an Underlying Fund’s portfolio to the extent that qualified institutional buyers become for a time uninterested in purchasing these restricted securities. The purchase price and subsequent valuation of restricted and illiquid securities normally reflect a discount, which may be significant, from the market price of comparable securities for which a liquid market exists.

Credit/Default Risks. Debt securities purchased by the Underlying Funds may include securities (including zero coupon bonds) issued by the U.S. government (and its agencies, instrumentalities and sponsored enterprises), foreign governments, domestic and foreign corporations, banks and other issuers. Some of these fixed-income securities are described in the next section below. Further information is provided in the Additional Statement.

Debt securities rated BBB- or higher by Standard & Poor’s Ratings Group (“Standard & Poor’s”) or Baa3 or higher by Moody’s Investors Service, Inc. (“Moody’s”) or having a comparable rating by another NRSRO are considered “investment grade.” Securities rated BBB- or Baa3 are considered medium-grade obligations with speculative characteristics, and adverse economic conditions or changing circumstances may weaken their issuers’ capacity to pay interest and repay principal. A security will be deemed to have met a rating requirement if it receives the minimum required rating from at least one such rating organization even though it has been rated below the minimum rating by one or more other rating organizations, or if unrated by such rating organizations, the security is determined by the investment adviser to be of comparable credit quality. A security satisfies the Fund’s minimum rating requirement regardless of its relative ranking (for example, plus or minus) within a designated major rating category (for

APPENDIX A

example, BBB or Baa). If a security satisfies an Underlying Fund’s minimum rating requirement at the time of purchase and is subsequently downgraded below such rating, the Underlying Fund will not be required to dispose of the security. If a downgrade occurs, the Underlying Fund’s investment adviser will consider what action, including the sale of the security, is in the best interest of the Underlying Fund and its shareholders.

Certain Underlying Funds may invest in fixed-income securities rated BB or Ba or below (or comparable unrated securities) which are commonly referred to as “junk bonds.” Junk bonds are considered predominantly speculative and may be questionable as to principal and interest payments.

In some cases, junk bonds may be highly speculative, have poor prospects for reaching investment grade standing and be in default. As a result, investment in such bonds will present greater speculative risks than those associated with investment in investment grade bonds. Also, to the extent that the rating assigned to a security in an Underlying Fund’s portfolio is downgraded by a rating organization, the market price and liquidity of such security may be adversely affected.

Risks of Initial Public Offerings. Certain Underlying Funds may invest in IPOs. An IPO is a company’s first offering of stock to the public. IPO risk is the risk that the market value of IPO shares will fluctuate considerably due to factors such as the absence of a prior public market, unseasoned trading, the small number of shares available for trading and limited information about the issuer. The purchase of IPO shares may involve high transaction costs. IPO shares are subject to market risk and liquidity risk. When an Underlying Fund’s asset base is small, a significant portion of the Underlying Fund’s performance could be attributable to investments in IPOs, because such investments would have a magnified impact on the Underlying Fund. As the Underlying Fund’s assets grow, the effect of the Underlying Fund’s investments in IPOs on the Underlying Fund’s performance probably will decline, which could reduce the Underlying Fund’s performance. Because of the price volatility of IPO shares, an Underlying Fund may choose to hold IPO shares for a very short period of time. This may increase the turnover of the Underlying Fund’s portfolio and may lead to increased expenses to the Underlying Fund, such as commissions and transaction costs. By selling IPO shares, the Underlying Fund may realize taxable gains it will subsequently distribute to shareholders. In addition, the market for IPO shares can be speculative and/or inactive for extended periods of time. There is no assurance that an Underlying Fund will be able to obtain allocable portions of IPO shares. The limited number of shares available for trading in some IPOs may make it more difficult for an Underlying Fund to buy or sell significant amounts of shares without an unfavorable impact on prevailing prices. Investors in IPO shares can be affected by substantial dilution in the value of their shares, by sales of additional shares and by concentration of control in existing management and principal shareholders.

Non-Diversification and Concentration Risks. The Global Income Fund and Emerging Markets Debt Fund are each registered as a “non-diversified” fund under the Investment Company Act and are, therefore, more susceptible to adverse developments affecting any single issuer held in its portfolio, and may be more susceptible to greater losses because of these developments. In addition, these Funds, and certain other Underlying Funds, may invest more than 25% of their total assets in the securities of corporate and governmental issuers located in a particular foreign country or region. Concentration of the investments of these or other Underlying Funds in issuers located in a particular country or region will subject the Underlying Fund, to a greater extent than if investments were less concentrated, to losses arising from adverse developments affecting those issuers or countries.

Temporary Investment Risks. The Underlying Funds may invest a substantial portion, and in some cases all, of their total assets, in cash equivalents for temporary periods. When an Underlying Fund’s assets are invested in such instruments, the Underlying Fund may not be achieving its investment objective.

C. Investment Securities and Techniques

This section provides further information on certain types of securities and investment techniques that may be used by the Underlying Funds, including their associated risks.

An Underlying Fund may purchase other types of securities or instruments similar to those described in this section if otherwise consistent with the Underlying Fund’s investment objective and policies. Further information is provided in the Additional Statement, which is available upon request.

U.S. Government Securities. Each Underlying Fund may invest in U.S. Government Securities. U.S. Government Securities include U.S. Treasury obligations and obligations issued or guaranteed by U.S. government agencies, instrumentalities or sponsored enterprises. U.S. Government Securities may be supported by (i) the full faith and credit of the U.S. Treasury; (ii) the right of the issuer to borrow from the U.S. Treasury; (iii) the discretionary authority of the U.S. government to purchase certain obligations of the issuer; or (iv) only the credit of the issuer. U.S. Government Securities also include Treasury receipts, zero coupon bonds and other

APPENDIX A

stripped U.S. Government Securities, where the interest and principal components of stripped U.S. Government Securities are traded independently. U.S. Government Securities may also include Treasury inflation-protected securities which are fixed income securities whose principal value is periodically adjusted according to the rate of inflation.

Custodial Receipts and Trust Certificates. Each Underlying Fund may invest in custodial receipts and trust certificates representing interests in securities held by a custodian or trustee. The securities so held may include U.S. Government Securities, Municipal Securities or other types of securities in which an Underlying Fund may invest. The custodial receipts or trust certificates may evidence ownership of future interest payments, principal payments or both on the underlying securities, or, in some cases, the payment obligation of a third party that has entered into an interest rate swap or other arrangement with the custodian or trustee. For certain securities laws purposes, custodial receipts and trust certificates may not be considered obligations of the U.S. government or other issuer of the securities held by the custodian or trustee. If for tax purposes an Underlying Fund is not considered to be the owner of the underlying securities held in the custodial or trust account, the Underlying Fund may suffer adverse tax consequences. As a holder of custodial receipts and trust certificates, an Underlying Fund will bear its proportionate share of the fees and expenses charged to the custodial account or trust. Each Underlying Fund may also invest in separately issued interests in custodial receipts and trust certificates.

Mortgage-Backed Securities. The Underlying Funds (other than Structured Large Cap Growth, Structured Large Cap Value, Structured Small Cap Equity and Structured International Equity Funds (the “Structured Equity Funds”)) may invest in securities that represent direct or indirect participations in, or are collateralized by and payable from, mortgage loans secured by real property (“Mortgage-Backed Securities”). Mortgage-Backed Securities can be backed by either fixed rate mortgage loans or adjustable rate mortgage loans, and may be issued by either a governmental or non-governmental entity. Privately issued Mortgage-Backed Securities are normally structured with one or more types of “credit enhancement.” However, these Mortgage-Backed Securities typically do not have the same credit standing as U.S. government guaranteed Mortgage-Backed Securities.

Mortgage-Backed Securities may include multiple class securities, including collateralized mortgage obligations (“CMOs”), and Real Estate Mortgage Investment Conduit (“REMIC”) pass-through or participation certificates. A REMIC is a CMO that qualifies for special tax treatment and invests in certain mortgages principally secured by interests in real property and other permitted investments. CMOs provide an investor with a specified interest in the cash flow from a pool of underlying mortgages or of other Mortgage-Backed Securities. CMOs are issued in multiple classes each with a specified fixed or floating interest rate, and a final scheduled distribution rate. In many cases, payments of principal are applied to the CMO classes in the order of their respective stated maturities, so that no principal payments will be made on a CMO class until all other classes having an earlier stated maturity date are paid in full.

Sometimes, however, CMO classes are “parallel pay,” i.e., payments of principal are made to two or more classes concurrently. In some cases, CMOs may have the characteristics of a stripped mortgage-backed security whose price can be highly volatile. CMOs may exhibit more or less price volatility and interest rate risk than other types of Mortgage-Backed Securities, and under certain interest rate and payment scenarios, the Underlying Fund may fail to recoup fully its investment in certain of these securities regardless of their credit quality.

Mortgage-Backed Securities also include stripped Mortgage-Backed Securities (“SMBS”), which are derivative multiple class Mortgage-Backed Securities. SMBS are usually structured with two different classes: one that receives substantially all of the interest payments and the other that receives substantially all of the principal payments from a pool of mortgage loans. The market value of SMBS consisting entirely of principal payments generally is unusually volatile in response to changes in interest rates. The yields on SMBS that receive all or most of the interest from mortgage loans are generally higher than prevailing market yields on other Mortgage-Backed Securities because their cash flow patterns are more volatile and there is a greater risk that the initial investment will not be fully recouped.

Asset-Backed Securities. The Underlying Funds (other than the Structured Equity Funds) may invest in asset-backed securities. Asset-backed securities are securities whose principal and interest payments are collateralized by pools of assets such as auto loans, credit card receivables, leases, installment contracts and personal property. Asset-backed securities are often subject to more rapid repayment than their stated maturity date would indicate as a result of the pass-through of prepayments of principal on the underlying loans. During periods of declining interest rates, prepayment of loans underlying asset-backed securities can be expected to accelerate. Accordingly, an Underlying Fund’s ability to maintain positions in such securities will be affected by reductions in the principal amount of such securities resulting from prepayments, and its ability to reinvest the returns of principal at comparable yields is subject to generally prevailing interest rates at that time. Asset-backed securities present credit risks that are not presented by Mortgage-Backed Securities. This is because asset-backed securities generally do not have the benefit of a security interest in collateral that is comparable in quality to mortgage assets. If the issuer of an asset-backed security defaults on its payment

APPENDIX A

obligations, there is the possibility that, in some cases, the Underlying Fund will be unable to possess and sell the underlying collateral and that the Underlying Fund’s recoveries on repossessed collateral may not be available to support payments on the securities. In the event of a default, an Underlying Fund may suffer a loss if it cannot sell collateral quickly and receive the amount it is owed.

Municipal Securities. Certain Underlying Funds may invest in securities and instruments issued by state and local governmental issuers. Municipal securities in which an Underlying Fund may invest consist of bonds, notes, commercial paper and other instruments (including participation interests in such securities) issued by or on behalf of states, territories and possessions of the United States (including the District of Columbia) and their political subdivisions, agencies or instrumentalities. Municipal securities include both “general” and “revenue” bonds and may be issued to obtain funds for various public purposes. General obligations are secured by the issuer’s pledge of its full faith, credit and taxing power. Revenue obligations are payable only from the revenues derived from a particular facility or class of facilities. Such securities may pay fixed, variable or floating rates of interest. Municipal securities are often issued to obtain funds for various public purposes, including the construction of a wide range of public facilities such as bridges, highways, housing, hospitals, mass transportation, schools, streets and water and sewer works. Municipal securities in which the Underlying Funds may invest include private activity bonds, pre-refunded municipal securities and auction rate securities.

The obligations of the issuer to pay the principal of and interest on a municipal security are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Act, and laws, if any, that may be enacted by Congress or state legislatures extending the time for payment of principal or interest or imposing other constraints upon the enforcement of such obligations. There is also the possibility that, as a result of litigation or other conditions, the power or ability of the issuer to pay when due the principal of or interest on a municipal security may be materially affected.

In addition, municipal securities include municipal leases, certificates of participation and “moral obligation” bonds. A municipal lease is an obligation issued by a state or local government to acquire equipment or facilities. Certificates of participation represent interests in municipal leases or other instruments, such as installment purchase agreements. Moral obligation bonds are supported by a moral commitment, but not a legal obligation, of a state or local government. Municipal leases, certificates of participation and moral obligation bonds frequently involve special risks not normally associated with general obligation or revenue bonds. In particular, these instruments permit governmental issuers to acquire property and equipment without meeting constitutional and statutory requirements for the issuance of debt. If, however, the governmental issuer does not periodically appropriate money to enable it to meet its payment obligations under these instruments, it cannot be legally compelled to do so. If a default occurs, it is likely that an Underlying Fund would be unable to obtain another acceptable source of payment. Some municipal leases, certificates of participation and moral obligation bonds may be illiquid.

Municipal securities may also be in the form of a tender option bond, which is a municipal security (generally held pursuant to a custodial arrangement) having a relatively long maturity and bearing interest at a fixed rate substantially higher than prevailing short-term, tax-exempt rates. The bond is typically issued with the agreement of a third party, such as a bank, broker-dealer or other financial institution, which grants the security holders the option, at periodic intervals, to tender their securities to the institution. After payment of a fee to the financial institution that provides this option, the security holder effectively holds a demand obligation that bears interest at the prevailing short-term, tax-exempt rate. An institution may not be obligated to accept tendered bonds in the event of certain defaults or a significant downgrading in the credit rating assigned to the issuer of the bond. The tender option will be taken into account in determining the maturity of the tender option bonds and an Underlying Fund’s duration. There is risk that an Underlying Fund will not be considered the owner of a tender option bond for federal income tax purposes, and thus will not be entitled to treat such interest as exempt from federal income tax. Certain tender option bonds may be illiquid.

Municipal securities may be backed by letters of credit or other forms of credit enhancement issued by domestic or foreign banks or by other financial institutions. The credit quality of these banks and financial institutions could, therefore, cause a loss to an Underlying Fund that invests in municipal securities. Letters of credit and other obligations of foreign banks and financial institutions may involve risks in addition to those of domestic obligations because of less publicly available financial and other information, less securities regulation, potential imposition of foreign withholding and other taxes, war, expropriation or other adverse governmental actions. Foreign banks and their foreign branches are not regulated by U.S. banking authorities, and are generally not bound by the accounting, auditing and financial reporting standards applicable to U.S. banks.

Brady Bonds and Similar Instruments. Certain Underlying Funds may invest in debt obligations commonly referred to as “Brady Bonds.” Brady Bonds are created through the exchange of existing commercial bank loans to foreign borrowers for new obligations in connection with debt restructurings under a plan

APPENDIX A

introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady (the “Brady Plan”).

Brady Bonds involve various risk factors including the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds. There can be no assurance that Brady Bonds in which the Underlying Funds may invest will not be subject to restructuring arrangements or to requests for new credit, which may cause an Underlying Fund to suffer a loss of interest or principal on its holdings.

In addition, an Underlying Fund may invest in other interests issued by entities organized and operated for the purpose of restructuring the investment characteristics of instruments issued by emerging country issuers. These types of restructuring involve the deposit with or purchase by an entity of specific instruments and the issuance by that entity of one or more classes of securities backed by, or representing interests in, the underlying instruments. Certain issuers of such structured securities may be deemed to be “investment companies” as defined in the Investment Company Act. As a result, an Underlying Fund’s investment in such securities may be limited by certain investment restrictions contained in the Investment Company Act.

Corporate Debt Obligations; Bank Obligations; Trust Preferred Securities; Convertible Securities. Certain Underlying Funds may invest in corporate debt obligations, trust preferred securities and convertible securities. Corporate debt obligations include bonds, notes, debentures, commercial paper and other obligations of U.S. or foreign corporations to pay interest and repay principal. In addition, certain Underlying Funds may invest in obligations issued or guaranteed by U.S. or foreign banks. Bank obligations, including without limitation, time deposits, bankers’ acceptances and certificates of deposit, may be general obligations of the parent bank or may be limited to the issuing branch by the terms of the specific obligations or by governmental regulations. Banks are subject to extensive but different governmental regulations which may limit both the amount and types of loans which may be made and interest rates which may be charged. In addition, the profitability of the banking industry is largely dependent upon the availability and cost of funds for the purpose of financing lending operations under prevailing money market conditions. General economic conditions as well as exposure to credit losses arising from possible financial difficulties of borrowers play an important part in the operation of this industry. A trust preferred security is a long dated bond (for example, 30 years) with preferred features. The preferred features are that payment of interest can be deferred for a specified period without initiating a default event. The securities are generally senior in claim to standard preferred stock but junior to other bondholders. Certain Underlying Funds may also invest in other short-term obligations issued or guaranteed by U.S. corporations, non-U.S. corporations or other entities.

Convertible securities are preferred stock or debt obligations that are convertible into common stock. Convertible securities generally offer lower interest or dividend yields than nonconvertible securities of similar quality. Convertible securities in which an Underlying Fund invests are subject to the same rating criteria as its other investments in fixed-income securities. Convertible securities have both equity and fixed-income risk characteristics. Like all fixed-income securities, the value of convertible securities is susceptible to the risk of market losses attributable to changes in interest rates. Generally, the market value of convertible securities tends to decline as interest rates increase and, conversely, to increase as interest rates decline. However, when the market price of the common stock underlying a convertible security exceeds the conversion price of the convertible security, the convertible security tends to reflect the market price of the underlying common stock. As the market price of the underlying common stock declines, the convertible security, like a fixed-income security, tends to trade increasingly on a yield basis, and thus may not decline in price to the same extent as the underlying common stock.

Zero Coupon, Deferred Interest, Pay-In-Kind and Capital Appreciation Bonds. Certain Underlying Funds may invest in zero coupon, deferred interest, pay-in-kind and capital appreciation bonds. These bonds are issued at a discount from their face value because interest payments are typically postponed until maturity. Pay-in-kind securities are securities that have interest payable by the delivery of additional securities. The market prices of these securities generally are more volatile than the market prices of interest-bearing securities and are likely to respond to a greater degree to changes in interest rates than interest-bearing securities having similar maturities and credit quality.

Rating Criteria. Except as noted below, the Underlying Equity Funds (other than the Structured Equity Funds, which may only invest in debt instruments that are cash equivalents) may invest in debt securities rated at least investment grade at the time of investment. Investment grade debt securities are securities rated BBB- or higher by Standard & Poor’s or Baa3 or higher by Moody’s. The Emerging Markets Equity Fund may invest up to 20% of its net assets plus any borrowings for investment purposes (measured at time of purchase) and the Real Estate Securities Fund may invest up to 20% of its total assets not including securities lending collateral (measured at time of purchase) in debt securities which are rated in the lowest rating categories by Standard & Poor’s or Moody’s (i.e., BB or lower by Standard & Poor’s or Ba or lower by Moody’s), including securities rated D by Moody’s or Standard & Poor’s. Fixed-income securities rated BB or Ba or below

APPENDIX A

(or comparable unrated securities) are commonly referred to as “junk bonds,” are considered predominately speculative and may be questionable as to principal and interest payments as described above.

Structured Securities and Inverse Floaters. Certain Underlying Funds may invest in structured securities. Structured securities are securities whose value is determined by reference to changes in the value of specific currencies, interest rates, commodities, indices or other financial indicators (the “Reference”) or the relative change in two or more References. The interest rate or the principal amount payable upon maturity or redemption may be increased or decreased depending upon changes in the applicable Reference. Structured securities may be positively or negatively indexed, so that appreciation of the Reference may produce an increase or decrease in the interest rate or value of the security at maturity. In addition, changes in the interest rates or the value of the security at maturity may be a multiple of changes in the value of the Reference. Consequently, structured securities may present a greater degree of market risk than many types of securities, and may be more volatile, less liquid and more difficult to price accurately than less complex securities.

Structured securities include, but are not limited to, inverse floating rate debt securities (“inverse floaters”). The interest rate on inverse floaters resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floater may be considered to be leveraged to the extent that its interest rate varies by a magnitude that exceeds the magnitude of the change in the index rate of interest. The higher the degree of leverage of an inverse floater, the greater the volatility of its market value.

Floating and Variable Rate Obligations. Certain Underlying Funds may purchase floating and variable rate obligations. The value of these obligations is generally more stable than that of a fixed rate obligation in response to changes in interest rate levels. The issuers or financial intermediaries providing demand features may support their ability to purchase the obligations by obtaining credit with liquidity supports. These may include lines of credit, which are conditional commitments to lend, and letters of credit, which will ordinarily be irrevocable both of which may be issued by domestic banks or foreign banks. An Underlying Fund may purchase variable or floating rate obligations from the issuers or may purchase certificates of participation, a type of floating or variable rate obligation, which are interests in a pool of debt obligations held by a bank or other financial institution.

Foreign Currency Transactions. Certain Underlying Funds may, to the extent consistent with their investment policies, purchase or sell foreign currencies on a cash basis or through forward contracts. A forward contract involves an obligation to purchase or sell a specific currency at a future date at a price set at the time of the contract. Certain Underlying Funds may engage in foreign currency transactions for hedging purposes and to seek to protect against anticipated changes in future foreign currency exchange rates. In addition, certain Underlying Funds may enter into foreign currency transactions to seek a closer correlation between the Underlying Fund’s overall currency exposures and the currency exposures of the Underlying Fund’s performance benchmark. Certain Underlying Funds may also enter into such transactions to seek to increase total return, which is considered a speculative practice.

Certain Underlying Funds may also engage in cross-hedging by using forward contracts in a currency different from that in which the hedged security is denominated or quoted. An Underlying Fund may hold foreign currency received in connection with investments in foreign securities when, in the judgment of the investment adviser, it would be beneficial to convert such currency into U.S. dollars at a later date (e.g., the investment adviser may anticipate the foreign currency to appreciate against the U.S. dollar).

Currency exchange rates may fluctuate significantly over short periods of time, causing, along with other factors, an Underlying Fund’s NAV to fluctuate. Currency exchange rates also can be affected unpredictably by the intervention of U.S. or foreign governments or central banks, or the failure to intervene, or by currency controls or political developments in the United States or abroad.

The market in forward foreign currency exchange contracts, currency swaps and other privately negotiated currency instruments offers less protection against defaults by the other party to such instruments than is available for currency instruments traded on an exchange. Such contracts are subject to the risk that the counterparty to the contract will default on its obligations. Since these contracts are not guaranteed by an exchange or clearinghouse, a default on a contract would deprive an Underlying Fund of unrealized profits, transaction costs, or the benefits of a currency hedge, or could force the Underlying Fund to cover its purchase or sale commitments, if any, at the current market price.

Options on Securities, Securities Indices and Foreign Currencies. A put option gives the purchaser of the option the right to sell, and the writer (seller) of the option the obligation to buy, the underlying instrument during the option period. A call option gives the purchaser of the option the right to buy, and the writer (seller) of the option the obligation to sell, the underlying instrument during the option period. Each Underlying Fund may write (sell) covered call and put options and purchase put and call options on any securities in which the Underlying Fund may invest or on any securities index consisting of securities in which it may invest. Certain Underlying Funds may also, to the extent consistent with their investment policies, purchase and sell (write) put and call options on foreign currencies.

APPENDIX A

The writing and purchase of options is a highly specialized activity which involves special investment risks. Options may be used for either hedging or cross-hedging purposes, or to seek to increase total return (which is considered a speculative activity). The successful use of options depends in part on the ability of an investment adviser to manage future price fluctuations and the degree of correlation between the options and securities (or currency) markets. If an investment adviser is incorrect in its expectation of changes in market prices or determination of the correlation between the instruments or indices on which options are written and purchased and the instruments in an Underlying Fund’s investment portfolio, the Underlying Fund may incur losses that it would not otherwise incur. The use of options can also increase an Underlying Fund’s transaction costs. Options written or purchased by the Underlying Funds may be traded on either U.S. or foreign exchanges or over-the-counter. Foreign and over-the-counter options will present greater possibility of loss because of their greater illiquidity and credit risks.

Yield Curve Options. Certain Underlying Funds may enter into options on the yield “spread” or differential between two securities. Such transactions are referred to as “yield curve” options. In contrast to other types of options, a yield curve option is based on the difference between the yields of designated securities rather than the prices of the individual securities, and is settled through cash payments. Accordingly, a yield curve option is profitable to the holder if this differential widens (in the case of a call) or narrows (in the case of a put), regardless of whether the yields of the underlying securities increase or decrease.

The trading of yield curve options is subject to all of the risks associated with the trading of other types of options. In addition, however, such options present a risk of loss even if the yield on an underlying security remains constant, or if the spread moves in a direction or to an extent which was not anticipated.

Futures Contracts and Options on Futures Contracts. Futures contracts are standardized, exchange-traded contracts that provide for the sale or purchase of a specified financial instrument or currency at a future time at a specified price. An option on a futures contract gives the purchaser the right (and the writer of the option the obligation) to assume a position in a futures contract at a specified exercise price within a specified period of time. A futures contract may be based on particular securities, foreign currencies, securities indices and other financial instruments and indices. Certain Underlying Funds may engage in futures transactions on U.S. and (in the case of certain Underlying Funds) foreign exchanges.

Certain Underlying Funds may purchase and sell futures contracts, and purchase and write call and put options on futures contracts, in order to seek to increase total return or to hedge against changes in interest rates, securities prices or to the extent an Underlying Fund invests in foreign securities, currency exchange rates, or to otherwise manage its term structure, sector selection and duration in accordance with its investment objective and policies. An Underlying Fund may also enter into closing purchase and sale transactions with respect to such contracts and options. The Trust, on behalf of each Underlying Fund, has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act and, therefore, is not subject to registration or regulation as a pool operator under that Act with respect to the Underlying Funds.

Futures contracts and related options present the following risks:

■	While an Underlying Fund may benefit from the use of futures and options on futures, unanticipated changes in interest rates, securities prices or currency exchange rates may result in a poorer overall performance than if the Underlying Fund had not entered into any futures contracts or options transactions.
■	Because perfect correlation between a futures position and a portfolio position that is intended to be protected is impossible to achieve, the desired protection may not be obtained and an Underlying Fund may be exposed to additional risk of loss.
■	The loss incurred by an Underlying Fund in entering into futures contracts and in writing call options on futures is potentially unlimited and may exceed the amount of the premium received.
■	Futures markets are highly volatile and the use of futures may increase the volatility of an Underlying Fund’s NAV.
■	As a result of the low margin deposits normally required in futures trading, a relatively small price movement in a futures contract may result in substantial losses to an Underlying Fund.
■	Futures contracts and options on futures may be illiquid, and exchanges may limit fluctuations in futures contract prices during a single day.
■	Foreign exchanges may not provide the same protection as U.S. exchanges.

Preferred Stock, Warrants and Rights. Certain Underlying Funds may invest in preferred stock, warrants and rights. Preferred stocks are securities that represent an ownership interest providing the holder with claims on the issuer’s earnings and assets before common stock owners but after bond owners. Unlike debt securities, the obligations of an issuer of preferred stock, including dividend and other payment obligations, may not typically be accelerated by the holders of such preferred stock on the occurrence of an event of default or other non-compliance by the issuer of the preferred stock.

Warrants and other rights are options to buy a stated number of shares of common stock at a specified price at any time during the life of the warrant or right. The

APPENDIX A

holders of warrants and rights have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer.

Loan Participations. Certain Underlying Funds may invest in loan participations. A loan participation is an interest in a loan to a U.S. or foreign company or other borrower which is administered and sold by a financial intermediary. Loan participation interests may take the form of a direct or co-lending relationship with the corporate borrower, an assignment of an interest in the loan by a co-lender or another participant, or a participation in the seller’s share of the loan. When an Underlying Fund acts as co-lender in connection with a participation interest or when it acquires certain participation interests, the Underlying Fund will have direct recourse against the borrower if the borrower fails to pay scheduled principal and interest. In cases where the Underlying Fund lacks direct recourse, it will look to an agent for the lenders (the “agent lender”) to enforce appropriate credit remedies against the borrower. In these cases, the Underlying Fund may be subject to delays, expenses and risks that are greater than those that would have been involved if the Underlying Fund had purchased a direct obligation (such as commercial paper) of such borrower. Moreover, under the terms of the loan participation, the Underlying Fund may be regarded as a creditor of the agent lender (rather than of the underlying corporate borrower), so that the Underlying Fund may also be subject to the risk that the agent lender may become insolvent.

REITs. The Real Estate Securities Fund expects to invest a substantial portion of its total assets in REITs, which are pooled investment vehicles that invest primarily in either real estate or real estate related loans. In addition, other Underlying Equity Funds may invest in REITs from time to time. The value of a REIT is affected by changes in the value of the properties owned by the REIT or securing mortgage loans held by the REIT. REITs are dependent upon the ability of the REITs’ managers, and are subject to heavy cash flow dependency, default by borrowers and the qualification of the REITs under applicable regulatory requirements for favorable federal income tax treatment. REITs are also subject to risks generally associated with investments in real estate including possible declines in the value of real estate, general and local economic conditions, environmental problems and changes in interest rates. To the extent that assets underlying a REIT are concentrated geographically, by property type or in certain other respects, these risks may be heightened. Each Underlying Fund will indirectly bear its proportionate share of any expenses, including management fees, paid by a REIT in which it invests.

Other Investment Companies. Certain Underlying Funds may invest in securities of other investment companies (including exchange-traded funds such as SPDRs and iSharesSM, as defined below) subject to statutory limitations prescribed by the

Investment Company Act. These limitations include a prohibition on any Underlying Fund acquiring more than 3% of the voting shares of any other investment company, and a prohibition on investing more than 5% of an Underlying Fund’s total assets in securities of any one investment company or more than 10% of its total assets in securities of all investment companies. An Underlying Fund will indirectly bear its proportionate share of any management fees and other expenses paid by such other investment companies. Although the Underlying Funds do not expect to do so in the foreseeable future, each Underlying Fund is authorized to invest substantially all of its assets in a single open-end investment company or series thereof that has substantially the same investment objective, policies and fundamental restrictions as the Underlying Fund. Pursuant to an exemptive order obtained from the SEC, other investment companies in which an Underlying Fund may invest include money market funds for which the Investment Adviser or any of its affiliates serve as investment adviser, administrator or distributor.

Exchange-traded funds such as SPDRs and iSharesSM are shares of unaffiliated investment companies which are traded like traditional equity securities on a national securities exchange or the NASDAQ® National Market System.

■	Standard and Poor’s Depositary Receipts™. The Underlying Equity Funds may, consistent with their investment policies, purchase Standard & Poor’s Depositary Receipts™ (“SPDRs”). SPDRs are securities traded on an exchange that represent ownership in the SPDR Trust, a trust which has been established to accumulate and hold a portfolio of common stocks that is intended to track the price performance and dividend yield of the S&P 500®. SPDRs may be used for several reasons, including, but not limited to, facilitating the handling of cash flows or trading, or reducing transaction costs. The price movement of SPDRs may not perfectly parallel the price action of the S&P 500.
■	iSharesSM. iShares are shares of an investment company that invests substantially all of its assets in securities included in specified indices, including the MSCI indices for various countries and regions. iShares are listed on an exchange and were initially offered to the public in 1996. The market prices of iShares are expected to fluctuate in accordance with both changes in the NAVs of their underlying indices and supply and demand of iShares on an exchange. However, iShares have a limited operating history and information is lacking regarding the actual performance and trading liquidity of iShares for extended periods or over complete market cycles. In addition, there is no assurance that the requirements of the exchange necessary to maintain the listing of iShares will continue to be met or will remain unchanged. In the event substantial market or other disruptions affecting iShares occur in the future, the liquidity and value of an Underlying Equity Fund’s shares could also be substantially and

APPENDIX A

adversely affected. If such disruptions were to occur, an Underlying Equity Fund could be required to reconsider the use of iShares as part of its investment strategy.

Unseasoned Companies. Certain Underlying Funds may invest in companies which (together with their predecessors) have operated less than three years. The securities of such companies may have limited liquidity, which can result in their being priced higher or lower than might otherwise be the case. In addition, investments in unseasoned companies are more speculative and entail greater risk than do investments in companies with an established operating record.

Non-Investment Grade Fixed-Income Securities. Non-investment grade fixed-income securities and unrated securities of comparable credit quality (commonly known as “junk bonds”) are considered predominantly speculative by traditional investment standards. In some cases, these obligations may be highly speculative and have poor prospects for reaching investment grade standing. Non-investment grade fixed-income securities are subject to the increased risk of an issuer’s inability to meet principal and interest obligations. These securities, also referred to as high yield securities, may be subject to greater price volatility due to such factors as specific corporate developments, interest rate sensitivity, negative perceptions of the junk bond markets generally and less secondary market liquidity.

Non-investment grade fixed-income securities are generally unsecured and are often subordinated to the rights of other creditors of the issuers of such securities. Investment by an Underlying Fund in defaulted securities poses additional risk of loss should nonpayment of principal and interest continue in respect of such securities. Even if such securities are held to maturity, recovery by an Underlying Fund of its initial investment and any anticipated income or appreciation is uncertain.

Equity Swaps. Each Underlying Equity Fund may invest up to 15% of its net assets in equity swaps. Equity swaps allow the parties to a swap agreement to exchange dividend income or other components of return on an equity investment (for example, a group of equity securities or an index) for a component of return on another non-equity or equity investment.

An equity swap may be used by an Underlying Fund to invest in a market without owning or taking physical custody of securities in circumstances in which direct investment may be restricted for legal reasons or is otherwise deemed impractical or disadvantageous. Equity swaps are derivatives and their value can be very volatile. To the extent that an investment adviser does not accurately analyze and predict the potential relative fluctuation of the components swapped with another party, an Underlying Fund may suffer a loss, which may be substantial. The value of some components of an equity swap (such as the dividends on a common stock) may also be sensitive to changes in interest rates. Furthermore, an Underlying Fund may suffer a loss if the counterparty defaults. Because equity swaps are normally illiquid, an Underlying Fund may be unable to terminate its obligations when desired.

When-Issued Securities and Forward Commitments. Each Underlying Fund may purchase when-issued securities and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. When-issued securities are securities that have been authorized, but not yet issued. When-issued securities are purchased in order to secure what is considered to be an advantageous price or yield to the Underlying Fund at the time of entering into the transaction. A forward commitment involves the entering into a contract to purchase or sell securities for a fixed price at a future date beyond the customary settlement period.

The purchase of securities on a when-issued or forward commitment basis involves a risk of loss if the value of the security to be purchased declines before the settlement date. Conversely, the sale of securities on a forward commitment basis involves the risk that the value of the securities sold may increase before the settlement date. Although an Underlying Fund will generally purchase securities on a when-issued or forward commitment basis with the intention of acquiring the securities for its portfolio, an Underlying Fund may dispose of when-issued securities or forward commitments prior to settlement if its investment adviser deems it appropriate.

Repurchase Agreements. Repurchase agreements involve the purchase of securities subject to the seller’s agreement to repurchase them at a mutually agreed upon date and price. Certain Underlying Funds may enter into repurchase agreements with securities dealers and banks which furnish collateral at least equal in value or market price to the amount of their repurchase obligation. Some Underlying Funds may also enter into repurchase agreements involving certain foreign government securities.

If the other party or “seller” defaults, an Underlying Fund might suffer a loss to the extent that the proceeds from the sale of the underlying securities and other collateral held by the Underlying Fund are less than the repurchase price and the Underlying Fund’s costs associated with delay and enforcement of the repurchase agreement. In addition, in the event of bankruptcy of the seller, an Underlying Fund could suffer additional losses if a court determines that the Fund’s interest in the collateral is not enforceable.

APPENDIX A

Certain Underlying Funds, together with other registered investment companies having advisory agreements with the Investment Adviser or any of its affiliates, may transfer uninvested cash balances into a single joint account, the daily aggregate balance of which will be invested in one or more repurchase agreements.

Lending of Portfolio Securities. Each Underlying Fund may engage in securities lending. Securities lending involves the lending of securities owned by an Underlying Fund to financial institutions such as certain broker-dealers, including, as permitted by the SEC, Goldman Sachs. The borrowers are required to secure their loans continuously with cash, cash equivalents, U.S. Government Securities or letters of credit in an amount at least equal to the market value of the securities loaned. Cash collateral may be invested by an Underlying Fund in short-term investments, including unregistered investment pools managed by the Investment Adviser or its affiliates and from which the Investment Adviser or its affiliates may receive fees. To the extent that cash collateral is so invested, such collateral will be subject to market depreciation or appreciation, and an Underlying Fund will be responsible for any loss that might result from its investment of the borrowers’ collateral. If an investment adviser determines to make securities loans, the value of the securities loaned may not exceed 33 1/3% of the value of the total assets of an Underlying Fund (including the loan collateral). Loan collateral (including any investment of the collateral) is not subject to the percentage limitations described elsewhere in this Prospectus regarding investments in fixed-income securities and cash equivalents.

An Underlying Fund may lend its securities to increase its income. An Underlying Fund may, however, experience delay in the recovery of its securities or incur a loss if the institution with which it has engaged in a portfolio loan transaction breaches its agreement with the Underlying Fund or becomes insolvent.

Short Sales Against-the-Box. Certain Underlying Funds may make short sales against-the-box. A short sale against-the-box means that at all times when a short position is open the Underlying Fund will own an equal amount of securities sold short, or securities convertible into or exchangeable for, without the payment of any further consideration, an equal amount of the securities of the same issuer as the securities sold short.

Mortgage Dollar Rolls. Certain Underlying Funds may enter into “mortgage dollar rolls.” In mortgage dollar rolls, an Underlying Fund sells securities for delivery in the current month and simultaneously contracts with the same counterparty to repurchase substantially similar (same type, coupon and maturity) but not identical securities on a specified future date. During the roll period, the Underlying Fund loses the right to receive principal and interest paid on the securities sold. However, the Underlying Fund benefits to the extent of any difference between (i) the price received for the securities sold and (ii) the lower forward price for the future purchase and/or fee income plus the interest earned on the cash proceeds of the securities sold. Unless the benefits of a mortgage dollar roll exceed the income, capital appreciation and gain or loss due to mortgage prepayments that would have been realized on the securities sold as part of the roll, the use of this technique will diminish the Underlying Fund’s performance.

Successful use of mortgage dollar rolls depends upon an investment adviser’s ability to predict correctly interest rates and mortgage prepayments. If the investment adviser is incorrect in its prediction, an Underlying Fund may experience a loss. The Underlying Funds do not currently intend to enter into mortgage dollar rolls for financing and do not treat them as borrowings.

Borrowings and Reverse Repurchase Agreements. Each Underlying Fund can borrow money from banks and other financial institutions, and certain Underlying Funds may enter into reverse repurchase agreements in amounts not exceeding one-third of its total assets. An Underlying Fund may not make additional investments if borrowings exceed 5% of its total assets. Reverse repurchase agreements involve the sale of securities held by an Underlying Fund subject to the Underlying Fund’s agreement to repurchase them at a mutually agreed upon date and price (including interest). These transactions may be entered into as a temporary measure for emergency purposes or to meet redemption requests. Reverse repurchase agreements may also be entered into when the investment adviser expects that the interest income to be earned from the investment of the transaction proceeds will be greater than the related interest expense. Borrowings and reverse repurchase agreements involve leveraging. If the securities held by an Underlying Fund decline in value while these transactions are outstanding, the NAV of the Underlying Fund’s outstanding shares will decline in value by proportionately more than the decline in value of the securities. In addition, reverse repurchase agreements involve the risk that the investment return earned by an Underlying Fund (from the investment of the proceeds) will be less than the interest expense of the transaction, that the market value of the securities sold by an Underlying Fund will decline below the price the Underlying Fund is obligated to pay to repurchase the securities, and that the securities may not be returned to the Underlying Fund.

Interest Rate Swaps, Mortgage Swaps, Credit Swaps, Currency Swaps, Total Return Swaps, Options on Swaps and Interest Rate Caps, Floors and Collars. To the extent consistent with their investment policies, certain Underlying Funds may enter into interest rate swaps, mortgage swaps, credit swaps, currency swaps, total return swaps, options on swaps and interest rate caps, floors and collars. Interest rate swaps involve the exchange by an Underlying Fund with another party of their respective commitments to pay or receive interest, such as an exchange of fixed-rate payments for floating rate payments. Mortgage swaps are similar to interest

APPENDIX A

rate swaps in that they represent commitments to pay and receive interest. The notional principal amount, however, is tied to a reference pool or pools of mortgages. Credit swaps involve the receipt of floating or fixed rate payments in exchange for assuming potential credit losses on an underlying security. Credit swaps give one party to a transaction (the buyer of the credit swap) the right to dispose of or acquire an asset (or group of assets), or the right to receive a payment from the other party, upon the occurrence of specified credit events. Currency swaps involve the exchange of the parties’ respective rights to make or receive payments in specified currencies. Total return swaps give an Underlying Fund the right to receive the appreciation in the value of a specified security, index or other instrument in return for a fee paid to the counterparty, which will typically be an agreed upon interest rate. If the underlying asset in a total return swap declines in value over the term of the swap, the Underlying Fund may also be required to pay the dollar value of that decline to the counterparty. The Underlying Funds may also purchase and write (sell) options contracts on swaps, commonly referred to as swaptions. A swaption is an option to enter into a swap agreement. Like other types of options, the buyer of a swaption pays a non-refundable premium for the option and obtains the right, but not the obligation, to enter into an underlying swap on agreed-upon terms. The seller of a swaption, in exchange for the premium, becomes obligated (if the option is exercised) to enter into an underlying swap on agreed-upon terms. The purchase of an interest rate cap entitles the purchaser, to the extent that a specified index exceeds a predetermined interest rate, to receive payment of interest on a notional principal amount from the party selling such interest rate cap. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling the interest rate floor. An interest rate collar is the combination of a cap and a floor that preserves a certain return within a predetermined range of interest rates.

Certain Underlying Funds may enter into swap transactions for hedging purposes or to seek to increase total return. As an example, when an Underlying Fund is the buyer of a credit default swap (commonly known as buying protection), it may make periodic payments to the seller of the credit default swap to obtain protection against a credit default on a specified underlying asset (or group of assets). If a default occurs, the seller of the credit default swap may be required to pay the Underlying Fund the “notional value” of the credit default swap on a specified security (or group of securities). On the other hand, when an Underlying Fund is a seller of a credit default swap, in addition to the credit exposure the Underlying Fund has on the other assets held in its portfolio, the Underlying Fund is also subject to the credit exposure on the notional amount of the swap since, in the event of a credit default, the Underlying Fund may be required to pay the “notional value” of the credit default swap on a specified security (or group of securities) to the buyer of the credit default swap. An Underlying Fund will be the seller of a credit default swap only when the credit of the underlying asset is deemed by its investment adviser to meet the Underlying Fund’s minimum credit criteria at the time the swap is first entered into.

The use of interest rate, mortgage, credit, currency and total return swaps, options on swaps, and interest rate caps, floors and collars, is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If an investment adviser is incorrect in its forecasts of market values, interest rates and currency exchange rates or in the evaluation of the creditworthiness of swap counterparties and issuers of the underlying assets, the investment performance of an Underlying Fund would be less favorable than it would have been if these investment techniques were not used.

Appendix B Financial Highlights

The financial highlights tables are intended to help you understand a Portfolio’s financial performance for the past five years. Certain information reflects financial results for a single Portfolio share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in a Portfolio (assuming reinvestment of all dividends and distributions). The information for the years ended December 31, 2003, 2004 and 2005 has been audited by Ernst & Young LLP, whose report, along with the Portfolios’ financial statements, is included in the Portfolios’ annual report (available upon request). The information for the periods ended December 31, 2001 and 2002 was audited by the Portfolios’ former independent registered public accounting firm.

BALANCED STRATEGY PORTFOLIO

	Balanced Strategy Portfolio — Class A Shares

	Years Ended December 31,

	2005	2004	2003	2002	2001

Net asset value, beginning of year	$10.79	$10.00	$8.83	$9.43	$10.16

Income (loss) from investment operations

Net investment income[a]	0.28	0.25	0.23	0.25	0.30

Net realized and unrealized gain (loss)	0.32	0.77	1.18	(0.60)	(0.58)

Total from investment operations	0.60	1.02	1.41	(0.35)	(0.28)

Distributions to shareholders

From net investment income	(0.22)	(0.23)	(0.24)	(0.25)	(0.31)

In excess of net investment income	—	—	—	—	—

From net realized gains	(0.28)	—	—	—	(0.14)

Total distributions	(0.50)	(0.23)	(0.24)	(0.25)	(0.45)

Net asset value, end of year	$10.89	$10.79	$10.00	8.83	$9.43

Total return[b]	5.63%	10.28%	16.13%	(3.76)%	(2.62)%

Net assets at end of year (in 000s)	$108,661	$53,944	$33,379	$24,057	$31,539

Ratio of net expenses to average net assets[c]	0.59%	0.58%	0.60%	0.60%	0.59%

Ratio of net investment income to average net assets	2.50%	2.42%	2.52%	2.72%	3.09%

Ratios assuming no expense reductions

Ratio of total expenses to average net assets[c]	0.77%	0.99%	1.03%	1.10%	1.05%

Ratio of net investment income to average net assets	2.32%	2.01%	2.09%	2.22%	2.63%

Portfolio turnover rate	90%	52%	41%	40%	51%

See page 113 for all footnotes.

	Balanced Strategy Portfolio — Class B Shares

	Years Ended December 31,

	2005	2004	2003	2002	2001

Net asset value, beginning of year	$10.78	$10.00	$8.83	$9.43	$10.16

Income (loss) from investment operations

Net investment income[a]	0.17	0.16	0.16	0.18	0.23

Net realized and unrealized gain (loss)	0.36	0.77	1.18	(0.60)	(0.59)

Total from investment operations	0.53	0.93	1.34	(0.42)	(0.36)

Distributions to shareholders

From net investment income	(0.14)	(0.15)	(0.17)	(0.18)	(0.23)

In excess of net investment income	—	—	—	—	—

From net realized gains	(0.28)	—	—	—	(0.14)

Total distributions	(0.42)	(0.15)	(0.17)	(0.18)	(0.37)

Net asset value, end of year	$10.89	$10.78	$10.00	$8.83	$9.43

Total return[b]	4.93%	9.36%	15.26%	(4.48)%	(3.37)%

Net assets at end of year (in 000s)	$31,648	$28,265	$23,620	$21,543	$23,643

Ratio of net expenses to average net assets[c]	1.34%	1.33%	1.35%	1.35%	1.34%

Ratio of net investment income to average net assets	1.60%	1.61%	1.72%	1.98%	2.34%

Ratios assuming no expense reductions

Ratio of total expenses to average net assets[c]	1.53%	1.74%	1.78%	1.85%	1.80%

Ratio of net investment income to average net assets	1.41%	1.20%	1.29%	1.48%	1.88%

Portfolio turnover rate	90%	52%	41%	40%	51%

See page 113 for all footnotes.

APPENDIX B

	Balanced Strategy Portfolio — Class C Shares

	Years Ended December 31,

	2005	2004	2003	2002	2001

Net asset value, beginning of year	$10.80	$10.01	$8.84	$9.44	$10.17

Income (loss) from investment operations

Net investment income[a]	0.19	0.17	0.16	0.18	0.23

Net realized and unrealized gain (loss)	0.33	0.77	1.18	(0.60)	(0.59)

Total from investment operations	0.52	0.94	1.34	(0.42)	(0.36)

Distributions to shareholders

From net investment income	(0.14)	(0.15)	(0.17)	(0.18)	(0.23)

In excess of net investment income	—	—	—	—	—

From net realized gains	(0.28)	—	—	—	(0.14)

Total distributions	(0.42)	(0.15)	(0.17)	(0.18)	(0.37)

Net asset value, end of year	$10.90	$10.80	$10.01	$8.84	$9.44

Total return[b]	4.87%	9.48%	15.28%	(4.50)%	(3.38)%

Net assets at end of year (in 000s)	$42,448	$25,835	$17,540	$13,129	$16,354

Ratio of net expenses to average net assets[c]	1.34%	1.33%	1.35%	1.35%	1.34%

Ratio of net investment income to average net assets	1.69%	1.64%	1.76%	1.97%	2.34%

Ratios assuming no expense reductions

Ratio of total expenses to average net assets[c]	1.52%	1.74%	1.78%	1.85%	1.80%

Ratio of net investment income to average net assets	1.51%	1.23%	1.33%	1.47%	1.88%

Portfolio turnover rate	90%	52%	41%	40%	51%

See page 113 for all footnotes.

GROWTH AND INCOME STRATEGY PORTFOLIO

	Growth and Income Strategy Portfolio — Class A Shares

	Years Ended December 31,

	2005	2004	2003	2002	2001

Net asset value, beginning of year	$11.46	$10.17	$8.39	$9.38	$10.64

Income (loss) from investment operations

Net investment income[a]	0.33	0.22	0.21	0.19	0.21

Net realized and unrealized gain (loss)	0.69	1.28	1.83	(0.98)	(0.98)

Total from investment operations	1.02	1.50	2.04	(0.79)	(0.77)

Distributions to shareholders

From net investment income	(0.24)	(0.21)	(0.26)	(0.20)	(0.22)

In excess of net investment income	—	—	—	—	—

From net realized gains	(0.06)	—	—	—	(0.27)

Total distributions	(0.30)	(0.21)	(0.26)	(0.20)	(0.49)

Net asset value, end of year	$12.18	$11.46	$10.17	$8.39	$9.38

Total return[b]	8.99%	14.85%	24.55%	(8.44)%	(7.27)%

Net assets at end of year (in 000s)	$496,785	$203,730	$134,430	$105,812	$123,586

Ratio of net expenses to average net assets[c]	0.59%	0.57%	0.60%	0.60%	0.59%

Ratio of net investment income to average net assets	2.73%	2.05%	2.33%	2.15%	2.11%

Ratios assuming no expense reductions

Ratio of total expenses to average net assets[c]	0.71%	0.88%	0.89%	0.90%	0.85%

Ratio of net investment income to average net assets	2.61%	1.74%	2.04%	1.85%	1.85%

Portfolio turnover rate	53%	53%	38%	31%	42%

See page 113 for all footnotes.

APPENDIX B

	Growth and Income Strategy Portfolio — Class B Shares

	Years Ended December 31,

	2005	2004	2003	2002	2001

Net asset value, beginning of year	$11.45	$10.15	$8.38	$9.36	$10.62

Income (loss) from investment operations

Net investment income[a]	0.19	0.13	0.14	0.12	0.14

Net realized and unrealized gain (loss)	0.73	1.30	1.82	(0.96)	(0.99)

Total from investment operations	0.92	1.43	1.96	(0.84)	(0.85)

Distributions to shareholders

From net investment income	(0.15)	(0.13)	(0.19)	(0.14)	(0.14)

In excess of net investment income	—	—	—	—	—

From net realized gains	(0.06)	—	—	—	(0.27)

Total distributions	0.21	(0.13)	(0.19)	(0.14)	(0.41)

Net asset value, end of year	$12.16	$11.45	$10.15	$8.38	$9.36

Total return[b]	8.09%	14.11%	23.53%	(9.07)%	(8.01)%

Net assets at end of year (in 000s)	$93,433	$79,369	$73,619	$65,864	$89,089

Ratio of net expenses to average net assets[c]	1.34%	1.32%	1.35%	1.35%	1.34%

Ratio of net investment income to average net assets	1.61%	1.19%	1.54%	1.35%	1.36%

Ratios assuming no expense reductions

Ratio of total expenses to average net assets[c]	1.46%	1.63%	1.64%	1.65%	1.60%

Ratio of net investment income to average net assets	1.49%	0.88%	1.25%	1.05%	1.10%

Portfolio turnover rate	53%	53%	38%	31%	42%

See page 113 for all footnotes.

	Growth and Income Strategy Portfolio — Class C Shares

	Years Ended December 31,

	2005	2004	2003	2002	2001

Net asset value, beginning of year	$11.43	$10.14	$8.37	$9.36	$10.61

Income (loss) from investment operations

Net investment income[a]	0.21	0.13	0.14	0.12	0.14

Net realized and unrealized gain (loss)	0.72	1.29	1.82	(0.97)	(0.98)

Total from investment operations	0.93	1.42	1.96	(0.85)	(0.84)

Distributions to shareholders

From net investment income	(0.16)	(0.13)	(0.19)	(0.14)	(0.14)

In excess of net investment income	—	—	—	—	—

From net realized gains	(0.06)	—	—	—	(0.27)

Total distributions	0.22	(0.13)	(0.19)	(0.14)	(0.41)

Net asset value, end of year	$12.14	$11.43	$10.14	$8.37	$9.36

Total return[b]	8.15%	14.05%	23.60%	(9.16)%	(7.92)%

Net assets at end of year (in 000s)	$149,581	$84,937	$65,853	$50,722	$60,569

Ratio of net expenses to average net assets[c]	1.34%	1.32%	1.35%	1.35%	1.34%

Ratio of net investment income to average net assets	1.78%	1.25%	1.58%	1.40%	1.36%

Ratios assuming no expense reductions

Ratio of total expenses to average net assets[c]	1.46%	1.63%	1.64%	1.65%	1.60%

Ratio of net investment income to average net assets	1.66%	0.94%	1.29%	1.10%	1.10%

Portfolio turnover rate	53%	53%	38%	31%	42%

See page 113 for all footnotes.

APPENDIX B

GROWTH STRATEGY PORTFOLIO

	Growth Strategy Portfolio — Class A Shares

	Years Ended December 31,

	2005	2004	2003	2002	2001

Net asset value, beginning of year	$11.88	$10.22	$7.91	$9.30	$10.88

Income (loss) from investment operations

Net investment income[a]	0.20	0.12	0.11	0.11	0.11

Net realized and unrealized gain (loss)	1.06	1.67	2.34	(1.38)	(1.32)

Total from investment operations	1.26	1.79	2.45	(1.27)	(1.21)

Distributions to shareholders

From net investment income	(0.14)	(0.13)	(0.14)	(0.12)	(0.13)

In excess of net investment income	—	—	—	—	—

From net realized gains	—	—	—	—	(0.24)

Total distributions	(0.14)	(0.13)	(0.14)	(0.12)	(0.37)

Net asset value, end of year	$13.00	$11.88	$10.22	$7.91	$9.30

Total return[b]	10.60%	17.54%	30.96%	(13.64)%	(11.03)%

Net assets at end of year (in 000s)	$299,961	$129,419	$89,342	$72,060	$93,313

Ratio of net expenses to average net assets[c]	0.59%	0.58%	0.60%	0.60%	0.59%

Ratio of net investment income to average net assets	1.58%	1.16%	1.29%	1.25%	1.09%

Ratios assuming no expense reductions

Ratio of total expenses to average net assets[c]	0.72%	0.89%	0.92%	0.93%	0.88%

Ratio of net investment income to average net assets	1.45%	0.85%	0.97%	0.92%	0.80%

Portfolio turnover rate	48%	44%	46%	23%	40%

See page 113 for all footnotes.

	Growth Strategy Portfolio — Class B Shares

	Years Ended December 31,

	2005	2004	2003	2002	2001

Net asset value, beginning of year	$11.90	$10.23	$7.93	$9.29	$10.86

Income (loss) from investment operations

Net investment income[a]	0.07	0.04	0.05	0.04	0.03

Net realized and unrealized gain (loss)	1.09	1.67	2.32	(1.35)	(1.31)

Total from investment operations	1.16	1.71	2.37	(1.31)	(1.28)

Distributions to shareholders

From net investment income	(0.04)	(0.04)	(0.07)	(0.05)	(0.05)

In excess of net investment income	—	—	—	—	—

From net realized gains	—	—	—	—	(0.24)

Total distributions	(0.04)	(0.04)	(0.07)	(0.05)	(0.29)

Net asset value, end of year	$13.02	$11.90	$10.23	$7.93	$9.29

Total return[b]	9.76%	16.72%	29.87%	(14.13)%	(11.72)%

Net assets at end of year (in 000s)	$88,741	$71,753	$67,025	$56,279	$81,563

Ratio of net expenses to average net assets[c]	1.34%	1.33%	1.35%	1.35%	1.34%

Ratio of net investment income to average net assets	0.61%	0.33%	0.53%	0.47%	0.34%

Ratios assuming no expense reductions

Ratio of total expenses to average net assets[c]	1.48%	1.64%	1.67%	1.68%	1.63%

Ratio of net investment income to average net assets	0.47%	0.02%	0.21%	0.14%	0.05%

Portfolio turnover rate	48%	44%	46%	23%	40%

See page 113 for all footnotes.

APPENDIX B

	Growth Strategy Portfolio — Class C Shares

	Years Ended December 31,

	2005	2004	2003	2002	2001

Net asset value, beginning of year	$11.86	$10.21	$7.92	$9.30	$10.87

Income (loss) from investment operations

Net investment income[a]	0.09	0.04	0.05	0.04	0.03

Net realized and unrealized gain (loss)	1.06	1.67	2.31	(1.37)	(1.31)

Total from investment operations	1.15	1.71	2.36	(1.33)	(1.28)

Distributions to shareholders

From net investment income	(0.07)	(0.06)	(0.07)	(0.05)	(0.05)

From net realized gains	—	—	—	—	(0.24)

Total distributions	(0.07)	(0.06)	(0.07)	(0.05)	(0.29)

Net asset value, end of year	$12.94	$11.86	$10.21	$7.92	$9.30

Total return[b]	9.67%	16.77%	29.88%	(14.26)%	(11.69)%

Net assets at end of year (in 000s)	$173,355	$86,277	$55,151	$40,571	$53,001

Ratio of net expenses to average net assets[c]	1.34%	1.33%	1.35%	1.35%	1.34%

Ratio of net investment income to average net assets	0.77%	0.42%	0.57%	0.49%	0.34%

Ratios assuming no expense reductions

Ratio of total expenses to average net assets[c]	1.47%	1.64%	1.67%	1.68%	1.63%

Ratio of net investment income to average net assets	0.64%	0.11%	0.25%	0.16%	0.05%

Portfolio turnover rate	48%	44%	46%	23%	40%

See page 113 for all footnotes.

EQUITY GROWTH STRATEGY PORTFOLIO

	Equity Growth Strategy Portfolio — Class A Shares

	Years Ended December 31,

	2005	2004	2003	2002	2001

Net asset value, beginning of year	$12.30	$10.36	$7.72	$9.25	$10.71

Income (loss) from investment operations

Net investment income (loss)[a]	0.06	0.05	0.04	0.02	(0.01)

Net realized and unrealized gain (loss)	1.48	1.91	2.66	(1.55)	(1.45)

Total from investment operations	1.54	1.96	2.70	(1.53)	(1.46)

Distributions to shareholders

From net investment income	(0.02)	(0.02)	(0.06)	—	—

Net asset value, end of year	$13.82	$12.30	$10.36	$7.72	$9.25

Total return[b]	12.55%	18.91%	35.02%	(16.54)%	(13.63)%

Net assets at end of year (in 000s)	$111,758	$70,961	$52,088	$39,214	$48,639

Ratio of net expenses to average net assets[c]	0.59%	0.58%	0.60%	0.60%	0.59%

Ratio of net investment income (loss) to average net assets	0.50%	0.43%	0.50%	0.22%	(0.11)%

Ratios assuming no expense reductions

Ratio of total expenses to average net assets[c]	0.82%	0.99%	1.03%	1.06%	0.97%

Ratio of net investment income (loss) to average net assets	0.27%	0.02%	0.07%	(0.24)%	(0.49)%

Portfolio turnover rate	32%	36%	36%	27%	43%

See page 113 for all footnotes.

APPENDIX B

	Equity Growth Strategy Portfolio — Class B Shares

	Years Ended December 31,

	2005	2004	2003	2002	2001

Net asset value, beginning of year	$12.01	$10.18	$7.59	$9.17	$10.70

Income (loss) from investment operations

Net investment income (loss)[a]	(0.05)	(0.04)	(0.02)	(0.05)	(0.08)

Net realized and unrealized gain (loss)	1.46	1.87	2.61	(1.53)	(1.45)

Total from investment operations	1.41	1.83	2.59	(1.58)	(1.53)

Net asset value, end of year	$13.42	$12.01	$10.18	$7.59	$9.17

Total return[b]	11.74%	17.98%	34.12%	(17.23)%	(14.30)%

Net assets at end of year (in 000s)	$30,069	$27,582	$24,879	$21,105	$30,013

Ratio of net expenses to average net assets[c]	1.34%	1.33%	1.35%	1.35%	1.34%

Ratio of net investment loss to average net assets	(0.38)%	(0.38)%	(0.27)%	(0.58)%	(0.87)%

Ratios assuming no expense reductions

Ratio of total expenses to average net assets[c]	1.58%	1.74%	1.78%	1.81%	1.72%

Ratio of net investment loss to average net assets	(0.62)%	(0.79)%	(0.70)%	(1.04)%	(1.25)%

Portfolio turnover rate	32%	36%	36%	27%	43%

See page 113 for all footnotes.

	Equity Growth Strategy Portfolio — Class C Shares

	Years Ended December 31,

	2005	2004	2003	2002	2001

Net asset value, beginning of year	$11.99	$10.17	$7.59	$9.16	$10.69

Income (loss) from investment operations

Net investment income (loss)[a]	(0.04)	(0.03)	(0.02)	(0.05)	(0.08)

Net realized and unrealized gain (loss)	1.45	1.85	2.60	(1.52)	(1.45)

Total from investment operations	1.41	1.82	2.58	(1.57)	(1.53)

Distributions to shareholders

From net investment income	—	—	— [d]	—	—

Net asset value, end of year	$13.40	$11.99	$10.17	$7.59	$9.16

Total return[b]	11.76%	17.90%	34.05%	(17.14)%	(14.31)%

Net assets at end of year (in 000s)	$65,904	$44,582	$30,706	$20,740	$25,571

Ratio of net expenses to average net assets[c]	1.34%	1.33%	1.35%	1.35%	1.34%

Ratio of net investment loss to average net assets	(0.30)%	(0.31)%	(0.22)%	(0.54)%	(0.86)%

Ratios assuming no expense reductions

Ratio of total expenses to average net assets[c]	1.57%	1.74%	1.78%	1.81%	1.72%

Ratio of net investment loss to average net assets	(0.53)%	(0.72)%	(0.65)%	(1.00)%	(1.24)%

Portfolio turnover rate	32%	36%	36%	27%	43%

See page 113 for all footnotes.

APPENDIX B

Footnotes:

a	Calculated based on the average shares outstanding methodology.
b	Assumes investment at the net asset value at the beginning of the year, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the year and no sales or redemption charges. Total return would be reduced if sales or redemption charges were taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Portfolio distributions or the redemption of Portfolio shares.
c	Expense ratios exclude expenses of the Underlying Funds.
d	Amount is less than $0.005 per share.

[This page intentionally left blank]

[This page intentionally left blank]

[This page intentionally left blank]

Index

1	General Investment Management Approach

3	Portfolio Investment Objectives and Strategies
3 Goldman Sachs Balanced Strategy Portfolio
4 Goldman Sachs Growth and Income Strategy Portfolio
5 Goldman Sachs Growth Strategy Portfolio
6 Goldman Sachs Equity Growth Strategy Portfolio

7	Principal Investment Strategies

9	Principal Risks of the Portfolios

11	Description of the Underlying Funds

15	Principal Risks of the Underlying Funds

20	Portfolio Performance

26	Portfolio Fees and Expenses

33	Service Providers

40	Dividends

41	Shareholder Guide
41 How To Buy Shares
54 How To Sell Shares

68	Taxation

71	Appendix A Additional Information on the Underlying Funds

101	Appendix B Financial Highlights

Asset Allocation Portfolios Prospectus (Class A, B and C Shares)

FOR MORE INFORMATION

Annual/Semi-annual Report
Additional information about the Portfolios’ investments is available in the Portfolios’ annual and semi-annual reports to shareholders. In the Portfolios’ annual reports, you will find a discussion of the market conditions and investment strategies that significantly affected the Portfolios’ performance during the last fiscal year.

Statement Of Additional Information
Additional information about the Portfolios and their policies is also available in the Portfolios’ Additional Statement. The Additional Statement is incorporated by reference into this Prospectus (is legally considered part of this Prospectus).

The Portfolios’ annual and semi-annual reports, and the Additional Statement, are available free upon request by calling Goldman Sachs at 1-800-526-7384. You can also download the annual and semi-annual reports and the Additional Statement at the Funds’ website: http://www.gs.com/funds.

To obtain other information and for shareholder inquiries:

■ By telephone:	1-800-526-7384

■ By mail:	Goldman Sachs Funds 71 S. Wacker Drive Suite 500 Chicago, IL 60606

■ On the Internet:	SEC EDGAR database – http://www.sec.gov Goldman Sachs – http://www.gs.com/funds

You may review and obtain copies of Portfolio documents (including the Additional Statement) by visiting the SEC’s public reference room in Washington, D.C. You may also obtain copies of Portfolio documents, after paying a duplicating fee, by writing to the SEC’s Public Reference Section, Washington, D.C. 20549-0102 or by electronic request to: publicinfo@sec.gov. Information on the operation of the public reference room may be obtained by calling the SEC at (202) 942-8090.

The Portfolios’ investment company registration number is 811-5349.

GSAM® is a registered service mark of Goldman, Sachs & Co.

AAPRO